                                                                     EXHIBIT 4.1

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                          PETERSBURG LONG DISTANCE INC.

                                    as Issuer


                                       and

                          NWE CAPITAL (CYPRUS) LIMITED

                            PLD ASSET LEASING LIMITED

                               PLD CAPITAL LIMITED

                          BALTIC COMMUNICATIONS LIMITED

                    WIRELESS TECHNOLOGY CORPORATIONS LIMITED

                                  as Guarantors


                                  $123,000,000

                       14% SENIOR DISCOUNT NOTES DUE 2004



                                    INDENTURE

                            Dated as of May 31, 1996


                              THE BANK OF NEW YORK,

                                     Trustee

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                              CROSS REFERENCE TABLE

         Reconciliation and tie between the Trust Indenture Act of 1939, as amended, and the Indenture, dated as of May 31, 1996

  TRUST
INDENTURE
   ACT                                                           INDENTURE
 SECTION                                                          SECTION

Section 310 (a)(1)    .......................................     7.10
            (a)(2)    .......................................     7.10
            (a)(3)    .......................................     N.A.
            (a)(4)    .......................................     N.A.
            (a)(5)    .......................................     7.10
            (b)       .......................................     7.8; 7.10
            (c)       .......................................     N.A.
Section 311 (a)       .......................................     7.11
            (b)       .......................................     7.11
            (c)       .......................................     N.A.
Section 312 (a)       .......................................     7.6(a); 7.6(b)
            (b)       .......................................     7.6(c)
            (c)       .......................................     7.6(d)
Section 313 (a)       .......................................     7.6(e)
            (b)       .......................................     N.A.
            (c)       .......................................     7.6(e); 7.6(f)
            (d)       .......................................     7.6
Section 314 (a)       .......................................     4.20; 4.21
            (b)       .......................................     11.2
            (c)(1)    .......................................     11.4
            (c)(2)    .......................................     11.4
            (c)(3)    .......................................     N.A.
            (d)       .......................................     11.4
            (e)       .......................................     11.5
            (f)       .......................................     N.A
Section 315 (a)       .......................................     7.1(b)
            (b)       .......................................     7.5(a)
            (c)       .......................................     7.1(a)
            (d)       .......................................     7.1(c)
            (e)       .......................................     6.10
Section 316 (a)       .......................................     2.8
            (a)(1)(A) .......................................     6.5
            (a)(1)(B) .......................................     6.4
            (a)(2)    .......................................     N.A.


                                        i
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            (b)       .......................................     6.7
            (c)       .......................................     9.5
Section 317 (a)(1)    .......................................     N.A.
            (a)(2)    .......................................     6.8
            (b)       .......................................     2.4
Section 318 (a)       .......................................     11.1
            (b)       .......................................     N.A
            (c)       .......................................     11.1

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I
  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
    SECTION 1.1  Definitions.................................................  1
    SECTION 1.2  Incorporation by Reference of Trust Indenture Act........... 26
    SECTION 1.3  Rules of Construction....................................... 26
    SECTION 1.4  Form of Documents Delivered to Trustee...................... 27
    SECTION 1.5  Acts of Holders; Record Dates............................... 28

ARTICLE II
  THE NOTES
    SECTION 2.1  Form and Dating............................................. 30
    SECTION 2.2  Execution and Authentication................................ 33
    SECTION 2.3  Registrar and Paying Agent.................................. 34
    SECTION 2.4  Paying Agent to Hold Money in Trust......................... 35
    SECTION 2.5  Global Notes................................................ 35
    SECTION 2.6  Transfer and Exchange....................................... 36
    SECTION 2.7  Replacement Notes........................................... 39
    SECTION 2.8  Outstanding Notes........................................... 40
    SECTION 2.9  Temporary Notes............................................. 41
    SECTION 2.10  Cancellation............................................... 41
    SECTION 2.11  Payment of Interest; Interest Rights Preserved............. 41
    SECTION 2.12  Authorized Denominations................................... 42
    SECTION 2.13  Computation of Interest, etc............................... 42
    SECTION 2.14  Persons Deemed Owners...................................... 43
    SECTION 2.15  CUSIP Numbers.............................................. 44

ARTICLE III
  REDEMPTION
    SECTION 3.1  Notice to Trustee........................................... 44
    SECTION 3.2  Selection of Notes to be Redeemed........................... 44
    SECTION 3.3  Notice of Redemption........................................ 45
    SECTION 3.4  Effect of Notice of Redemption.............................. 46
    SECTION 3.5  Deposit of Redemption Price................................. 46
    SECTION 3.6  Notes Redeemed in Part...................................... 46
    SECTION 3.7  Optional Redemption......................................... 47
    SECTION 3.8  Mandatory Redemption........................................ 48

                                                                            PAGE

ARTICLE IV
  COVENANTS
    SECTION 4.1  Payment of Notes............................................ 48
    SECTION 4.2  Maintenance of Office or Agency............................. 48
    SECTION 4.3  Money for the Note Payments to be Held in Trust............. 49
    SECTION 4.4  Corporate Existence......................................... 49
    SECTION 4.5  Maintenance of Property..................................... 50
    SECTION 4.6  Payment of Taxes and Other Claims........................... 50
    SECTION 4.7  Repurchase at the Option of Holders
                    upon a Change of Control................................. 50
    SECTION 4.8  Limitation on Asset Sales................................... 52
    SECTION 4.9  Limitation on Indebtedness.................................. 59
    SECTION 4.10  Limitation on Issuances of Guarantees by
                    Restricted Subsidiaries.................................. 61
    SECTION 4.11  Limitation on Liens........................................ 61
    SECTION 4.12  Limitation on Sale and Leaseback Transactions.............. 61
    SECTION 4.13  Restricted Payments........................................ 62
    SECTION 4.14  Limitation on Dividends and
                    Other Payment Restrictions Affecting
                    Restricted Subsidiaries.................................. 64
    SECTION 4.15  Limitation on Issuance and Sale of
                    Preferred Stock of Restricted
                    Subsidiaries............................................. 65
    SECTION 4.16  Transactions with Affiliates............................... 65
    SECTION 4.17  Restricted and Unrestricted Subsidiaries................... 67
    SECTION 4.18  Limitations on Line of Business............................ 67
    SECTION 4.19  Limitation on Sales of
                    Telecommunications Asset Leases or
                    Qualified Investments.................................... 67
    SECTION 4.20  Reports.................................................... 68
    SECTION 4.21  Compliance Certificate; Notice of Default
                    or Event of Default...................................... 68
    SECTION 4.22  Payment of Additional Amounts.............................. 69
    SECTION 4.23  Leasing Companies and NWE Cyprus........................... 71
    SECTION 4.24  Technocom.................................................. 71
    SECTION 4.25  Collateral Agents.......................................... 71
    SECTION 4.26  WTC........................................................ 71

ARTICLE V
  CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER
    SECTION 5.1  Merger, Consolidation, Sale of Assets, Etc.................. 71
    SECTION 5.2  Successor Corporation Substituted........................... 73


                                       ii
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                                                                            PAGE

ARTICLE VI
  DEFAULTS AND REMEDIES
    SECTION 6.1  Events of Default........................................... 74
    SECTION 6.2  Acceleration................................................ 76
    SECTION 6.3  Other Remedies.............................................. 78
    SECTION 6.4  Waiver of Past Defaults..................................... 78
    SECTION 6.5  Control by Majority......................................... 79
    SECTION 6.6  Limitation on Suits......................................... 79
    SECTION 6.7  Rights of Holders to Receive Payment........................ 80
    SECTION 6.8  Trustee May File Proofs of Claim............................ 80
    SECTION 6.9  Priorities.................................................. 81
    SECTION 6.10  Undertaking for Costs...................................... 82
    SECTION 6.11  Waiver of Stay or Extension Laws........................... 82
    SECTION 6.12  Trustee May Enforce Claims
                    Without Possession of the Notes.......................... 82
    SECTION 6.13  Restoration of Rights and Remedies......................... 82
    SECTION 6.14  Rights and Remedies Cumulative............................. 82
    SECTION 6.15  Delay or Omission Not Waiver............................... 83

ARTICLE VII
  TRUSTEE
    SECTION 7.1  Duties of Trustee........................................... 83
    SECTION 7.2  Rights of Trustee........................................... 84
    SECTION 7.3  Concerning the Trustee, Collateral
                   Agents, and Collateral Held by
                   Collateral Agents......................................... 85
    SECTION 7.4  Trustee's Disclaimer........................................ 87
    SECTION 7.5  Notice of Defaults.......................................... 87
    SECTION 7.6  Preservation of Information;
                   Reports by Trustee to Holders............................. 87
    SECTION 7.7  Compensation and Indemnity.................................. 88
    SECTION 7.8  Replacement of Trustee...................................... 91
    SECTION 7.9  Successor Trustee by Merger................................. 93
    SECTION 7.10  Eligibility; Disqualification.............................. 94
    SECTION 7.11  Preferential Collection of Claims Against Company.......... 94

ARTICLE VIII
  DEFEASANCE
    SECTION 8.1  Company's Option to Effect
                   Legal Defeasance or Covenant Defeasance................... 96
    SECTION 8.2  Legal Defeasance and Discharge.............................. 96
    SECTION 8.3  Covenant Defeasance......................................... 97


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                                                                            PAGE

    SECTION 8.4  Conditions to Defeasance or Covenant Defeasance............. 97
    SECTION 8.5  Deposited Money and U.S. Government Obligations
                   to be Held in Trust: Miscellaneous Provisions............. 99
    SECTION 8.6  Repayment to Company........................................ 99
    SECTION 8.7  Reinstatement...............................................100

ARTICLE IX
  AMENDMENTS
    SECTION 9.1  Without Consent of Holders..................................100
    SECTION 9.2  With Consent of Holders.....................................101
    SECTION 9.3  Effect of Supplemental Indentures...........................102
    SECTION 9.4  Compliance with Trust Indenture Act.........................102
    SECTION 9.5  Revocation and Effect of Consents and Waivers...............102
    SECTION 9.6  Changed Terms of Notes......................................103
    SECTION 9.7  Trustee to Execute Supplemental Indentures..................103
    SECTION 9.8  Solicitation of Consents....................................104

ARTICLE X
  GUARANTEES
    SECTION 10.1  Guarantees.................................................104
    SECTION 10.2  Limitation of Guarantor's Liability........................106
    SECTION 10.3  Execution and Delivery of Guarantees.......................107
    SECTION 10.4  When a Guarantor May Merge, etc............................107
    SECTION 10.5  Additional Guarantors......................................108
    SECTION 10.6  Release of a Guarantor.....................................108

ARTICLE XI
  COLLATERAL AND SECURITY
    SECTION 11.1  Collateral Documents.......................................109
    SECTION 11.2  Recording and Opinions.....................................110
    SECTION 11.3  Further Assurances and Security............................111
    SECTION 11.4  Possession, Use and Release of Collateral..................111
    SECTION 11.5  Certificates of the Company................................119
    SECTION 11.6  Authorization of Actions to be Taken by
                    the Trustee Under the Collateral Documents...............119
    SECTION 11.7  Authorization of Receipt of Funds by the Trustee
                    Under the Collateral Documents...........................119
    SECTION 11.8  Possession, Use and Release of
                    Convertible Note Collateral..............................119

                                                                            PAGE

ARTICLE XII
  SATISFACTION AND DISCHARGE
    SECTION 12.1  Satisfaction and Discharge.................................123
    SECTION 12.2  Application of Trust Money.................................124
    SECTION 12.3  Repayment to the Company...................................124
    SECTION 12.4  Reinstatement..............................................125

ARTICLE XIII
  MISCELLANEOUS
    SECTION 13.1  Trust Indenture Act Controls...............................125
    SECTION 13.2  Notices....................................................125
    SECTION 13.3  Communications by Holders with Other Holders...............126
    SECTION 13.4  Certificate and Opinion as to Conditions Precedent.........126
    SECTION 13.5  Statements Required in Certificate or Opinion..............126
    SECTION 13.6  Rules by Trustee, Paying Agent and Registrar...............127
    SECTION 13.7  Payments on Business Days..................................127
    SECTION 13.8  Governing Law; Submission to Jurisdiction..................127
    SECTION 13.9  Judgment Currency; Currency Indemnity......................128
    SECTION 13.10  No Recourse Against Others................................129
    SECTION 13.11  Successors................................................129
    SECTION 13.12  Counterparts..............................................129
    SECTION 13.13  Table of Contents; Headings...............................129
    SECTION 13.14  Severability..............................................129
    SECTION 13.15  Further Instruments and Acts..............................129
    SECTION 13.16  Final Expression..........................................130
    SECTION 13.17  Independent Covenants.....................................130

ARTICLE XIV
  SUBORDINATION OF NOTES
    SECTION 14.1  Notes Subordinated to Senior Indebtedness..................130
    SECTION 14.2  Payment Over of Proceeds Upon Dissolution, Etc.............130



EXHIBIT A           FORM OF INITIAL GLOBAL NOTE
EXHIBIT B           FORM OF INITIAL CERTIFICATED NOTE
EXHIBIT C           FORM OF EXCHANGE GLOBAL NOTE
EXHIBIT D           FORM OF EXCHANGE CERTIFICATED NOTE
EXHIBIT E           REGISTRATION AGREEMENT
EXHIBIT F           FORM OF COMPANY SENIOR NOTE SECURITY
                      AGREEMENT


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EXHIBIT G           FORM OF COMPANY SENIOR NOTE ESCROW
                      ACCOUNT AGREEMENT
EXHIBIT H           FORM OF LEASING COMPANY ESCROW AGREEMENT
EXHIBIT I           FORM OF LEASING COMPANY SECURITY
                      AGREEMENT
EXHIBIT J           FORM OF NWE CYPRUS SENIOR NOTE SECURITY
                      AGREEMENT
EXHIBIT K           FORM OF AGENCY AGREEMENT


SCHEDULE 1.1(a)     EXISTING INDEBTEDNESS
SCHEDULE 1.1(b)     SPECIAL PURPOSES PROVISIONS, FOR LEASING
                    COMPANIES
SCHEDULE 1.1(c)     EXISTING AGREEMENTS TO MAKE INVESTMENTS
SCHEDULE 1.1(d)     EXISTING LIENS
SCHEDULE 1.1(e)     EXISTING QUALIFIED JOINT VENTURES
SCHEDULE 4.14       EXISTING DIVIDEND AND OTHER PAYMENT
                    RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES
SCHEDULE 4.16       EXISTING CONTRACTS WITH AFFILIATES
SCHEDULE A          SPECIAL INTEREST


                                       vi
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         INDENTURE, dated as of May 31, 1996, between PETERSBURG LONG DISTANCE
INC., an Ontario corporation (the "Company"), as issuer, NWE CAPITAL (CYPRUS) LIMITED, a Cypriot corporation ("NWE Cyprus"), PLD ASSET LEASING LIMITED, a Cypriot corporation ("PLD Leasing"), PLD CAPITAL LIMITED, a Cypriot corporation ("PLD Capital"), WIRELESS TECHNOLOGY CORPORATIONS LIMITED, a British Virgin Islands corporation ("WTC"), and BALTIC COMMUNICATIONS LIMITED, a Russian joint stock company of the closed type ("BCL"), as Guarantors, and THE BANK OF NEW YORK, a New York banking corporation, as trustee hereunder (the "Trustee").

                                    RECITALS

         The Company has duly authorized the creation and issue of its 14% Senior Discount Notes due 2004 (the "Initial Notes") of substantially the tenor and amount hereinafter set forth; and to provide therefor and for, if and when issued as further evidence of the Company's indebtedness and in substitution for the Initial Notes pursuant to this Indenture and the Registration Agreement (as defined herein), the Company's 14% Senior Discount Notes due 2004 (the "Exchange Notes," and together with the Initial Notes, the "Notes"), the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid instrument of the Company and the Guarantors, in accordance with their respective terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, for and in consideration of the premises and the purchase of the Initial Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 1.1 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         "Accreted Value" of any outstanding Note as of or to any date of determination prior to December 1, 1998 shall mean an amount equal to the sum of
(i) the issue price of such Note as determined in accordance with Section 1273 of the Code, plus (ii) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of such Note within the meaning of Section 1273(a)(2) of the Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Note) that shall theretofore have accrued pursuant to

Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of this Indenture (a) for each six-month or shorter period ending June 1 or December 1 prior to the date of determination and (b) for the shorter period, if any, from the end of such immediately preceding six-month or shorter period, as the case may be, to the date of determination plus (iii) accrued and unpaid interest to the date such Accreted Value is paid (without duplication of any amount set forth in (ii) above), minus all amounts theretofore paid in respect of such Note, which amounts are considered as part of the "stated redemption price at maturity" of such Note within the meaning of Section 1273(a)(2) of the Code or any successor provisions (whether such amounts paid were denominated principal or interest). On or after December 1, 1998, the Accreted Value of any outstanding Note will equal the principal amount of such Note.

         "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a Subsidiary of such specified Person.

         "Act" when used with respect to any Holder, has the meaning set forth in Section 1.5 hereof.

         "Additional Amounts" has the meaning set forth in Section 4.22 hereof.

         "Adjusted Net Assets" of a Guarantor at any date means the amount by which the fair value of the assets and Property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Guarantee, of such Guarantor at such date.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; provided that each Unrestricted Subsidiary shall be deemed to be an Affiliate of the Company and of each other Subsidiary of the Company; provided that, except for purposes of Sections 2.8, 4.1 and 10.6 hereof, neither the Company nor any of its Wholly-Owned Restricted Subsidiaries shall be deemed to be Affiliates of each other. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with," and "controlled by"), and as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; provided, further, that beneficial ownership of 10% or more of the Voting Stock of a Person (on a fully diluted basis) shall be deemed to be control.

         "Affiliate Transaction" has the meaning set forth in Section 4.16 hereof.

         "Agent Member" has the meaning set forth in Section 2.5(a) hereof.

         "Aggregate Unused Proceeds" has the meaning set forth in Section 4.8(d) hereof.

         "Asset Sale" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation, amalgamation or merger) by such Person or any of its Restricted Subsidiaries to any Person other than to such Person or a Restricted Subsidiary of such Person, in one transaction, or a series of related transactions (each hereinafter referred to as a "Disposition"), of (a) Capital Stock of or other equity interests in any Restricted Subsidiary (other than directors' qualifying shares), (b) all or substantially all of the assets of any division or line of business of such Person or of any of the Restricted Subsidiaries or (c) Property or assets of such Person or any of its Restricted Subsidiaries, the Fair Market Value of which exceeds $1,000,000, other than (i) a Disposition of Property in the ordinary course of business consistent with industry practice, (ii) a Disposition of Eligible Cash Equivalents, (iii) a Disposition that constitutes a Restricted Payment permitted under Section 4.13 hereof, (iv) a Disposition by Technocom of all of its assets and liabilities to a newly-formed corporation organized in a jurisdiction other than Ireland formed to acquire such assets and owned in a substantially identical proportion and manner (and the preferential $20,000,000 dividend and liquidation, dissolution or winding-up rights of the Technocom Preferred Stock are not changed) as Technocom is owned immediately prior to such Disposition and such Disposition does not adversely affect the perfection or priority of the Liens in the Technocom Preferred Stock, (v) a Disposition by WTC of its interest in BECET to NWE Cyprus, in connection with a winding-up or liquidation of WTC, and (vi) a Disposition by the Company in connection with a transaction permitted pursuant to Article V hereof.

         "Asset Sale Offer" has the meaning set forth in Section 4.8(c) hereof.

         "Asset Sale Payment Date" has the meaning set forth in Section 4.8(e)(ii) hereof.

         "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty) .

         "Average Life" means, as of any date, with respect to any debt security or Disqualified Stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the dates of each scheduled principal payment or redemption payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or Disqualified Stock multiplied in each case by (y) the amount of such principal or redemption payment, by (ii) the sum of all such principal or redemption payments.

         "BECET" means BECET International, a Kazak joint stock company of the closed type.

         "Board of Directors" means the Board of Directors of the Company or any Guarantor or any committee thereof duly authorized to act on behalf of such Board.

         "Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, executive order or regulation to close.

         "Cable & Wireless" means Cable and Wireless plc, an English corporation.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

         "Cash Proceeds" means, with respect to any Asset Sale or issuance or sale of Capital Stock by any Person, the aggregate consideration received in respect of such sale or issuance by such Person in the form of cash or Eligible Cash Equivalents; provided that with regard to an Asset Sale, any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes, the Guarantees, the Convertible Notes and the guarantees under the Convertible Note Indenture) which are assumed by the transferee of any such assets and from which the Company and such Restricted Subsidiary are completely released shall be deemed Cash Proceeds.

         "Certificated Notes" means Initial Certificated Notes and Exchange Certificated Notes.

         "Change of Control" shall be deemed to occur if (i) the sale, conveyance, transfer or lease, whether direct or indirect, of all or substantially all of the assets of the Company or the Company and the Restricted Subsidiaries taken as a whole to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act) (other than any Wholly-Owned Restricted Subsidiary of the Company) shall have occurred; (ii) any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the Voting Stock of the Company and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         "Change of Control Offer" has the meaning set forth in Section 4.7(a) hereof.

         "Change of Control Payment Date" has the meaning set forth in Section 4.7(b)(ii) hereof.

         "Change of Control Purchase Price" has the meaning set forth in Section 4.7(a) hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means all "collateral" referred to in the Collateral Documents and all other Property or assets that become subject to a Lien in favor of the Trustee or a collateral agent for the benefit of the Trustee and the Holders of the Notes and, if the Convertible Notes are outstanding and the Convertible Note Indenture so requires, for the benefit of the Convertible Note Trustee and the Holders of the Convertible Notes, but Collateral shall not include Convertible Note Collateral.

         "Collateral Documents" means the Company Senior Note Security Agreement, the Company Senior Note Escrow Account Agreement, the Leasing Company Security

Agreements, the Leasing Company Escrow Account Agreements, the NWE Cyprus Senior Note Security Agreement and/or any other document creating a Lien that secures the Notes or the Guarantees other than the Convertible Note Collateral Documents.

         "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, the body performing such duties at such time.

         "Common Stock" means, with respect to any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

         "Company" means the party named as such in the preamble to this Indenture unless and until a successor replaces it pursuant to the applicable provisions hereof and, thereafter, means such successor.

         "Company Order" means a written order signed in the name of the Company by (i) its Chairman of the Board, its President, its Chief Executive Officer, its Chief Operating Officer, a Vice Chairman or a Vice President and (ii) its Chief Financial Officer, its Treasurer, Assistant Treasurer, its Secretary and an Assistant Secretary.

         "Company Senior Note Escrow Account Agreement" means the Company Senior Note Escrow Account Agreement among the Company, the Trustee, the Convertible Note Trustee, the Convertible Note Trustee and the escrow agent named therein in the form attached hereto as Exhibit G.

         "Company Senior Note Escrow Account" means the escrow account established under the Company Senior Note Escrow Account Agreement.

         "Company Senior Note Security Agreement" means the Company Senior Note Security and Pledge Agreement among the Company, the Trustee and the collateral agent named therein, in the form attached hereto as Exhibit F.

         "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication (A) the sum of (i) the aggregate amount of cash and non-cash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest Hedging Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation calculated in accordance with the effective interest method, (y) all accrued interest and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptances or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period; (ii) dividends or distributions with respect to preferred stock or Disqualified Stock of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (v) to the extent any Indebtedness of any other Person is guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued by such other Person during such period attributable to any such Indebtedness, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its Restricted Subsidiaries prior to its stated maturity; in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP. For purposes of clause (ii) above, dividend requirements attributable to any Preferred Stock or Disqualified Stock shall be deemed to be an amount equal to the amount of dividend requirements on such Preferred Stock or Disqualified Stock times a fraction, the numerator of which is the amount of such dividend requirements, and the denominator of which is one minus the applicable combined federal, state, local and foreign income tax rate of the Company and its Restricted Subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

         "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication,
(i) all items classified as extraordinary, unusual or nonrecurring, (ii) for any Person (the "Other Person") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest which interest does not cause the net income of such other Person to be consolidated into the net income of the Person in question in accordance with GAAP) any net income of such other Person, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period, (iii) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition, (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan,
(v) net gains (but not net losses) in respect of Asset Sales by such Person or its Restricted Subsidiaries, (vi) the net income (but not net loss) of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to such Person, and
(vii) with regard to a non-Wholly-Owned Restricted Subsidiary, any aggregate net income (or loss) in excess of such Person's or such Restricted Subsidiary's pro rata share of such non-Wholly-Owned Restricted Subsidiary's net income
(or loss).

         "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less amounts attributable to Disqualified Stock of such Person.

         "Convertible Note Collateral" means all "collateral" referred to in the Convertible Note Collateral Documents and all other Property or assets that become subject to a Lien in favor of the Convertible Note Trustee or a collateral agent for the benefit of the Convertible Note Trustee and the holders of the Convertible Notes and, if the Senior Notes are outstanding and the Senior
Note Indenture so requires, for the benefit of the Senior Note Trustee and the Holders of the Senior Notes, but Convertible Note Collateral shall not include the Collateral.

         "Convertible Note Collateral Documents" means the Company Convertible Note Security and Pledge Agreement among the Company, the Convertible Note Trustee, the Trustee and the collateral agent named therein, the Company Convertible Note Escrow Account Agreement among the Company, the Convertible Note Trustee, the Trustee and the escrow agent named therein, and/or any other document creating a Lien that secures the Convertible Notes other than the Collateral Documents, all as such documents are defined in or otherwise described in the Convertible Note Indenture.

         "Convertible Note Indenture" means the Indenture, dated the date hereof, among the Company, the Guarantors and The Bank of New York, as trustee thereunder, relating to the Convertible Notes, as amended and supplemented from time to time.

         "Convertible Note Trustee" means The Bank of New York, as trustee under the Convertible Note Indenture and any successor appointed in accordance with the terms thereof.

         "Convertible Notes" means the 9% Convertible Subordinated Notes due 2006 of the Company to be issued pursuant to the Convertible Note Indenture.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date of execution of this Indenture, located at 101 Barclay Street, Floor 21W, New York, New York 10286, Attention:
Corporate Trust Department.

         "Covenant Defeasance" has the meaning set forth in Section 8.3 hereof.

         "Default" means any event, act or condition, the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

         "Default Amount" has the meaning set forth in Section 6.2 hereof.

         "Defaulted Interest" has the meaning set forth in Section 2.11 hereof.

         "Defeasance" has the meaning set forth in Section 8.2 hereof.

         "Depositary" means The Depository Trust Company, its nominees, and their respective successors.

         "Disposition" has the meaning set forth in the definition of "Asset Sale" in this Section 1.1.

         "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof or is exchangeable for Indebtedness at any time, in whole or in part, on or prior to the date on which the Notes mature.

         "Dominion Resources" means Dominion Resources Inc.

         "EBITDA" means, with respect to any Person for any period, the sum for such Person for such period of Consolidated Net Income plus, to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) income tax expense of such Person and its consolidated Subsidiaries, (iii) depreciation expense, (iv) amortization expense, (v) any non-cash expense related to the issuance to employees of such Person of options to purchase Capital Stock of such Person and (vi) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity and minus, to the extent reflected in such income statement, any non-cash credits that had the effect of increasing Consolidated Net Income of such Person for such period.

         "Eligible Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits, certificates of deposit, or Eurodollar deposits of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development ("OECD") and has total assets in excess of $500,000,000 with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof, within ninety days after the date of acquisition thereof and, at the time of acquisition having a rating of A or better from Standard & Poor's or A-2 or better from Moody's, (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD and has total assets in excess of $500,000,000 and commercial paper issued by non-bank issuers rated A-1 by Standard & Poor's or P-1 by Moody's and in each case maturing within 270 days after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD and has total assets in excess of $500,000,000, (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or a commercial bank organized under the laws of any other country that is a member of the OECD and has total assets in excess of $500,000,000, (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through
(vi), and (ix) with respect to a Restricted Subsidiary conducting operations in the Russian Federation or Kazakstan, demand deposits, certificates of deposit and bank promissory notes denominated in Russian Roubles or Kazak Tenge, as the case may be, and used for ordinary course of business operations by such Restricted Subsidiary solely in the jurisdiction where such Restricted Subsidiary does business.

         "Event of Default" has the meaning set forth in Section 6.1 hereof.

         "Excess Proceeds" has the meaning set forth in Section 4.8(b) hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Exchange Certificated Notes" means Notes issued in definitive, fully registered form to beneficial owners of interests in the Exchange Global Note pursuant to Section 2.6(c) hereof.

         "Exchange Global Note" has the meaning set forth in Section 2.1(d) hereof.

         "Exchange Notes" has the meaning set forth in the Recitals to this Indenture and more particularly means any of the Notes, substantially in the forms of Exhibits C and D hereto, as applicable, authenticated and delivered under this Indenture pursuant to the Registered Exchange Offer.

         "Exchange Rate Obligation" means, with respect to any Person, any currency swap agreements, forward exchange rate agreements, foreign currency futures or options, exchange rate collar agreements, exchange rate insurance and other agreements or arrangements, or combination thereof, designed to provide protection against fluctuations in currency exchange rates.

         "Excluded Holder" has the meaning set forth in Section 4.22 hereof.

         "Existing Indebtedness" means Indebtedness outstanding on the Issue Date and disclosed in Schedule 1.1(a) attached hereto.

         "Fair Market Value" means, with respect to any asset or Property, the net sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Company or a Restricted Subsidiary, as applicable.

         "Final Memorandum" means the final Offering Memorandum, dated May 24, 1996, used in connection with the Initial Placement, as supplemented on June 6, 1996.

         "Five Year Date" means the fifth anniversary of the Issue Date.

         "GAAP" means United States generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the Indenture shall utilize GAAP as in effect on the Issue Date.

         "Global Notes" means the Initial Global Note and the Exchange Global Note.

         "guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner (and "guaranteed", "guaranteeing" and "guarantor" shall have meanings correlative to the foregoing).

         "Guarantee" means a guarantee of a Guarantor pursuant to Article X.

         "Guaranteed Indebtedness" has the meaning set forth in Section 4.10 hereof.

         "Guarantor" means NWE Cyprus, PLD Leasing, PLD Capital, WTC and BCL, any other Leasing Company, any Person that becomes a Wholly-Owned Subsidiary of the Company after the Issue Date and any other Subsidiaries that guarantee any Indebtedness of an Obligor.

         "Holder" means (i) in the case of any Certificated Note, the Person in whose name such Certificated Note is registered in the Note Register, (ii) in the case of any Global Note, the Depositary and (iii) in the case of the Convertible Notes, any Person constituting a Holder (as such term is defined in the Convertible Note Indenture).

         "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "incurrence", "incurred", "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Restricted Subsidiary of the Company shall be deemed to have been incurred at the time at which it becomes a Restricted Subsidiary.

         "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with acquisition of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any Capital Lease Obligation of such Person,
(vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by other Persons, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination, (vii) the notional amount of any Interest Hedging Obligations or Exchange Rate Obligations of such Person at the time of determination, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant hereto; provided that if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of the Notes outstanding at any date, such amount shall be the Accreted Value thereof as of such date unless cash interest has commenced to accrue pursuant to the terms of the Notes, in which case the amount of the Notes outstanding will be determined pursuant to the terms of the Notes and will not include any accrued and unpaid cash interest which would otherwise be included in Accreted Value because of clause (iii) of the definition thereof.

         "Indebtedness to Operating Cash Flow Ratio" means, as at any date of determination, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis as of the date of determination to (ii) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the four preceding fiscal quarters for which financial information is available immediately prior to the date of determination; provided that any Indebtedness incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the date of determination occurs shall be calculated as if such Indebtedness was so incurred or retired on the first day of the fiscal quarter in which the date of determination occurs; and provided, further, that (x) if the transaction giving rise to the need to calculate the Indebtedness to Operating Cash Flow Ratio would have the effect of increasing or decreasing Indebtedness or EBITDA in the future, Indebtedness or EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of such four fiscal quarter period preceding the date of determination, and (y) if during such four fiscal quarter period, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness had occurred on the first day of such four fiscal quarter period or (z) if during such four fiscal quarter period the Company or any of its Restricted Subsidiaries shall have acquired any material assets outside the ordinary course of business, EBITDA shall be calculated on a pro forma basis as if such asset acquisition and related financing had occurred on the first day of such four fiscal quarter period.

         "Indenture" means this Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture, and any such supplemental indenture, respectively.

         "Initial Certificated Notes" means Notes issued in definitive, fully registered form to beneficial owners of interests in the Initial Global Note pursuant to Section 2.6(c) hereof.

         "Initial Global Note" has the meaning set forth in Section 2.1(c) hereof.

         "Initial Notes" has the meaning set forth in the Recitals to this Indenture and, more particularly, means any of the Notes, substantially in the forms of Exhibits A and B hereto, authenticated and delivered under this Indenture other than pursuant to the Registered Exchange Offer.

         "Initial Placement" means the initial sales of the Units by the Initial Purchaser.

         "Initial Purchaser" means the Initial Purchaser, as such term is defined in the Purchase Agreement.

         "Intercompany Notes" means a promissory note representing Indebtedness of a Restricted Subsidiary owing to the Company or a Restricted Subsidiary, which, if representing a loan of net proceeds of the Notes to a Leasing Company, shall have substantially the same Maturity as the Notes and substantially the same interest payment dates, the same interest rate and substantially the same covenants as are contained in this Indenture and the Collateral Documents and shall be secured by the applicable Telecommunications Asset Leases and by the applicable Qualified Investments.

         "Interest Hedging Obligation" means, with respect to any Person, an obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Restricted Subsidiaries' exposure to fluctuations in interest rates.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

         "International Vendor Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary other than the Leasing Companies or NWE Cyprus incurred or assumed in connection with the purchase within 180 days of such incurrence or assumption of Property or assets to be used in the business of such Person or any of its Restricted Subsidiaries in the Russian Federation or Kazakstan; provided that the net cash proceeds from the issuance of such Indebtedness do not exceed 100% of the lesser of the cost or Fair Market Value of the Property or assets constructed or acquired.

         "Inventory" means, with respect to any Person, all present or future inventory in which a Person has any interest, including goods, wares and merchandise held for sale or lease or leased or furnished or to be leased or furnished under a contract of service and all of a Person's present and future raw materials, work in process, finished goods, parts, components, assemblies, and packing and shipping materials, wherever located, and documents of title representing any of the above.

         "Investment" in any Person means any direct, indirect or contingent (i) advance or loan to, guarantee of any Indebtedness of, or extension of credit or capital contribution to, such Person, (ii) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person, or
(iii) the acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that Investments shall exclude accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. The amount of an Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decrease in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such transfer.

         "Issue Date" means the date on which the Notes are first authenticated and delivered under this Indenture, being June 12, 1996.

         "Joint Venture" means a Telecommunications Company of which less than 50 percent of the Voting Stock is held by the Company, provided that the Telecommunications Business of such Person is principally conducted in the Russian Federation and/or Kazakstan.

         "Leasing Company" means a special purpose Cypriot corporation which is a Guarantor and a Wholly-Owned Restricted Subsidiary organized for the limited purpose of acquiring Telecommunications Assets and leasing such Telecommunications Assets to Restricted Subsidiaries pursuant to Telecommunications Asset Leases and/or making Qualified Investments permitted by this Indenture. Each Leasing Company will have corporate organizational documents containing the provisions set forth on Schedule 1.1(b) attached hereto. Each Leasing Company must execute a Leasing Company Security Agreement and a Leasing Company Escrow Account Agreement.

         "Leasing Company Escrow Account" means an escrow account established pursuant to a Leasing Company Escrow Account Agreement.

         "Leasing Company Escrow Account Agreement" means a Leasing Company Escrow Account Agreement among the Leasing Company party thereto, the Trustee and the escrow agent named therein in the form attached hereto as Exhibit H.

         "Leasing Company Security Agreement" means a Leasing Company Security and Pledge Agreement among the Leasing Company party thereto, the Trustee, the Convertible Note Trustee and the collateral agent named therein, in the form attached hereto as Exhibit I.

         "Lien" means, with respect to any Property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any nature whatsoever on or with respect to such Property or other asset (including, without limitation, any conditional sale or title retention agreement having substantially the same economic effect as any of the foregoing).

         "Maturity" means, when used with respect to a Note, the date on which the principal of such Note becomes due and payable as provided therein or in this Indenture, whether at Stated Maturity, on the Change of Control Payment Date or purchase date established pursuant to the terms of the Indenture with regard to a Change of Control Offer or an Asset Sale Offer, as applicable, or by declaration of acceleration, call for redemption or otherwise.

         "Minimum Amount" has the meaning set forth in Section 11.4 hereof.

         "Moody's" means Moody's Investors Service, Inc., or, if Moody's Investors Service, Inc. shall cease rating the specified debt securities and such ratings business with respect thereto shall have been transferred to a successor Person, such successor Person; provided that if Moody's Investors Service, Inc. ceases rating the specified debt securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is Standard & Poor's, then "Moody's" shall mean any other nationally recognized rating agency (other than Standard & Poor's) that rates the specified debt securities selected by the Trustee.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Navona" means Navona Communications Corporation, Ltd., a wholly-owned indirect Subsidiary of Cable & Wireless.

         "Net Cash Proceeds" means, with respect to the sale of any Property or assets by any Person or any of its Restricted Subsidiaries, Cash Proceeds (other than any liabilities assumed by the transferee constituting Cash Proceeds referred to in the proviso contained in the definition of "Cash Proceeds" set forth in this Section 1.1) received, net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with such sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all federal, state, foreign and local taxes arising in connection with such sale that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries, (ii) all payments made or required to be made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Properties or other assets in accordance with the terms of any Lien upon or with respect to such Properties or other assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid in connection with such sale and (iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such transaction; provided that, in the event that any consideration for a transaction (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; provided, further, that any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time, and shall thereafter be applied in accordance with this Indenture.

         "Note Register" and "Note Registrar" shall have the respective meanings specified in Section 2.3 hereto.

         "Notes" has the meaning set forth in the Recitals to this Indenture and more particularly means any of the Notes authenticated and delivered under this Indenture.

         "NWE Cyprus Senior Note Security Agreement" means the NWE Cyprus Senior Note Security and Pledge Agreement among NWE Cyprus, the Trustee, the Convertible Note Trustee and the collateral agent named therein, relating to the pledge of the Capital Stock of WTC, in the form attached hereto as Exhibit J.

         "NWE Cyprus" means NWE Capital (Cyprus) Limited, a Cypriot corporation and Wholly- Owned Subsidiary of the Company.

         "Obligors" means the Company and the Guarantors, collectively; "Obligor" means any of the Obligors, singly.

         "Offer Purchase Price" has the meaning set forth in Section 4.8(c) hereof.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Secretary or an Assistant Secretary of the Company, a Guarantor or a Restricted Subsidiary, as applicable, and delivered to the Trustee, which shall comply with this Indenture.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company or a Guarantor (including inside counsel of the Company or a Guarantor), and who shall be acceptable to the Trustee.

         "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any), interest (including Additional Amounts, if any, and Special Interest, if any) on, or other amounts in respect of, any Notes on behalf of the Company.

         "Permitted Holders" means Cable & Wireless, Navona and Dominion Resources and their respective Affiliates (other than the Company and the Restricted Subsidiaries).

         "Permitted Investments" means (i) Eligible Cash Equivalents; (ii) Investments in Property used in the ordinary course of business; (iii) Investments in any Wholly-Owned Restricted Subsidiary or any Person as a result of which such Person becomes a Wholly-Owned Restricted Subsidiary, provided that the aggregate amount of Investments in non-Guarantor Wholly-Owned Subsidiaries shall be $1,000,000, reduced by any repayments of loans or advances, return of capital or other distributions of Property but only to the extent that such repayments, returns or distributions are not included in the calculation of Consolidated Net Income of the Company); (iv) Investments pursuant to certain agreements or obligations of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments, and disclosed on Schedule 1.1(c) attached hereto; (v) Investments in the Leasing Companies of funds constituting the net proceeds of the Notes; (vi) Investments in Restricted Subsidiaries and Qualified Joint Ventures by the Leasing Companies; provided that such Investments shall be made as Telecommunications Asset Leases; (vii) Qualified Investments, if (a) such Qualified Investments are made with no more than $9,000,000 of net proceeds of the Notes contained in the Company Senior Note Escrow Account or in Leasing Company Escrow Accounts, and are otherwise made in compliance with the applicable conditions contained in Section 11.4 hereof, (b) such Qualified Investments are made with funds in the Leasing Company Escrow Accounts or, if applicable, the Company Senior Note Escrow Account not representing net proceeds of the Notes in compliance with the applicable conditions contained in Section 11.4 hereof, provided that the aggregate amount of Qualified Investments constituting Capital Stock or other equity pursuant to this clause (b) shall be $9,000,000 reduced by any return of capital or other distributions of Property but only to the extent that such returns or distributions are not included in the calculation of Consolidated Net Income of the Company, (c) such Qualified Investments are made directly by the Company with the proceeds of distributions, dividends or payments by Technocom to the Company or loans by Technocom to the Company, or are utilized by the Company to make an intercompany loan to a Leasing Company evidenced by an Intercompany Note (which Leasing Company thereupon shall make such Qualified Investments with the proceeds of such Investment by the Company so long as such Qualified Investments are made in compliance with the terms of the Convertible Note Indenture, provided, that the aggregate amount of Qualified Investments constituting Capital Stock or other equity that pursuant to this clause (c) shall be $5,000,000 reduced by any return of capital or other distribution of Property but only to the extent that such returns or distributions are not included in the calculation of Consolidated Net Income of the Company, (d) such Qualified Investment is Capital Stock of a Restricted Subsidiary, which Investment has the effect of increasing the percentage of ownership interest of the Company or a Restricted Subsidiary in Capital Stock of such Restricted Subsidiary, or (e) such

Qualified Investment is in a Person that as a result of such Qualified Investment becomes a Restricted Subsidiary of the Company; (viii) Investments by Restricted Subsidiaries which are lessees under Telecommunications Asset Leases, provided that such Investments shall be made as a sublease of the Telecommunications Assets subject to the Telecommunications Asset Leases to which such Restricted Subsidiary is a party as lessee; (ix) Investments in Restricted Subsidiaries, provided that such Investments in excess of an aggregate principal amount of $5,000,000 shall be made as loans evidenced by Intercompany Notes or such Investments are Technocom Preferred Stock and are made with funds constituting proceeds of the Notes; (x) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (xi) Interest Hedging Obligations with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding, (xii) Exchange Rate Obligations, provided that such Exchange Rate Obligations were entered into in connection with transactions in the ordinary course of business or the incurrence of Indebtedness that is permitted by the terms of this Indenture to be outstanding; (xiii) bonds, notes, debentures or other debt securities received as a result of Asset Sales permitted under Section 4.8 hereof, and
(xiv) Investments in existence on the Issue Date.

         "Permitted Liens" means (i) Liens created by this Indenture and the Collateral Documents or that otherwise secure the payment of the Notes, the Guarantees and other obligations under this Indenture and the Collateral Documents, and liens created by the Convertible Note Indenture or the Convertible Note Collateral Documents or which otherwise secure the payment of the Convertible Notes and other obligations under the Convertible Note Indenture, the guarantees contained therein and the Convertible Note Collateral Documents; (ii) Liens on Property or assets of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company or becomes a Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any Property or assets of the Company or any of its Restricted Subsidiaries other than the Property or assets subject to the Liens prior to such merger or consolidation; (iii) Liens on Property or assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, provided that such Liens were not given in contemplation of such acquisition; (iv) Liens to secure the payment of all or a part of the purchase price or construction cost of Property or assets acquired or constructed in the ordinary course of business after the Issue Date, provided that the Indebtedness secured by such Liens shall not exceed the lesser of 80% of the cost or Fair Market Value of the Property or assets acquired or constructed and such Liens shall not extend to any other Property or assets; (v) Liens incurred or deposits made to secure the performance of tenders, bids, leases not constituting Capitalized Lease Obligations, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business consistent with industry practice; (vi) Liens existing as of the Issue Date and disclosed in Schedule 1.1(d) attached hereto; (vii) Liens on Receivables and Inventory of the Company and its Restricted Subsidiaries to secure Indebtedness permitted to be incurred under clause (i) of Section 4.9(b) hereof; (viii) any Lien on Property of the

Company in favor of the United States of America or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute; (ix) any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP); (x) easements, rights-of-way, licenses and other similar restrictions on the use of Properties or minor imperfections of title that, in the aggregate, are not material in amount and do not in any case materially detract from the Properties subject thereto or interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries;
(xi) any Lien to secure obligations under workmen's compensation laws or similar legislation, including any Lien with respect to judgments which are not currently dischargeable; (xii) any statutory warehousemen's, materialmen's or other similar Liens for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP); (xiii) Liens to secure any International Vendor Indebtedness, provided that such Liens do not extend to any Property or assets other than the Property or assets the acquisition of which was financed by such Indebtedness; (xiv) Liens in favor of the Company or any Wholly-Owned Restricted Subsidiary, including Liens securing the Intercompany Notes and the Telecommunications Asset Leases; (xv) Liens in favor of Technocom securing any leases by Technocom of Telecommunications Assets to its Restricted Subsidiaries; (xvi) Liens in favor of a Restricted Subsidiary which is a lessee under a Telecommunications Asset Lease securing a sublease of such Telecommunications Assets to its Restricted Subsidiary, (xvii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof; and (xviii) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (ii) and (iii), provided that such Liens do not extend to any other Property or assets and the principal amount of the Indebtedness secured by such Liens is not increased.

         "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PeterStar" means PeterStar Company Limited, a Russian joint stock company of the closed typed organized under the laws of the Russian Federation and a Restricted Subsidiary.

         "Pledged Stock" means all of the Capital Stock of each of the Leasing Companies, BCL, NWE Cyprus, WTC and any other future Wholly-Owned Subsidiary of the Company or future Guarantor, and any and all dividends, distributions, payments and proceeds thereof.

         "Predecessor Security" means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular

Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.7 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost destroyed or stolen Security.

         "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

         "Private Placement Legend" means the legend in the form set forth in
Section 2.1(e)(i) hereof.

         "Process Agent" has the meaning set forth in Section 13.8 hereof.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

         "Purchase Agreement" means the Purchase Agreement relating to the Units and the Convertible Notes, dated May 24, 1996, between the Company and the Initial Purchaser.

         "Qualified Investment" means an Investment in a Telecommunications Company primarily engaged or proposing to engage in the Telecommunications Business in the Russian Federation or Kazakstan.

         "Qualified Joint Venture" means a Joint Venture in which the Company owns directly or indirectly Voting Stock thereof on the Issue Date, which Joint Ventures are disclosed in Schedule 1.1(e) attached hereto, and any future Joint Venture in which the Company owns 20% or more of the Voting Stock thereof.

         "Qualified Stock" of any Person means a class of Capital Stock other than Disqualified Stock.

         "Receivables" means, with respect to any Person, all of the following Property and interests in Property of such Person, whether now existing or existing in the future or hereafter acquired or arising: (i) accounts, (ii) accounts receivable, including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services no matter how evidenced, whether or not earned by performance, (iii) all unpaid seller's or lessor's rights including, without limitation, rescission, replevin, reclamation and stoppage in transit, relating to any of the foregoing or arising therefrom, (iv) all rights to any goods or merchandise represented by any of the foregoing after creation of the foregoing, including, without limitation, returned or repossessed goods, (v) all reserves and credit balances with respect to any such accounts receivable or account debtors, (vi) all letters of credit, security or guarantees for any of the foregoing, (vii) all insurance policies or reports relating to any of the foregoing, (viii) all collection or deposit accounts relating to any of the foregoing, (ix) all proceeds of any of the foregoing, and (x) all books and records relating to any of the foregoing.

         "Record Date" means, for the interest payable on any Interest Payment Date, the date specified in Section 2.11 hereof.

         "Record Expiration Date" has the meaning set forth in Section 1.5 hereof.

         "Redemption Date" means, when used with respect to any Note or part thereof to be redeemed hereunder, the date fixed for redemption of such Notes pursuant to the terms of the Notes and this Indenture.

         "Redemption Price" means, when used with respect to any Note or part thereof to be redeemed hereunder, the price fixed for redemption of such Note pursuant to the terms of the Notes and this Indenture, plus accrued and unpaid interest thereon, if any (including Additional Amounts, if any, and Special Interest, if any), to the Redemption Date.

         "Refinance" has the meaning set forth in Section 4.9(b)(xii) hereof. The terms "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means any Indebtedness incurred in connection with the Refinancing of other Indebtedness.

         "Registered Exchange Offer" means an "Exchange Offer" as defined in the Registration Agreement.

         "Registrar" has the meaning set forth in Section 2.3 hereof.

         "Registration Agreement" means the Registration Rights Agreement relating to the Notes, dated as of May 31, 1996, between the Company and the Initial Purchaser, attached hereto as Exhibit E.

         "Related Proceeding" has the meaning set forth in Section 13.8 hereof.

         "Required Filing Date" has the meaning set forth in Section 4.20 hereof.

         "Replacement Assets" has the meaning set forth in Section 4.8(b) hereof.

         "Replacement Telecommunication Assets" has the meaning set forth in
Section 4.8(b) hereof.

         "Restricted Payment" means (i) a dividend or other distribution declared or paid on the Capital Stock of the Company or to the Company's stockholders (in their capacity as such), or declared or paid to any Person other than to the Company or any Restricted Subsidiary of the Company on the Capital Stock of any Restricted Subsidiary of the Company, in each case, other than dividends, distributions or payments made solely in Qualified Stock of the Company or such Restricted Subsidiary, (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary of the Company) to purchase, redeem, acquire or retire any Capital Stock of the Company or of a Restricted Subsidiary of the Company, (iii) a payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Stock of the Company) to redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Indebtedness of the Company or such Restricted Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes, or the Guarantees, as applicable) or which was scheduled to mature on or after the maturity of the Notes or (iv) an Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than a Permitted Investment.

         "Restricted Subsidiary" means any Subsidiary of the Company that has not been classified as an "Unrestricted Subsidiary."

         "Revolving Credit Facilities" means revolving credit agreements to which the Company and the Restricted Subsidiaries are or become parties, and all related amendments, notes, collateral documents, guarantees, instruments and other agreements executed in connection therewith, as the same may be amended, modified, supplemented, restated, renewed, extended, refinanced, substituted or replaced from time to time.

         "Rule 144" means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "Rule 144A" means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Senior Indebtedness" means all obligations of the Company under the Convertible Notes, the Convertible Note Indenture, the guarantees contained in the Convertible Note Indenture and the Convertible Note Collateral Documents.

         "Separation Date" shall mean the first to occur of (i) the commencement of the Registered Exchange Offer, (ii) a date 180 days after the Issue Date,
(iii) such date as the Initial Purchaser may determine and (iv) in the event of a Change of Control, the date the Company mails notice thereof to the holders of the Senior Notes.

         "Shelf Registration Statement" has the meaning set forth in the Registration Agreement.

         "Significant Restricted Subsidiary" means a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

         "Special Interest" means (a) such additional interest as is specified as such in paragraph 4(a) of each Initial Note and the Registration Agreement; and/or (b) such additional interest as is specified as such in paragraph 4(b) of each Initial Note and Schedule A to this Indenture.

         "Special Record Date" means a date fixed by the Trustee pursuant to
Section 2.11 for the payment of Defaulted Interest.

         "Standard & Poor's" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or if Standard & Poor's Ratings Group shall cease rating the specified debt securities and such ratings ceases with respect thereto shall have been transferred to a successor Person, such successor Person, provided that if Standard & Poor's Ratings Group ceases rating the specified debt securities and its ratings business with respect thereto shall not have been transferred to any successor Person or such successor Person is Moody's, then "Standard & Poor's" shall mean any other materially recognized rating agency selected by the Trustee.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred), and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.

         "Subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, (ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, or (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, and BECET, provided that the Company owns directly or indirectly 50% of the then outstanding shares of Voting Stock of BECET.

         "Surviving Entity" has the meaning set forth in Section 5.1 hereof.

         "Technocom" means Technocom Limited, an Irish corporation and a Restricted Subsidiary, including any transferee in a Disposition contemplated in clause (iv) of the definition of "Asset Sale" set forth in this Section 1.1.

         "Technocom Preferred Stock" means all Preferred Stock of Technocom owned directly or indirectly by the Company.

         "Telecommunications Asset Lease" means a lease by a Leasing Company of Telecommunications Assets to Restricted Subsidiaries and Qualified Joint Ventures in the Russian Federation and Kazakstan, which leases will be Collateral.

         "Telecommunications Assets" means, with respect to any Person, assets (including, without limitation, rights of way, trademarks and licenses to use copyrighted material), that are utilized by such Person, directly or indirectly, in a Telecommunications Business. For purposes of determining a Telecommunications Company but not for purposes of determining whether Property or assets may be subject to a Telecommunications Asset Lease, Telecommunications Assets shall also include stock, joint venture or partnership interests in another Person, provided that substantially all of the assets of such other Person consist of Telecommunications Assets, and provided, further, that if such stock, joint venture or partnership interests are held by the Company or a Restricted Subsidiary, such other Person either is, or immediately following the relevant transaction shall become, a Restricted Subsidiary of the Company pursuant to this Indenture. The determination of what constitutes Telecommunication Assets shall be made by the Board of Directors of the Company and evidenced by a Board Resolution delivered to the Trustee.

         "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in (i) above or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those specified in (i) or (ii) above and includes, without limitation, any business which the Company and its Restricted Subsidiaries are currently engaged on the Issue Date.

         "Telecommunications Company" means any Person substantially all of the assets of which consist of Telecommunications Assets.

         "Temporary Notes" has the meaning set forth in Section 2.9 hereof.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture except as required by Section 9.4 hereof, provided that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

         "Trust Officer" means any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Trustee assigned by the Trustee to administer this Indenture or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

         "U.S. Government Obligations" means (x) securities that are (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which in either case are not callable or redeemable at the option of the issuer thereon, and (y) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depository receipt.

         "Unit" means a Unit consisting of one Note, in principal amount at Stated Maturity of $1,000, and one Warrant to purchase 34 Common Shares of the Company as described in the Purchase Agreement.

         "Unit Legend" means the legend in the form set forth in Section 2.1(e)(iii) hereof.

         "Unrestricted Subsidiary" means any Subsidiary of the Company that the Company has classified as an "Unrestricted Subsidiary," and that has not been reclassified as a Restricted Subsidiary, pursuant to the terms of this Indenture.

         "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

         "Warrant" means a Warrant issued by the Company pursuant to a Warrant Agreement dated as of May 31, 1996 between the Company and the Bank of New York as Warrant Agent.

         "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding Capital Stock (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

         SECTION 1.2 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms incorporated by reference in this Indenture have the following meanings:

         "indenture securities" means the Notes.

         "indenture security holder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company or other obligor on the Notes, if any.

         All other Trust Indenture Act terms used or incorporated by reference in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them therein.

         SECTION 1.3 Rules of Construction. Unless context otherwise requires:

                  (a) the words "herein," "hereof" and "hereunder," and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (b) "or" is not exclusive;

                  (c) a term has the meaning assigned to it;

                  (d) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (e) words in the singular include the plural, and words in the plural includes the singular;

                  (f) provisions apply to successive events and transactions;

                  (g) the principal amount of any non-interest bearing or other discount security (other than the Notes), at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

                  (h) except for the purposes of Section 4.8(d) hereof, when used with respect to the Notes, the term "principal amount" shall mean the principal amount thereof at the Stated Maturity of such principal amount; and

                  (i) unless otherwise expressly provided herein, the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.

         SECTION 1.4 Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company or a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion of counsel or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or a Guarantor stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, as applicable, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 1.5 Acts of Holders; Record Dates.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by an acknowledgment of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         The ownership of Notes shall be proved by the Note Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Security.

         The Company may set any day as a record date for the purpose of determining the Holders of outstanding Notes entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Notes, provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of outstanding Notes on such record date, and no other Holders, shall be entitled to take the relevant actions whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of outstanding Notes on such record date; and provided, further, that for the purpose of determining whether Holders of the requisite principal amount of such Notes have taken such action, no Note shall be deemed to have been outstanding on such record date unless it is also outstanding on the date such action is to become effective. Nothing in this paragraph shall prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Record Expiration Date to be given to the Trustee in writing and to each Holder of Notes in the manner set forth in
Section 13.2 hereof.

         The Trustee may set any day as a record date for the purpose of determining the Holders of outstanding Notes entitled to join in the giving or making of (i) any notice of Default under Section 6.1(d) or (i) hereof, (ii) any declaration of acceleration referred to in Section 6.2 hereof, (iii) any request to institute proceedings referred to in Section 6.6 hereof or (iv) any direction referred to in Section 6.5 hereof. If any record date is set pursuant to this paragraph, the Holders of outstanding Notes on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of outstanding Notes on such record date; and provided, further, that for the purpose of determining whether Holders of the requisite principal amount of such Notes have taken such action, no Security shall be deemed to have been outstanding on such record date unless it is also outstanding on the date such action is to become effective. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of outstanding Notes on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the

Trustee, at the Company's expense, shall cause notice of such record date, the matter(s) to be submitted for potential action by Holders and the applicable Record Expiration Date to be given to the Company in writing and to each Holder of Notes in the manner set forth in Section 13.2 hereof.

         With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any day as the "Record Expiration Date" and from time to time may change the Record Expiration Date to any earlier or later day, provided that no such change shall be effective unless notice of the proposed new Record Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in
Section 13.2 hereof, on or before the existing Record Expiration Date. If a Record Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Record Expiration Date with respect thereto, subject to its right to change the Record Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Record Expiration Date shall be later than the 180th day after the applicable record date.

         Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.


                                   ARTICLE II

                                    THE NOTES

         SECTION 2.1 Form and Dating.

         (a) The Initial Notes, with the notation of the Guarantees endorsed thereon and the certificate of authentication of the Trustee thereon, shall be substantially in the form of Exhibit A or Exhibit B hereto, as applicable, which are hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes, with the notation of the Guarantees endorsed thereon and the certificate of authentication of the Trustee thereon, shall be substantially in the form of Exhibit C or Exhibit D hereto, as applicable, which are hereby incorporated in and expressly made a part of this Indenture.

         (b) The Notes may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, (ii) as may be required to comply with this Indenture, any law or any rule of any securities exchange on which the Notes may be listed and (iii) as may be necessary to conform to customary usage. Each Note shall be dated the date of its authentication by the Trustee.

         (c) Initial Notes, with the notation of the Guarantees endorsed thereon, shall be issued initially in the form of a permanent, global note in definitive, fully registered form, without coupons, substantially in the form of Exhibit A hereto (the "Initial Global Note"). Upon issuance, such Initial Global Note shall be duly executed by the Company, with the endorsement of Guarantees thereon executed by the Guarantors, and authenticated by the Trustee as hereinafter provided and deposited with the Trustee as custodian for the Depositary. Any Initial Certificated Note that may be issued pursuant to Section 2.6(c) hereof, shall be issued in the form of a note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit B hereof. Upon issuance, any such Initial Certificated Note shall be duly executed by the Company, with the endorsement of Guarantees therein executed by the Guarantors, and authenticated by the Trustee as hereinafter provided.

         (d) In the event Exchange Notes are issued pursuant to a Registered Exchange Offer in substitution for Initial Notes held in the form of the Initial Global Note, such Exchange Notes shall be issued initially in the form of a permanent global note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit C hereto (the "Exchange Global Note"). Upon issuance, such Exchange Global Note shall be duly executed by the Company, with the endorsement of Guarantees therein executed by the Guarantors, and authenticated by the Trustee as hereinafter provided and deposited with the Trustee as custodian for the Depositary. Any Exchange Certificated Note that may be issued pursuant to Section 2.6(c) hereof or in substitution for Initial Certificated Notes pursuant to a Registered Exchange Offer shall be issued in the form of a note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit D hereto. Upon issuance, any such Exchange Certificated Notes shall be duly executed by the Company, with the endorsement of Guarantees therein executed by the Guarantors, and authenticated by the Trustee as hereinafter provided.

         (e) The following legends shall appear on each Global Note and each Certificated Note as indicated below:

                  (i) Except as provided in Section 2.6(a)(iii) hereof, each Initial Global Note and Initial Certificated Note shall bear the following legend on the face thereof:

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN

                  THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE PROVINCES OF CANADA.

                  (ii) Each Global Note shall bear the following legend on the face thereof:

                  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO PETERSBURG LONG DISTANCE INC. OR THE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE, DATED AS OF MAY 31, 1996, AMONG PETERSBURG LONG DISTANCE INC., CERTAIN CORPORATIONS ACTING AS GUARANTORS AND NAMED THEREIN AND THE TRUSTEE NAMED THEREIN, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

                  (iii) Except as provided in Section 2.6(j) hereof, each Initial Global Note and Initial Certificated Note shall bear the following legend on the face thereof:

                  THE NOTES EVIDENCED HEREBY WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT AT STATED MATURITY OF 14% SENIOR DISCOUNT NOTES DUE 2004 OF PETERSBURG LONG DISTANCE INC. (THE "NOTES") AND ONE WARRANT (THE "WARRANTS") EACH ENTITLING THE HOLDER THEREOF TO PURCHASE 34 COMMON SHARES WITHOUT NOMINAL OR PAR VALUE OF PETERSBURG LONG DISTANCE INC. PRIOR TO THE EARLIEST TO OCCUR OF (A) 180 DAYS AFTER THE DATE OF ORIGINAL ISSUANCE OF THE UNITS, (B) THE COMMENCEMENT OF A REGISTERED EXCHANGE OFFER FOR THE NOTES, (C) SUCH DATE AS THE INITIAL PURCHASER MAY DETERMINE AND (D) IN THE EVENT OF A CHANGE OF CONTROL, THE DATE ON WHICH THE COMPANY MAILS NOTICE THEREOF TO THE HOLDERS OF THE NOTES, THE NOTES EVIDENCED HEREBY MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS.

         (f) Definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which such Notes may be listed, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

         SECTION 2.2 Execution and Authentication. The Notes may be issued in two series, a series of Initial Notes and a series of Exchange Notes. The aggregate principal amount at Stated Maturity of Notes outstanding at any time shall not exceed $123,000,000 except as provided in Section 2.7 hereof. The Notes shall be executed by manual or facsimile signature on behalf of the Company by two of the following officers of the Company: Chief Executive Officer, its Chief Operating Officer, its President, its Chief Financial Officer or any Vice President or either its Secretary or any Assistant Secretary (but not both). The Company's corporate seal shall be reproduced or imprinted on the Notes by facsimile or otherwise. The Notes shall have the notation relating to the Guarantees executed by each Guarantor in the manner provided for in Section
10.3 hereof and endorsed thereon.

         In case any officer of the Company whose signature shall have been placed upon any of the Notes shall cease to be such officer of the Company before authentication of such Notes by the Trustee and the issuance and delivery thereof, such Notes may, nevertheless, be authenticated by the Trustee and issued and delivered with the same force and effect as though such Person had not ceased to be such officer of the Company.

         Notwithstanding any other provision hereof, the Trustee shall authenticate and deliver Notes only upon receipt by the Trustee of an Officers' Certificate and Opinion of Counsel complying with Sections 13.4 and 13.5 hereof with respect to satisfaction of all conditions precedent contained in this Indenture to authentication and delivery of such Notes.

         Upon compliance by the Company with the provisions of the previous paragraph, the Trustee shall, upon receipt of a Company Order requesting such action, authenticate (a) Initial Notes for original issuance in an aggregate principal amount at Stated Maturity not to exceed $123,000,000 in the form of the Initial Global Note or (b) Exchange Notes for issuance pursuant to a Registered Exchange Offer for Initial Notes in a principal amount equal to the principal amount of Initial Notes replaced in such Registered Exchange Offer. Such Company Order shall specify the amount of Notes to be authenticated and the date on which, in the case of clause (a) above, the Initial Notes or, in the case of clause (b) above, the Exchange Notes, are to be authenticated and shall further provide instructions concerning registration, amounts for each Holder and delivery.

         Upon the occurrence of any event specified in Section 2.6(c) hereof and compliance by the Company with the provisions of the paragraph preceding the immediately preceding paragraph, the Company shall execute and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depositary, in exchange for such beneficial owner's interest in the Initial Global Note or Exchange Global Note, as the case may be, Initial Certificated Notes or Exchange Certificated Notes, as the case may be, representing Notes theretofore represented by the Initial Global Note or Exchange Global Note, as the case may be.

         A Note shall not be valid or entitled to any benefit under this Indenture or obligatory for any purpose unless appropriately executed by the Company and the Guarantors and authenticated by the manual signature of the Trustee as provided herein. The signature of an authorized officer of the Trustee shall be conclusive evidence, and the only evidence, that such Note has been authenticated and delivered under this Indenture.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference to this Indenture to authentication by the Trustee includes authentication by such agent. Any authenticating agent of the Trustee shall have the same rights hereunder as any Registrar or Paying Agent.

         SECTION 2.3 Registrar and Paying Agent. The Company shall maintain, pursuant to Section 4.2 hereof, an office or agency where the Notes may be presented or surrendered for payment, or surrendered for registration of transfer or for exchange. The Company shall cause to be kept at such office a register (the register maintained in such office being herein sometimes referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes entitled to be registered or transferred as provided herein. The Trustee, at its Corporate Trust Office, is initially appointed "Registrar" for the purpose of registering Notes and transfers of Notes as herein provided, and as "Paying Agent" for the payment of principal of (and premium, if any), interest (including Additional Amounts if any, and Special Interest, if any) on, or other amounts in respect of the Notes as provided herein. The Company may, upon written notice to the Trustee, change the designation of the Trustee as Registrar or Paying Agent and appoint another Person to act as Registrar for purposes of this Indenture except that, for the purposes of Article III, Article XII and Sections 4.7 and 4.8, none of the Company, any Guarantor, any Restricted Subsidiary or any Affiliate of the Company or of any Guarantor shall act as Paying Agent. If any Person other than the Trustee acts as Registrar, the Trustee shall have the right at any time, upon reasonable notice, to inspect or examine the Note Register and to make such inquiries of the Registrar as the Trustee shall in its discretion deem necessary or desirable in performing its duties hereunder.

         The Company shall enter into an appropriate agreement with any Person designated by the Company as Registrar or Paying Agent that is not a party to this Indenture, which agreement shall incorporate the provisions of the Trust Indenture Act and shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. Prior to the designation of any such Person, the Company shall, by written notice (which notice shall include the name and address of such Person), inform the Trustee of such designation. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         Upon surrender for registration of transfer of any Note at an office or agency of the Company designated for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Initial Notes or Exchange Notes, as the case may be, of any authorized denomination or denominations, of like tenor and aggregate principal amount, all as requested by the transferor.

         Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar, by the Holder thereof or such Holder's attorney duly authorized in writing.

         SECTION 2.4 Paying Agent to Hold Money in Trust. On or prior to each due date of the principal, premium, any payment of interest or any other amount due with respect to any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, interest or other amount when so becoming due.

         The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent (i) shall hold in trust for the benefit of Holders or the

Trustee all money held by such Paying Agent for the payment of principal, premium, interest (including Additional Amounts, if any, and Special Interest, if any) or other amount due with respect to the Notes (whether such money has been distributed to it by the Company, a Guarantor or any other Obligor), (ii) shall notify the Trustee of any default by the Company in making any such payment and (iii) at any time during the continuance of any such default, upon the written request of the Trustee, shall forthwith pay to the Trustee all sums held in trust by such Paying Agent.

         The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.5 Global Notes.

         (a) So long as a Global Note is registered in the name of the Depositary or its nominee, beneficial owners, members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to the Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Guarantors, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Notes.

         (b) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in such Global Note through Agent Members, to take any action which a Holder of Notes is entitled to take under this Indenture or the Notes.

         (c) Whenever, as a result of an optional redemption of Notes by the Company, a Change of Control Offer, an Asset Sale Offer, a Registered Exchange Offer or an exchange pursuant to the second sentence of Section 2.6(c) hereof, a Global Note is redeemed, repurchased or exchanged in part, such Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A thereof so that the principal amount at Stated Maturity of such Global Note will be equal to the portion of such Global Note not redeemed, repurchased or exchanged and shall thereafter return such Global Note to such Holder, provided that each such Global Note shall be in a principal amount at Stated Maturity of $1,000 or an integral multiple thereof.

         SECTION 2.6 Transfer and Exchange.

         (a) The provisions of this paragraph (a) are applicable only to Initial
Notes:

                  (i) By its acceptance of any Initial Note represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such Initial Note acknowledges the restrictions on transfer of such Initial Note set forth in the Private Placement Legend and under the heading "Transfer Restrictions" in the Final Memorandum and agrees that it will transfer such Initial Note only in accordance with the Private Placement Legend and the restrictions set forth under the heading "Transfer Restrictions" in the Final Memorandum.

                  (ii) In connection with any transfer of an Initial Note bearing the Private Placement Legend, each Holder agrees to deliver to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company or by the Trustee to confirm that such transfer is being made in accordance with the limitations set forth in the Private Placement Legend. In the event the Company determines that any such transfer is not in accordance with the Private Placement Legend, the Company shall so inform the Registrar which shall not register such transfer; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence.

                  (iii) Upon the registration of transfer, exchange or replacement of an Initial Note not bearing the Private Placement Legend, the Trustee shall deliver an Initial Note or Initial Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of an Initial Note bearing the Private Placement Legend, the Trustee shall deliver an Initial Note or Initial Notes bearing the Private Placement Legend, unless such legend may be removed from such Note as provided in the next sentence. The Private Placement Legend may be removed from an Initial Note if there is delivered to the Company and the Trustee such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Initial Note will not violate the registration and prospectus delivery requirements of the Securities Act and, if the transferee is a resident of Canada, of the securities laws of the applicable province of Canada; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence. Upon provision of such evidence, the Trustee shall authenticate and deliver in exchange for such Initial Note, an Initial Note or Initial Notes (representing the same aggregate principal amount of the Initial Note being exchanged) without such legend. If the Private Placement Legend has been removed from an Initial Note, as provided above, no other Initial Note issued in exchange for all or any part of such Initial Note shall bear such legend, unless the Company has reasonable cause to believe that such other Initial Note represents a "restricted security" within the meaning of Rule 144 and instructs the Trustee in writing to cause a legend to appear thereon.

                  (iv) The Company shall deliver to the Trustee, and the Trustee shall retain for two years, copies of all documents received pursuant to this Section 2.6(a). The Company shall have the right to inspect and make copies of all such documents at any reasonable time upon the giving of reasonable written notice to the Trustee.

         (b) Any Initial Notes which are presented to the Registrar for replacement pursuant to a Registered Exchange Offer shall be replaced by Exchange Notes of equal principal amount at Stated Maturity upon surrender to the Registrar of the Initial Notes to be replaced in accordance with the terms of the Registered Exchange Offer; provided that the Initial Notes so surrendered for replacement are duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar and duly executed by the Holder thereof or such Holder's attorney who shall be duly authorized in writing to execute such document on the behalf of such Holder. Whenever any Initial Notes are so surrendered for replacement, the Company shall execute, and the Trustee shall authenticate and deliver to the surrendering Holder thereof, Exchange Notes in the same aggregate principal amount at Stated Maturity as the Initial Notes so surrendered.

         (c) The Initial Global Note or Exchange Global Note, as the case may be, shall be exchanged by the Company for one or more Initial Certificated Notes or Exchange Certificated Notes, as the case may be, if (x) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a "Clearing Agency" registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a "Clearing Agency" under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 calendar days or (y) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder thereof, exchange all or part of the Initial Global Note or Exchange Global Note, as the case may be, for one or more Initial Certificated Notes or Exchange Certificated Notes, as the case may be; provided that the principal amount at Stated Maturity of each of such Initial Certificated Notes or Exchange Certificated Notes, as the case may be, and such Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever a Global Note is exchanged as a whole for one or more Initial Certificated Notes or Exchange Certificated Notes, as the case may be, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Note is exchanged in part for one or more Initial Certificated Notes or Exchange Certificated Notes, as the case may be, it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations to Schedule A thereof pursuant to Section 2.5(c) hereof. All Initial Certificated Notes or Exchange Certificated Notes, as the case may be, issued in exchange for a Global Note or any portion thereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee. Any Initial Certificated Notes issued pursuant to this Section 2.6(c) shall include (i) the Private Placement Legend, except as set forth in Section 2.6(a)(iii) hereof, and
(ii) the Unit Legend except as set forth in Section 2.6(j) hereof. Interests in a Global Note may not be exchanged for Certificated Notes other than as provided in this Section 2.6(c).

         (d) A Holder may transfer a Note only upon the surrender of such Note for registration of transfer. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer in the Note Register by the Registrar. When Notes are presented to the Registrar with a request to register the transfer of, or to exchange, such Notes, the Registrar shall register the transfer or make such exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes at the Registrar's request.

         (e) The Company shall not be required to make and the Registrar need not register transfers or exchanges of (a) Certificated Notes selected for redemption (except, in the case of Certificated Notes to be redeemed in part, the portion thereof not to be redeemed), or (b) any Certificated Note for a period of 15 calendar days before a selection of Certificated Notes to be redeemed or the mailing of a notice of a Change of Control Offer pursuant to
Section 4.7 hereof or an Asset Sale Offer pursuant to Section 4.8 hereof and ending on the close of business on the day of such mailing.

         (f) No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Notes (other than in respect of a Registered Exchange Offer, except as provided in the Registration Agreement and in respect of exchanges or transfers pursuant to Sections 2.9, 3.6, 4.7, 4.8 and 9.6).

         (g) All Notes issued upon any registration of transfer, exchange or substitution pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered for such registration of transfer, exchange or substitution.

         (h) Prior to the effectiveness under the Securities Act of a Shelf Registration Statement, or at any time during the suspension or following the termination thereof, Holders of Initial Notes (or holders of interests therein) and prospective purchasers designated by such Holders of Initial Notes (or such holders of interests therein) shall have the right to obtain from the Company upon request by such Holders (or such holders of interests) or prospective purchasers, during any period in which the Company is not subject to Section 13 or Section 15(d) of the Exchange Act, or is exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph
(d)(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Notes or interests.

         (i) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Notes represented hereby shall be required to be reflected in book entry form. Transfers of a Global Note shall be limited to transfers in whole and not in part, to the Depositary, its successors, and their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

         (j) By its acceptance of any Initial Note represented by a certificate bearing the Unit Legend specified in Section 2.1(e)(iii) hereof, each Holder of, and each beneficial owner of an interest in, such Initial Note acknowledges that Notes were initially issued as part of an issuance of Units, each of which consisted of $1,000 principal amount at Stated Maturity of Notes and one Warrant to purchase 34 Common Shares of the Company, agrees to the restrictions on transfer of Units set forth in the Final Memorandum and the Unit Legend and agrees that it will not transfer such Initial Notes separately, but only with the Warrants as part of a Unit, until the Separation Date.

         SECTION 2.7 Replacement Notes. If any mutilated Note is surrendered to the Trustee, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note, a new Note containing identical provisions and of like principal amount, bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save either of them and any agent of each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note containing identical provisions and of like principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note, provided such payment is either not made prior to the day following the Five Year Date or is made only following the occurrence of an Event of Default.

         Upon the issuance of any new Note under this Section 2.7, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Note issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost of stolen Notes.

         SECTION 2.8 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Company, a Guarantor or an Affiliate of the Company or a Guarantor holds such Note.

         If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that such replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

         If the Paying Agent (other than the Company, a Guarantor or an Affiliate of the Company or a Guarantor) segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or Maturity date money sufficient to pay all principal, premium, if any, interest (including Additional Amounts, if any, and Special Interest, if any) and any other amounts payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or such portions thereof) shall cease to be outstanding and interest on them shall cease to accrue.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes held or beneficially owned by the Company or Guarantor or an Affiliate of the Company or a Guarantor of the Company or by agents of any of the foregoing shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes which a Trust Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee such pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor or an Affiliate of the Company or of a Guarantor or any of their agents.

         SECTION 2.9 Temporary Notes. Pending the preparation of definitive Notes, the Company may execute, the Guarantors shall endorse and the Trustee shall authenticate, temporary notes ("Temporary Notes") which are printed, lithographed, or otherwise produced, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations.

         If Temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the Temporary Notes shall be exchangeable for definitive Notes upon surrender of the Temporary Notes to the Trustee, without charge to the Holder. Until so exchanged, Temporary Notes will evidence the same debt and will be entitled to the same benefits under this Indenture as the definitive Notes in lieu of which they have been issued.

         SECTION 2.10 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, purchase or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, purchase, payment or cancellation and shall dispose of such Notes in accordance with the Trustee's policy of disposal; provided, however, that the Trustee shall not be required to destroy such canceled Notes. The Company may not issue new Notes to replace Notes it has redeemed or paid or that have been delivered to the Trustee for cancellation.

         SECTION 2.11 Payment of Interest; Interest Rights Preserved. Interest (including Additional Amounts, if any, and Special Interest, if any) on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, commencing on June 1, 1999, shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such interest payment, which shall be the May 15 or November 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

         Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and, except as hereinafter provided, such Defaulted Interest and any interest payable on such Defaulted Interest may be paid by the Company, at its election, as provided in clause (a) or (b) below:

         (a) The Company may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest (including Additional Amounts, if any, and Special Interest, if any) or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Default Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first class mail, postage prepaid, to each Holder at such Holder's address as it appears in the Security Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

         (b) The Company may make payment of any Defaulted Interest, (including Additional Amounts, if any, and Special Interest, if any) and any interest payable on such Defaulted Interest, on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section 2.11, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, or in substitution for, any other Note, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

         SECTION 2.12 Authorized Denominations. The Notes shall be issuable in denominations of $1,000 and any integral multiple thereof.

         SECTION 2.13 Computation of Interest, etc.

         (a) The Notes will be issued at a discounted aggregate principal value of $87,697,300. The Notes will accrete interest from the Issue Date at a rate computed as if the Notes had been issued bearing interest at the rate of 14% per annum on May 31, 1996 (being a rate of 14.9445% per annum for the period from the Issue Date through November 30, 1996), compounded semi-annually, to an aggregate principal amount of $123,000,000 by December 1, 1998. Thereafter, interest on the Notes will accrue at the rate of 14% per annum and will be payable in cash semi-annually on June 1 and December 1 of each year, commencing June 1, 1999 to the person in whose name the Note (or any predecessor Note) is registered at the close of business on May 15 or November 15 next preceding such Interest Payment Date. The effect of the foregoing is that the Notes will bear interest at the rate of 14.9445% per annum from the Issue Date through November 30, 1996 and 14% per annum thereafter. The payment of interest on the Notes in respect of the period from the Issue Date to December 1, 1998, however, will effectively be deferred until Maturity and such deferred interest will be compounded semi-annually and added to the outstanding principal amount of the Notes. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. If the Company has not received on or before May 31, 1998, $20,000,000 in Cash Proceeds from a sale or sales of Qualified Stock of the Company occurring subsequent to the Issue Date (other than Qualified Stock issued upon the exercise of Warrants or upon conversion of the Convertible Notes), the Notes will accrete interest to December 1, 1998 and thereafter accrue interest at the rate of 14.5% per annum, commencing on June 1, 1998 until any Interest Payment Date prior to which the Company shall have received such $20,000,000 in Cash Proceeds from such a sale of Qualified Stock. Commencing on any such Interest Payment Date, the Notes will again bear interest at the rate of 14% per annum. For purposes of this interest rate adjustment provision, the Company will be deemed to have raised such $20,000,000 in Cash Proceeds if a Change of Control has occurred.

         (b) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest, Additional Amounts, Special Interest, or Defaulted Interest or interest on Defaulted Interest relating to the Notes, is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be. The rate accruing on the Notes for payment purposes shall be determined in accordance with Subsection 2.13(a) hereof, and for greater certainty for the purposes of the Interest Act (Canada) for the period from the Issue Date through November 30, 1996, the interest rate hereunder shall be 14.9445% per annum, subject to the initial sentence of this Section 2.13(b).

         (c) Notwithstanding any other term of this Indenture, the Company shall not be obliged to pay any interest or other amounts under or in connection with this Indenture in excess of the amount or rate permitted under or consistent with applicable law. In particular, the Company shall not be obliged to pay any interest or other amounts which would result in the receipt by the Holders of interest on credit advanced at a rate in excess of the rate permitted under the Criminal Code (Canada).

         SECTION 2.14 Persons Deemed Owners. Prior to the due presentation for registration of transfer of any Notes, the Company, the Guarantors, the Trustee, the Paying Agent, the Registrar and any co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest (including Special Interest, if any, but excluding Additional Amounts, if any, which shall be determined by the beneficial ownership of such Note) on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

         SECTION 2.15 CUSIP Numbers. The Company, in issuing the Notes, may use a "CUSIP" number for each series of Notes and, if so, the Trustee shall use the relevant CUSIP number in any notices to Holders as a convenience to such Holders; provided, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in any CUSIP number used.


                                   ARTICLE III

                                   REDEMPTION

         SECTION 3.1 Notice to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7(a) and the Notes, it shall furnish an Officers' Certificate to the Trustee setting forth the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price. The Company shall give each such notice to the Trustee at least 60 calendar days prior to the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with any conditions to such redemption set forth herein and in the Notes.

         SECTION 3.2 Selection of Notes to be Redeemed. If less than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed on a pro rata basis, or by any other method which the Trustee shall determine to be fair and appropriate and which complies with any stock exchange and other applicable requirements, provided that the Trustee may select for redemption in part only Notes in denominations larger than $1,000. In selecting Notes to be redeemed pursuant to this Section 3.2, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper so that the principal amount at Stated Maturity of each Note to be redeemed shall be $1,000 or an integral multiple thereof, by increasing, decreasing or eliminating any amount less than $1,000 which would be allocable to any Holder. If the Notes to be redeemed are Certificated Notes, the Certificated Notes to be redeemed shall be selected by the Trustee by prorating, as nearly as may be, or by any other method which the Trustee shall determine to be fair and appropriate and which complies with any stock exchange and other applicable requirements, the principal amount of Certificated Notes to be redeemed among the Holders of Certificated Notes registered in their respective names. The Trustee in its discretion may determine the particular Notes (if there are more than one) registered in the name of any Holder which are to be redeemed, in whole or in part. Provisions of this

Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed. Each redemption of Notes shall be pro rata as between Initial Notes and Exchange Notes.

         SECTION 3.3 Notice of Redemption. At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall send a notice of redemption, first class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register.

         The notice shall identify the Notes to be redeemed and shall state:

         (a) the Redemption Date;

         (b) the Redemption Price (and shall specify the portion of such Redemption Price that constitutes the amount of accrued and unpaid interest to be paid, if any);

         (c) the name and address of the Paying Agent;

         (d) that the Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

         (e) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, the Global Note, with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned to the Holder thereof;

         (f) if any Certificated Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, a new Certificated Note or Certificated Notes in principal amount equal to the unredeemed portion will be issued;

         (g) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

         (h) that, unless the Company defaults in making the redemption payment, interest on, or the accretion of the value of, and Additional Amounts, if any, and Special Interest, if any on, the Notes (or portions thereof) called for redemption shall cease and such Notes (or portions thereof) shall cease to accrete in value or cease to accrue such interest on and after the Redemption Date;

         (i) the paragraph of the Notes and the Section of the Indenture pursuant to which the Notes are being called for redemption; and

         (j) any other information necessary to enable Holders to comply with the notice of redemption.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this
Section 3.3 in a timely manner, provided that the Company shall give the Trustee not less than 45 calendar days notice of such election prior to the Redemption Date unless the Trustee consents to a shorter period.

         SECTION 3.4 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption shall become due and payable on the Redemption Date and at the Redemption Price stated in such notice, including interest, Additional Amounts and Special Interest, if any, accrued and unpaid and any other amounts payable on the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest (including Additional Amounts, if any, and Special Interest, if any) and any other amounts payable shall be payable to the Holder of the redeemed Note on the relevant Record Date; and provided, further, that if a Redemption Date is not a Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue, nor shall the Notes accrete in value, for the period from such Redemption Date to such succeeding Business Day. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.5 Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent money, in federal or other immediately available funds, sufficient to pay the Redemption Price on all Notes to be redeemed on that date other than Notes or portions of Note called for redemption on such date which have been delivered by the Company to the Trustee for cancellation.

         So long as the Company complies with the preceding paragraph and the other provisions of this Article III, interest (and Additional Amounts and Special Interest, if any) on the Notes to be redeemed on the applicable Redemption Date shall cease to accrue, or such Notes shall cease to accrete in value, as the case may be, from and after such date and such Notes or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the Redemption Price on the Redemption Date. If any Note called for redemption shall not be so paid upon surrender for redemption, then, from the Redemption Date until such principal is paid, interest (and Additional Amounts and Special Interest, if any) shall be paid on the unpaid principal and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate prescribed therefor by such Notes.

         SECTION 3.6 Notes Redeemed in Part. Upon surrender and cancellation of a Certificated Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate and deliver to the surrendering Holder (at the Company's expense) a new Certificated Note equal in principal amount to the unredeemed portion of the Certificated Note surrendered and canceled, provided that each such Certificated Note shall be in a principal amount at Stated Maturity of $1,000 or an integral multiple thereof.

         Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of such Global Note, as provided in
Section 2.5(c) hereof.

         SECTION 3.7 Optional Redemption. (a) Except as set forth in subsection
(b) of this Section 3.7, the Company shall not have the option to redeem the Notes pursuant to this Section 3.7 prior to June 13, 2001, being the date following the Five Year Date. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part upon not less than 30 calendar days' nor more than 60 calendar days' notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, Additional Amounts, if any, and Special Interest, if any, to the applicable Redemption Date, if redeemed during the period from June 13, 2001 through May 31, 2002 at a percentage of 108.000% and thereafter during the twelve month period beginning June 1 of the years indicated below:

YEAR                                                                   PERCENTAGE
----                                                                   ----------
2002 .................................................                  104.000%
2003 and thereafter ..................................                  100.000%

         (b) The Notes may be redeemed, at the option of the Company, in whole but not in part, upon not less than 30 or more than 60 days' notice to the Holders in accordance with Section 13.2 hereof, at a Redemption Price equal to the Accreted Value thereof, plus accrued and unpaid interest, if any (including Additional Amounts, if any, and Special Interest, if any), to the Redemption Date fixed therefor (subject to the right of Holders of record on the relevant Record Date to receive interest (including Additional Amounts, if any, and Special Interest, if any), due on the Interest Payment Date that is on or prior to the Redemption Date) and any other amounts due if, as a result of any change in or amendment to the laws or the regulations or rulings promulgated thereunder of Canada, Cyprus, the Russian Federation or any other jurisdiction with which the Company or any Guarantor has any connection (other than a connection arising as a result of a continuance or a merger or consolidation of the Company with or into a newly formed corporation solely for the purpose of moving the Company's domicile out of Canada) or any political subdivision thereof or any authority thereof or having power to tax therein, or any change in the application or official interpretation of such laws or regulations, or any change in administrative policy or assessing practice of the applicable taxing authority, which change or amendment becomes effective on or after May 24, 1996, the Company or the Guarantors

(if the Guarantees are called) are or would be required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Notes or the Guarantees and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or the Guarantors, as the case may be. The Company will also pay to Holders on the Redemption Date any Additional Amounts payable in respect of the period ending on the Redemption Date. Prior to the publication of any notice of redemption pursuant to this provision, which in no event will be given earlier than 90 days prior to the earliest date on which the Company or the Guarantors, as the case may be, would be required to pay such Additional Amounts were a payment in respect of the Notes then due, the Company shall deliver to the Trustee (i) an Officers' Certificate stating that the obligation to pay such Additional Amounts cannot be avoided by the Company or the Guarantors, as the case may be, taking reasonable measures and (ii) an Opinion of Counsel, independent of the Company and the Guarantors and approved by the Trustee, to the effect that the Company or the Guarantors have or will become obligated to pay such Additional Amounts as a result of such change or amendment. Such notice, once delivered by the Company to the Trustee, will be irrevocable. The Trustee shall accept such Officers' Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the condition precedent set forth in clauses (i) and (ii) above, in which event it shall be conclusive and binding on the Holders.

         SECTION 3.8 Mandatory Redemption. Subject to the Company's obligations to make an offer to purchase Notes under certain circumstances pursuant to Sections 4.7 or 4.8 hereof, the Company shall have no mandatory redemption or sinking fund obligations with respect to the Notes.


                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.1 Payment of Notes. The Company shall promptly pay the principal of, premium, if any, interest (including Additional Amounts, if any, and Special Interest, if any) on, and any other amounts in respect of, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, interest and such other amounts shall be considered paid on the date due if, on or before 10:00 a.m., New York City time, on such date, the Trustee or the Paying Agent, other than the Company or a Guarantor or an Affiliate of the Company or a Guarantor, holds in accordance with this Indenture money to pay all principal, premium, interest (including Additional Amounts, if any, and Special Interest, if any) or other amounts then due.

         To the extent lawful, the Company shall pay interest on (i) any overdue principal of (and premium, if any, on) the Notes, at the interest rate borne on the Notes plus 1% per annum and (ii) Defaulted Interest (without regard to any applicable grace period), at the same rate. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.7, Section 4.7 or Section 4.8 hereof, or otherwise.

         SECTION 4.2 Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

         SECTION 4.3 Money for the Note Payments to be Held in Trust. If the Company, any Guarantor, any Restricted Subsidiary, or any of their respective Affiliates shall at any time act as Paying Agent with respect to the Notes, such Paying Agent shall, on or before each due date of the principal of (and premium, if any), interest on or other amounts in respect of any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the principal (and premium, if any), interest (including Additional Amounts, if any and Special Interest, if any) or other amounts so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents with respect to the Notes, it shall, prior to or on each due date of the principal of (and premium, if any), interest on or other amounts in respect of any of the Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any), interest (including Additional Amounts, if any and Special Interest, if
any) or other amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, interest (including Additional Amounts, if any and Special Interest, if any) or other amounts, and (unless such Paying Agent is the Trustee) the Paying Agent shall promptly notify the Trustee of the Company's action or failure so to act.

         SECTION 4.4 Corporate Existence. Subject to the provisions of Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each of its Restricted Subsidiaries; provided that the Company and any such Restricted Subsidiary other than a Leasing Company or NWE Cyprus shall not be required to preserve the corporate existence of any such Restricted Subsidiary other than a Leasing Company or NWE Cyprus or any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of Notes.

         SECTION 4.5 Maintenance of Property. The Company shall cause all Property used in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.5 shall prevent the Company from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of its Restricted Subsidiaries and not disadvantageous in any material respect to the Holders of the Notes.

         SECTION 4.6 Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or Property of the Company or any of its Restricted Subsidiaries and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Property of the Company or any of its Restricted Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made.

         SECTION 4.7 Repurchase at the Option of Holders upon a Change of Control.

         (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole or in part in a principal amount at Stated Maturity that is an integral multiple of $1,000, pursuant to an irrevocable and unconditional offer described in Section 4.7(b) hereof (the "Change of Control Offer"), at a purchase price (the "Change of Control Purchase Price") in cash equal to 101 percent of the Accreted Value of such Notes (or portions thereof) on any Change of

Control Payment Date plus accrued and unpaid interest, if any, and Additional Amounts, if any, and Special Interest, if any, to the Change of Control Payment Date.

         (b) Within 30 calendar days of the date of any Change of Control, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first class mail, postage prepaid, a notice prepared by the Company stating:

                  (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.7, and that all Notes properly tendered will be accepted for payment;

                  (ii) the Change of Control Purchase Price, and the date Notes are to be purchased pursuant to the Change of Control Offer (the "Change of Control Payment Date"), which date shall be a date occurring no earlier than 30 calendar days nor later than 40 calendar days subsequent to the date such notice is mailed;

                  (iii) that any Notes or portions thereof not properly tendered will continue to accrete in value or accrue interest, as applicable, and Additional Amounts and Special Interest, if applicable;

                  (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrete in value or accrue interest, as applicable, and Additional Amounts and Special Interest, if applicable, from and after the Change of Control Payment Date;

                  (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

                  (vii) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 at Stated Maturity or an integral multiple thereof;

                  (viii) if Certificated Notes have been issued pursuant to
         Section 2.6(c), that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount at Stated Maturity to $1,000 or an integral multiple thereof;

                  (ix) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

                  (x) the instructions and any other information necessary to enable any Holder to accept a Change of Control Offer or effect withdrawal of such acceptance.

         (c) On or before the Change of Control Payment Date, the Company shall
(i) accept for payment any Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so accepted, including interest, Additional Amounts and Special Interest, if applicable; and (iii) deliver, or cause to be delivered, to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Notes or portions thereof so accepted for payment, payment in an amount equal to the Change of Control Purchase Price for such Notes or portions thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.7, the Trustee shall act as the Paying Agent.

         (d) Upon surrender and cancellation of a Certificated Note that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note, a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Note shall be in a principal amount of $1,000 at Stated Maturity or an integral multiple thereof.

         Upon surrender of a Global Note that is purchased in part pursuant to a Change of Control Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.5(c) hereof.

         (e) The Company shall comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the purchase of Notes pursuant to a Change of Control Offer.

         SECTION 4.8 Limitation on Asset Sales.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly to, consummate any Asset Sale, unless:

                  (i) no Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

                  (ii) the Company or such Restricted Subsidiary, as the case may be, receives net consideration at the time of such Asset Sale at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the Trustee) of the Property or assets sold or otherwise disposed of;

                  (iii) at least 75 percent of the consideration received in respect of such Asset Sale by the Company or such Restricted Subsidiary, as the case may be, for such Property or assets consists of Cash Proceeds; and

                  (iv) the Company or such Restricted Subsidiary, as the case may be, uses the Net Cash Proceeds from such Asset Sale in the manner set forth in Section 4.8(b) hereof.

         To the extent that the assets which are the subject of any Asset Sale constitute Collateral, all proceeds thereof shall, to the extent permitted by law, be subject to a perfected Lien in favor of the Trustee or a collateral agent for the benefit of the Trustee and the equal and ratable benefit of the Holders of the Notes and for the benefit of the Convertible Note Trustee and the equal and ratable benefit of the Holders of the Convertible Notes, which Lien shall have the same priority as the Lien on the Collateral which was the subject of such Asset Sale, and all Net Cash Proceeds from such an Asset Sale shall be deposited in the Company Senior Note Escrow Account or a Leasing Company Escrow Account, if applicable. To the extent that assets which are the subject of any Asset Sale constitute Telecommunications Assets subject to a Telecommunications Assets Lease which is Collateral, all proceeds thereof shall, to the extent permitted by applicable law, be subject to a perfected Lien in favor of the Trustee or a collateral agent for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Notes and for the benefit of the Convertible Note Trustee and the equal and ratable benefit of the Holders of the Convertible Notes, which Lien shall have the same priority as the Lien on such

Telecommunications Asset Leases governing the Telecommunications Assets which were the subject of such Asset Sale, and all Net Cash Proceeds from such an Asset Sale of Telecommunications Assets must be deposited in the applicable Leasing Company Escrow Account. To the extent that assets which are the subject of any Asset Sale constitute Convertible Note Collateral, all proceeds thereof shall, to the extent permitted by applicable law, be subject to a perfected Lien in favor of the Convertible Note Trustee or a collateral agent for the benefit of the Convertible Note Trustee and the equal and ratable benefit of the Holders of Convertible Notes and for the benefit of the Trustee and the equal and ratable benefit of the Holders of Notes, which Lien shall have the same priority as the Lien on the Convertible Note Collateral which was the subject of such Asset Sale, and all Net Cash Proceeds from such an Asset Sale of Convertible Note Collateral must be deposited in the Company Convertible Note Escrow Account, unless the Convertible Notes are no longer outstanding and the Convertible Note Indenture has been satisfied and discharged, in which case such Net Cash Proceeds shall be deposited in the Company Senior Note Escrow Account.

         (b) (i) To the extent that assets subject to an Asset Sale consist of Collateral other than a Telecommunications Asset Lease or Telecommunications Assets subject to a Telecommunications Asset Lease, the Company shall have the option, within 365 days of such Asset Sale, to reinvest the Net Cash Proceeds (or any portion thereof) from such Asset Sale in another asset or business in the same or similar lines of business as the Company and its Restricted Subsidiaries (the "Replacement Assets") (or enter into a binding agreement to reinvest such Net Cash Proceeds (or any portion thereof) prior to the end of such 365-day period, provided that such reinvestment is completed within 90 days after the end of such 365-day period); provided that such Replacement Assets are subject to a Lien in favor of the Trustee or a collateral agent for the benefit of the Trustee and for the equal and ratable benefit of the Holders and for the benefit of the Convertible Note Trustee and the equal and ratable benefit of Holders of Convertible Notes, which Lien has the same priority as had the Lien on such Collateral, which was the subject of such Asset Sale.

             (ii) To the extent that assets subject to an Asset Sale consist of Convertible Note Collateral, the Company shall have the option, within 365 days of such Asset Sale, to reinvest the Net Cash Proceeds (or any portion thereof) from such Asset Sale in Replacement Assets (or enter into a binding agreement to reinvest such Net Cash Proceeds (or any portion thereof) prior to the end of such 365-day period, provided that such reinvestment is completed within 90 days after the end of such 365-day period); provided that such Replacement Assets are subject to a Lien in favor of the Convertible Note Trustee or a collateral agent for the benefit of the Convertible Note Trustee and for the equal and ratable benefit of the Holders of Convertible Notes and for the benefit of the Trustee and the equal and ratable benefit of Holders of the Notes, which Lien has the same priority as had the Lien on such Convertible Note Collateral, which was the subject of such Asset Sale.

                  (iii) To the extent that assets subject to an Asset Sale constitute Telecommunications Assets subject to a Telecommunications Asset Lease, the Company shall have the option, within 365 days of such Asset Sale, to cause the applicable Leasing Company to reinvest the Net Cash Proceeds from such Asset Sale (or any portion thereof) in Telecommunications Assets to be leased pursuant to a new Telecommunications Asset Lease ("Replacement Telecommunication Assets") (or enter into, or cause the applicable Leasing Company to enter into, a binding agreement to reinvest such Net Cash Proceeds (or any portion thereof) prior to the end of such 365-day period, provided that such reinvestment is completed within 90 days after the end of such 365-day period), and with respect to any proceeds of insurance paid on account of the loss of or damage to any such Telecommunications Assets, or compensation or other proceeds for any such Telecommunications Assets taken by condemnation, eminent domain or similar proceedings, such Net Cash Proceeds are applied as provided above or applied to reimburse the applicable Leasing Company for expenditures made, and costs incurred, to repair, rebuild, replace or restore the Telecommunications Assets subject to such loss, damage or taking.

                  (iv) To the extent that assets subject to an Asset Sale do not constitute Collateral, Telecommunications Assets subject to a Telecommunications Asset Lease or Convertible Note Collateral, the Company shall have the option within 365 days of such Asset Sale (i) to reinvest (or enter into a binding agreement to reinvest prior to the end of such 365-day period, provided that such reinvestment is completed within 90 days after the end of such 365-day period) an amount equal to the Net Cash Proceeds (or any portion thereof) from such Asset Sale in Replacement Assets, and/or (ii) apply an amount equal to such Net Cash Proceeds (or remaining Net Cash Proceeds) to the permanent reduction of Indebtedness of the Company (other than Indebtedness to a Restricted Subsidiary) that is pari passu in right of payment with the Notes or to the permanent reduction of Indebtedness of any Restricted Subsidiary that is pari passu in right of payment with the Guarantees, if applicable (other than Indebtedness owed to, or Preferred Stock owned by, the Company or a Restricted Subsidiary of the Company).

                  (v) Any Net Cash Proceeds from any Asset Sale that are not used to reinvest in Replacement Assets or Replacement Telecommunications Assets and/or to reduce pari passu Indebtedness of the Company or the Guarantors to the extent permitted by this Section 4.8(b) shall constitute "Excess Proceeds"; provided that, with respect to any Asset Sale by a Person which is not a Wholly-Owned Restricted Subsidiary, the amount of Net Cash Proceeds which shall constitute Excess Proceeds to be used to make an Asset Sale Offer (as defined in Section 4.8(c) below) shall be limited to the percentage of such unused Net Cash Proceeds received by such Person equal to a percentage determined by dividing the direct or indirect interest of the Company in the Capital Stock of such Person by the total then outstanding Capital Stock of such Person determined as of the date of such Asset Sale.

         (c) Subject to the limitations set out in Section 4.8(d) below, if at any time the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall, within 30 days thereafter, use such Excess Proceeds to make an offer to purchase Notes (an "Asset Sale Offer") on a pro rata basis from all Holders of Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Excess Proceeds, at a purchase price (the "Offer Purchase Price") in cash equal to 100% of the Accreted Value thereof on any purchase date, plus accrued and unpaid interest, if any, Additional Amounts, if any, and Special Interest, if any, to the Asset Sale Payment Date, in accordance with the procedures set forth in this Section 4.8; provided that, if any such assets subject to such Asset Sale constitute Convertible Note Collateral, the Company shall be required to apply that portion of such Excess Proceeds attributable to such Asset Sale of Convertible Note Collateral which is permitted to be so applied pursuant to Section 4.8(d) of the Convertible Note Indenture (the "Permitted Portion"), first, to an asset sale offer for the Convertible Notes pursuant to and in the circumstances permitted by the Convertible Note Indenture (a "Convertible Note Asset Sale Offer") unless the Convertible Notes are no longer outstanding and the Convertible Note Indenture has been satisfied and discharged, and, to the extent that the aggregate amount paid pursuant to the Convertible Note Asset Sale Offer is less than such Permitted Portion, then to an Asset Sale Offer; and provided further that if such assets subject to such Asset Sale are subject to a Lien which is and is permitted to be pari passu with the Lien in favor of the Trustee or a collateral agent, the Company shall only be required to apply a pro rata portion of such Excess Proceeds to the Asset Sale Offer. To the extent that assets subject to an Asset Sale are not and are not required to be subject to a Lien in favor of the Trustee or do not constitute Telecommunications Assets subject to a Telecommunications Asset Lease or Convertible Note Collateral, the Company may apply 100% of the Excess Proceeds thereof to the prepayment of obligations outstanding in respect of Indebtedness that is pari passu to the Notes or the Guarantees to the extent required thereunder. If (x) no obligations are outstanding in respect of or under such pari passu Indebtedness or (y) the holders of such pari passu Indebtedness entitled to receive payment elect not to receive the payments provided for in the previous sentence, or (z) the application of such Net Cash Proceeds results in the complete prepayment of all such Indebtedness, then such Excess Proceeds or any remaining portion thereof will be required to be applied by the Company to an Asset Sale Offer subject to the limitations of Section 4.8(d) below. Subject to the limitations set out in
Section 4.8(d) below, the Company may at any time by delivering an Officers' Certificate and Board Resolution to the Trustee waive its reinvestment options and proceed to make an Asset Sale Offer, notwithstanding that any applicable period for reinvestment shall not have expired.

         (d) Notwithstanding Section 4.8(c) above and Section 4.8(e) below, the Company will not be obligated to repurchase Notes in connection with an Asset Sale Offer representing in the aggregate more than 25% of the original aggregate principal amount of the Notes (which original aggregate principal amount shall for these purposes be the amount originally allocated to the Notes, net of any amounts allocated to the Warrants and without any adjustment whatsoever) prior to the date following the Five Year Date, and the original aggregate principal amount of Notes repurchased in connection with any Asset Sale Offer having a purchase date prior to the date following the Five Year Date shall represent no more than 25% of the original aggregate principal amount of the Notes less the original aggregate principal amount of Notes purchased pursuant to Asset Sale Offers relating to all prior Asset Sales. To the extent that the amount of Excess Proceeds exceeds the amount of Notes purchased because of the limitation imposed by the immediately preceding sentence (the amount of such excess being the "Aggregate Unused Proceeds"), such Aggregate Unused Proceeds shall constitute Excess Proceeds for purposes of the first Asset Sale Offer that is made after the Five Year Date and, in the event the amount of the Aggregate Unused Proceeds exceeds $5,000,000, promptly after the Five Year Date, the Company shall commence an Asset Sale Offer on a pro rata basis for an aggregate principal amount of Notes equal to the Aggregate Unused Proceeds (and any other Excess Proceeds that arise between the Five Year Date and such Asset Sale Offer) at a purchase price equal to 100% of the Accreted Value of the Notes, plus accrued interest, if any, Special Interest, if any, and Additional Amounts, if any, to the date of purchase.

         (e) Subject to the provisions of Section 4.8(d) above, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5,000,000, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first class mail, postage prepaid, a notice prepared by the Company stating:

                  (i) that an Asset Sale Offer is being made pursuant to this
         Section 4.8, and that all Notes properly tendered will be accepted for payment, subject to proration in the event the amount of Excess Proceeds is less than the aggregate Offer Purchase Price of all Notes properly tendered pursuant to the Asset Sale Offer;

                  (ii) the Asset Sale Purchase Price, the amount of Excess Proceeds that are available to be applied to purchase tendered Notes, and the date Notes are to be purchased pursuant to the Asset Sale Offer (the "Asset Sale Payment Date"), which date shall be a date no earlier than 30 calendar days and not later than 40 calendar days subsequent to the date such notice is mailed;

                  (iii) that any Notes or portions thereof not properly tendered or accepted for payment will continue to accrue interest or accrete in value, as the case may be, and Additional Amounts, if any, and Special Interest, if any;

                  (iv) that, unless the Company defaults in the payment of the Offer Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrete in value or accrue interest and Additional Amounts, if any, and Special Interest, if any, from and after the Asset Sale Payment Date;

                  (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to the Asset Sale Holder will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Asset Sale Payment Date;

                  (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Payment Date, a telegram, telex, facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Asset Sale Offer;

                  (vii) that any Holder electing to have Notes purchased pursuant to the Asset Sale Offer must specify the principal amount at Stated Maturity that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

                  (viii) if Certificated Notes have been issued pursuant to
         Section 2.6(c), that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount at Stated Maturity to $1,000 or an integral multiple thereof;

                  (ix) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

                  (x) the instructions and any other information necessary to enable any Holder to tender Notes and to have such Notes purchased, or to withdraw such tender, pursuant to this Section 4.8.

         (f) If the aggregate Asset Sale Purchase Price of the Notes surrendered by Holders exceeds the amount of Excess Proceeds as indicated in the notice required by Section 4.8(e) hereof, the Trustee shall select the Notes to be purchased on a pro rata basis based on the principal amount of the Notes tendered, with such adjustments as may be deemed appropriate by the Trustee and to comply with any stock exchange and other applicable requirements, so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased.

         (g) On or before the Asset Sale Payment Date, the Company shall (i) accept for payment any Notes or portions thereof properly tendered and selected for purchase pursuant to the Asset Sale Offer and Section 4.8(f) hereof; (ii) irrevocably deposit with the Paying

Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Asset Sale Purchase Price in respect of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Notes or portions thereof so accepted for payment, payment in an amount equal to the Asset Sale Purchase Price for such Notes or portions thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Payment Date. For purposes of this Section 4.8, the Trustee shall act as the Paying Agent.

         (h) Upon surrender and cancellation of a Certificated Note that is purchased in part, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Note shall be in a principal amount at Stated Maturity of $1,000 or an integral multiple thereof.

         Upon surrender of a Global Note that is purchased in part pursuant to an Asset Sale Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.5(c) hereof.

         (i) Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were subject to such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes, including a Convertible Note Asset Sale Offer pursuant to the asset sale covenant contained in the Convertible Note Indenture. For greater certainty, such Excess Proceeds do not include any Aggregate Unused Proceeds until such Aggregate Unused Proceeds become Excess Proceeds pursuant to Section 4.8(d) hereof.

         (j) The Company shall comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the purchase of Notes pursuant to an Asset Sale Offer.

         SECTION 4.9 Limitation on Indebtedness. (a) The Company will not, and will not permit its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) and the Company will not issue any Disqualified Stock or permit any of its Restricted Subsidiaries to issue any Disqualified Stock; provided that the Company and its Restricted Subsidiaries other than the Leasing Companies or NWE Cyprus may incur Indebtedness or issue Disqualified Stock if, after giving effect to such issuance or incurrence on a pro forma basis, the Indebtedness to Operating Cash Flow Ratio of the Company does not exceed 5.0 to 1.0.

         (b) The provisions of Section 4.9(a) will not apply to:

                  (i) the incurrence by the Company and its Restricted Subsidiaries other than the Leasing Companies or NWE Cyprus of Indebtedness under the Revolving Credit Facilities, provided that the aggregate principal amount of Indebtedness at any time outstanding under or in respect of such facilities, together with any Indebtedness then outstanding which was permitted to be incurred pursuant to clause
         (x) below, shall not exceed $25,000,000;

                  (ii) the incurrence of the Existing Indebtedness;

                  (iii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to any of its Restricted Subsidiaries, provided that any such Indebtedness is junior and subordinate to the Notes and the Guarantees, if applicable, and such Indebtedness is held at all times by the Company or a Restricted Subsidiary of the Company;

                  (iv) Indebtedness of any Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary of the Company, provided that such intercompany Indebtedness is evidenced by an Intercompany Note or by a Telecommunications Asset Lease;

                  (v) Indebtedness of a Restricted Subsidiary constituting a sublease by the lessee of Telecommunications Assets subject to a Telecommunications Asset Lease to a Restricted Subsidiary of such lessee;

                  (vi) the incurrence by the Company or any of its Restricted Subsidiaries other than the Leasing Companies or NWE Cyprus of Interest Hedging Obligations with respect to any floating rate Indebtedness that is permitted by the covenant described in this Section 4.9(b);

                  (vii) the incurrence by the Company of any Exchange Rate Obligations, provided that such Exchange Rate Obligations were entered into in connection with transactions in the ordinary course of business or the incurrence of Indebtedness that is permitted by this Section 4.9(b);

                  (viii) the incurrence of Indebtedness evidenced by the Notes and the Guarantees pursuant to the Indenture and the Collateral Documents and by the Convertible Notes and the Convertible Note Guarantees pursuant to the Convertible Note Indenture and the Convertible Note Collateral Documents;

                  (ix) Indebtedness in respect of performance, surety or appeal bonds provided by the Company in the ordinary course of business;

                  (x) Indebtedness of Restricted Subsidiaries other than the Leasing Companies or NWE Cyprus in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding, provided that the aggregate principal amount of all such Indebtedness at any time outstanding, together with Indebtedness of Restricted Subsidiaries then outstanding which was permitted to be incurred pursuant to clause (i) above, shall not exceed $25,000,000;

                  (xi) International Vendor Indebtedness not to exceed an aggregate principal amount of $40,000,000 at any one time outstanding, provided that the Leasing Companies and NWE Cyprus may not incur any International Vendor Indebtedness; and

                  (xii) the incurrence by the Company or any of its Restricted Subsidiaries of Refinancing Indebtedness issued in exchange for, or the proceeds of which are used to refinance, repurchase, replace, refund or defease ("Refinance" and correlatively, "Refinanced" and "Refinancing") Indebtedness permitted pursuant to clause (ii) or (viii) of this
         Section 4.9(b), provided that (A) the amount of such Refinancing Indebtedness shall not exceed the principal amount of, premium, if any, and accrued interest (and Additional Amounts and Special Interest on the Notes) on the Indebtedness so Refinanced (or if such Indebtedness was issued with original issue discount, the original issue price plus amortization of the original issue discount at the time of the repayment of such Indebtedness) plus the fees, expenses and costs of such Refinancing and reasonable prepayment premiums, if any, in connection therewith, (B) such Refinancing Indebtedness shall have a Stated Maturity no earlier than the Indebtedness being Refinanced, (C) such Refinancing Indebtedness shall have an Average Life equal to or greater than the Average Life of the Indebtedness being Refinanced, (D) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or the Guarantees, as applicable, such Refinancing Indebtedness shall be subordinated in right of payment to the Notes or the Guarantees, as applicable, on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being so Refinanced, and (E) no Restricted Subsidiary shall incur Refinancing Indebtedness to Refinance Indebtedness of the Company or another Restricted Subsidiary.

         SECTION 4.10 Limitation on Issuances of Guarantees by Restricted Subsidiaries. (a) The Company will not permit any Restricted Subsidiary which is not a Guarantor on the Issue Date to guarantee, directly or indirectly, any Indebtedness of the Company ("Guaranteed Indebtedness") unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee. If the Guaranteed Indebtedness is pari passu with the Notes or its Guarantee, then the guarantee of such Guaranteed Indebtedness shall be pari passu with or subordinated to such Guarantee; and if the Guaranteed Indebtedness is subordinated to the Notes or its Guarantee, then the guarantee of such Guaranteed Indebtedness shall be subordinated to such Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes or such Guarantee.

         (b) Notwithstanding the provisions of Section 4.10(a) hereof, any Guarantee by a Restricted Subsidiary other than a Leasing Company, NWE Cyprus, WTC, BCL or a future WhollyOwned Restricted Subsidiary of the Company shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary's Guarantee, except a discharge or release by, or as a result of, payment under such guarantee.

         SECTION 4.11 Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Liens of any kind other than Permitted Liens on or with respect to any of its Property or assets now owned or hereafter acquired, or any interest therein or any income or profits therefrom, without effectively providing that the Notes and/or the Guarantees, as applicable, shall be secured equally and ratably with (and provided that the Notes and/or the Guarantees, as applicable, shall be secured prior to any secured obligation that is subordinated in right of payment to the Notes and/or the Guarantees, as applicable) the obligations so secured for so long as such obligations are so secured.

         SECTION 4.12 Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback Transaction at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the Trustee) of the Property or assets subject to such transaction; (ii) the Attributable Indebtedness of the Company or such Restricted Subsidiary with respect thereto is included as Indebtedness and would be permitted by Section 4.9 hereof, and any Liens granted thereby would be permitted by Section 4.11 hereof; and (iii) the Net Cash Proceeds from such transaction are applied in accordance with Section 4.8 as if such proceeds resulted from an Asset Sale.

         SECTION 4.13 Restricted Payments. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such proposed Restricted Payment (i) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; (ii) after giving effect, on a pro forma basis, to such Restricted

Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Company could incur at least $1.00 of additional Indebtedness pursuant to Section 4.9(a) hereof; and (iii) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments after the Issue Date does not exceed the sum of (A) 50% of the Consolidated Net Income of the Company (or, if Consolidated Net Income shall be deficit, minus 100% of such deficit) for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding the Issue Date and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment, plus (B) 100% of the aggregate Net Cash Proceeds received by the Company subsequent to the Issue Date from the issuance or sale (other than to a Subsidiary) of shares of its Qualified Stock, including Qualified Stock issued upon the exercise of options, warrants or rights to purchase Qualified Stock, plus (C) 100% of the amount of any Indebtedness of the Company or any of its Restricted Subsidiaries (as expressed on the face of a balance sheet in accordance with GAAP), or the carrying value of any Disqualified Stock, which has been converted into, exchanged for or satisfied by the issuance of shares of Qualified Stock of the Company subsequent to the Issue Date, less the amount of any cash, or the value of any other Property distributed by the Company or its Restricted Subsidiaries upon such conversion, exchange or satisfaction, plus (D) 100% of the net reduction in Investments, subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments" set forth in Section 1.1 hereof), not to exceed in the case of any Person the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person and in each such case which was treated as a Restricted Payment, minus (E) 100% of the amount of Investments made or dividends paid pursuant to clauses (v), (vi) and (vii) of
Section 4.13(b) below subsequent to the Issue Date.

         (b) The provisions of Section 4.13(a) shall not prevent the Company from

                  (i) paying a dividend on its Capital Stock at any time within 60 days after the declaration thereof if, on the declaration date, the Company could have paid such dividend in compliance with the provisions of Section 4.13(a) hereof;

                  (ii) retiring (A) any Capital Stock of the Company or any Restricted Subsidiary of the Company or (B) Indebtedness of the Company that is subordinate to the Notes or (C) Indebtedness of a Restricted Subsidiary of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale of, Qualified Stock of the Company;

                  (iii) so long as no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, retiring any Indebtedness of the Company subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company (other than Indebtedness to a Subsidiary of the Company), provided that such new Indebtedness (A) is subordinated in right of payment to the Notes at least to the same extent as, (B) has an Average Life at least as long as, and (C) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so retired;

                  (iv) so long as no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, retiring any Indebtedness of a Restricted Subsidiary of the Company in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company or any Restricted Subsidiary that is permitted under Section 4.9 hereof and that (A) is not secured by any assets of the Company or any Restricted Subsidiary to a greater extent than the retired Indebtedness was so secured, (B) has an Average Life at least as long as the retired Indebtedness and (C) is subordinated in right of payment to the Notes or the Guarantee, as applicable, at least to the same extent as the retired Indebtedness;

                  (v) so long as no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, making loans to members of management of the Company as required pursuant to employment agreements with such members, in an aggregate principal amount not to exceed $500,000, provided that any repayment of such loans (but only to the extent such payments are not included in the calculation of Consolidated Net Income of the Company) shall reduce the amount of such Investments;

                  (vi) so long as no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, making Investments in Qualified Joint Ventures in an aggregate amount not to exceed $5,000,000, provided that any repayment of loans or advances, return of capital or other transfer of Property (but only to the extent such distributions are not included in the calculation of Consolidated Net Income of the Company) shall reduce the amount of such Investments;

                  (vii) paying dividends to minority stockholders or partners of a Restricted Subsidiary (other than to a Person who is otherwise an Affiliate), provided that the Company or the Restricted Subsidiary that is the stockholder or partner of such non-Wholly Owned Restricted Subsidiary shall receive pro rata dividends at the same time and in the same form and composition of consideration as the dividends paid to the minority stockholders or partners; and

                  (viii) so long as no Default or Event of Default has occurred, the Company may redeem Convertible Notes pursuant to the terms of the Convertible Note Indenture or repurchase Convertible Notes pursuant to a "Change of Control Offer" (as defined in the Convertible Note Indenture), a Convertible Note Asset Sale Offer or a repurchase offer pursuant to Section 4.14 of the Convertible Note Indenture.

         (c) Not later than the date of making any Restricted Payment, any Investment made pursuant to clause (vi) of Section 4.13(b), any dividend made pursuant to clause (vii) of Section 4.13(b) and any redemption or repurchase made pursuant to clause (viii) of Section 4.13(b), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment, dividend, Investment or redemption is permitted and setting forth the basis upon which any required calculations were computed, which calculations may be based upon the Company's or applicable Restricted Subsidiary's latest available financial statements.

         SECTION 4.14 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, cause or suffer to exist or become effective or enter into an encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary (i) to pay dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company; (ii) to make loans or advances to the Company or any Restricted Subsidiary of the Company; or (iii) to transfer any of its Property or assets to the Company or any other Restricted Subsidiary of the Company, except:

         (a) any encumbrance or restriction existing as of the Issue Date pursuant to this Indenture, the Collateral Documents, the Convertible Note Indenture or the Convertible Note Collateral Documents, the Telecommunications Asset Leases, the Intercompany Notes and the related collateral documents, an agreement relating to the Revolving Credit Facilities or the Existing Indebtedness or any existing agreement listed on Schedule 4.14 attached hereto;

         (b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of assets or Property, so long as the encumbrances or restrictions in any such agreement related solely to the assets or Property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

         (c) any encumbrances or restrictions relating to any Indebtedness of any Restricted Subsidiary existing on the date on which such Restricted Subsidiary is acquired by the Company or any Restricted Subsidiary (other than Indebtedness incurred by such Restricted Subsidiary in connection with or in anticipation of its acquisition), provided that the EBITDA of such Restricted Subsidiary is not taken into account in determining whether such acquisition is permitted by the terms of this Indenture;

         (d) any encumbrance or restriction pursuant to an agreement effecting a permitted Refinancing of Indebtedness issued pursuant to an agreement referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such Refinancing agreement are not materially more restrictive than the encumbrances and restriction contained in such agreements;

         (e) customary provisions restricting subletting or assignment of any lease of the Company or any Restricted Subsidiary or customary provisions in certain agreements that restrict the assignment of such agreement or any rights thereunder;

         (f) any temporary encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or Property and assets of, such Restricted Subsidiary; and

         (g) any restriction on the sale or other disposition of assets or Property securing Indebtedness as a result of a Permitted Lien on such assets or Property permitted pursuant to Section 4.11 hereof.

         SECTION 4.15 Limitation on Issuance and Sale of Preferred Stock of Restricted Subsidiaries. The Company (i) shall not permit any Restricted Subsidiary to issue any Preferred Stock other than to the Company or a Restricted Subsidiary (provided that the Leasing Companies and NWE Cyprus may not issue Preferred Stock to a Restricted Subsidiary) and (ii) shall not permit any Person other than the Company or a Restricted Subsidiary to own any Preferred Stock of any Restricted Subsidiary, except for (a) a sale of 100% of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by Section 4.8 hereof; (b) Preferred Stock of a Restricted Subsidiary issued and outstanding on the Issue Date and held by Persons other than the Company or any Restricted Subsidiary, (c) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in contemplation of such Person's becoming a Restricted Subsidiary or otherwise being acquired by the Company; and (d) any Disqualified Stock permitted to be issued under Section 4.9 hereof.

         SECTION 4.16 Transactions with Affiliates . The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of, any of its Property or assets to, or purchase any Property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate

Transaction complies with the other covenants of this Indenture, (b) such Affiliate Transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate and (c) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $5,000,000, a Board Resolution certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested directors who have determined that such Affiliate Transaction is in the best interests of the Company or such Restricted Subsidiary and (ii) with respect to any Affiliate Transaction involving aggregate payments in excess of $25,000,000, an opinion as to the fairness from a financial point of view to the Company or such Restricted Subsidiary issued by an investment banking firm of national standing, or in the case of a transaction involving a sale or transfer of assets subject to valuation such as real estate, an appraisal issue by a nationally recognized appraisal firm, together with an Officers' Certificate to the effect that such opinion complies with this clause (ii); provided that the following shall not be deemed Affiliate Transactions:

                  (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice;

                  (ii) any agreement or arrangement with respect to the compensation of a director of the Company or any Restricted Subsidiary approved by the Board of Directors and consistent with industry practice;

                  (iii) transactions between or among the Company, its Wholly-Owned Restricted Subsidiaries or its majority-owned Restricted Subsidiaries (so long as no minority interest is owned by a Person which is otherwise an Affiliate, provided that the indirect beneficial ownership interest of Cable & Wireless in PeterStar will not be deemed to be such a minority interest so long as Cable & Wireless does not directly or indirectly own beneficially more than 11% of PeterStar);


                  (iv) transactions constituting Restricted Payments permitted by Section 4.13(a) hereto; and

                  (v) transactions pursuant to contracts existing on the Issue Date and listed on Schedule 4.16 attached hereto; and

                  (vi) loans and advances to employees and officers of the Company or a Restricted Subsidiary in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, provided that the aggregate principal amount of all such loans and advances shall not exceed $500,000 at any one time outstanding.

         SECTION 4.17 Restricted and Unrestricted Subsidiaries. (a) The Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries, other than the Leasing Companies, NWE Cyprus, WTC and Technocom, as an Unrestricted Subsidiary, provided that (i) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (x) is guaranteed by the Company or any Restricted Subsidiary, (y) is recourse to or obligates the Company or any Restricted Subsidiary in any way or (z) subjects any Property or assets of the Company or any Restricted Subsidiary, directly or indirectly, contingent or otherwise, to the satisfaction thereof, (ii) such Subsidiary does not have any obligations which, if in default, would result in a cross default on Indebtedness of the Company or a Restricted Subsidiary (other than Indebtedness to the Company or a Restricted Subsidiary) and (iii) such Subsidiary has total assets of $50,000 or less or such designation is effective immediately upon such Person's becoming a Subsidiary. Notwithstanding the foregoing, no Subsidiary may be designated an Unrestricted Subsidiary if such Subsidiary, directly or indirectly, held Capital Stock of a Restricted Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary thereof. Except for Restricted Subsidiaries having total assets of $50,000 or less, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

         (b) The Company will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a newly formed Subsidiary having no outstanding Indebtedness (other than Indebtedness to the Company or a Restricted Subsidiary) at the date of determination) becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions on a pro forma basis, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to Section 4.9(a) hereof and
(ii) no Default or Event of Default would occur.

         (c) Subject to Section 4.17(b) hereof, an Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary. The designation of a Subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary in compliance with Section 4.17(b) hereof shall be made by the Board of Directors pursuant to a Board Resolution delivered to the Trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the Trustee.

         SECTION 4.18 Limitations on Line of Business. Neither the Company nor any of its Restricted Subsidiaries will directly or indirectly engage to any substantial extent in any lines or lines of business activity other than the Telecommunications Business.

         SECTION 4.19 Limitation on Sales of Telecommunications Asset Leases or Qualified Investments. The Leasing Companies will not directly or indirectly transfer, convey, sell, lease or make any other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) of a Telecommunications Asset Lease or any Qualified Investments.


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

         SECTION 4.20 Reports. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual and other reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The Company shall also (whether or not it is required to file reports with the Commission), within 30 days of each Required Filing Date, (i) transmit by mail to all Holders, as their names and addresses appear in the Note Register and to any Persons that request such reports in writing, without cost to such Holders or Persons, and (ii) file with the Trustee, copies of the annual and other reports, and other documents (without exhibits) which the Company has filed or would have filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, any successor provisions thereto or this Section 4.20. The Company shall not be required to file any report with the Commission if the Commission does not permit such filing.

         SECTION 4.21 Compliance Certificate; Notice of Default or Event of Default.

         (a) The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate (which shall be signed by officers satisfying the requirements of Section 314 of the Trust Indenture Act) stating whether or not, to the best knowledge of such officers, the Company has complied with all conditions and covenants under this Indenture and the Collateral Documents, and, if the Company shall be in Default, specifying all such Defaults and the nature thereof of which such officer may have knowledge.

         (b) So long as the Canadian Institute of Chartered Accountants does not provide recommendations regarding the basis on which Canadian accountants can make the statement in Section 4.21(c) and so long as the Company is incorporated in Canada, the year-end financial statements delivered pursuant to Section 4.20 above shall be accompanied by (and in substitution for the certificate in Section 4.21(c)) a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company is not in compliance, as of the end of the fiscal year which the financial statements delivered pursuant to
Section 4.20 relate, with Sections 4.9 or 4.13 hereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

         (c) Subject to the provisions of Section 4.21(b) hereof, the year-end financial statements delivered pursuant to Section 4.11 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company or any of its Restricted Subsidiaries has violated any provisions of Sections 4.1, 4.6, 4.7, 4.8, 4.9 or 4.14 hereof or of Article V of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation, and it being further understood that such statement may not be provided to the extent contrary to the then current recommendations of the accountants' governing body.

         (d) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, within 5 calendar days of any Officer becoming aware of
(i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument referred to in Section 6.1(e), an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Company or applicable Restricted Subsidiary is taking or proposes to take with respect thereto.

         (e) For the purposes of this Section 4.21, compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

         (f) So long as either (i) The Company has not procured or caused to be procured a recognized financial institution with capital of not less than $10,000,000 as collateral agent in the British Virgin Islands which the Trustee or the Convertible Note Trustee may lawfully appoint in respect of Collateral or Convertible Note Collateral, or (ii) WTC has not consolidated with or merged with NWE Cyprus or transferred all or substantially all of its assets to NWE Cyprus in connection with a winding-up or liquidation of WTC, the Company shall deliver, on or before the last Business Day of the month following the Issue Date and each month thereafter, a certificate to the Trustee stating what steps have been taken to fulfill the Company's best efforts undertaking to the Holders of the Notes and of the Convertible Notes to give effect to (i) or (ii) above and what steps will be taken in the month immediately succeeding the month for which such certificate is delivered.

         SECTION 4.22 Payment of Additional Amounts. (a) Except to the extent required by law, any and all payments of, or in respect of, any Note shall be made free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto imposed by Canada, the Russian Federation, Cyprus or any other jurisdiction with which the Company or any Guarantor has some connection (including any jurisdiction (other than the United States of America) from or through which payments under the Notes or the Guarantees are made) or any political subdivision of or any taxing authority in any such jurisdiction ("Canadian Taxes," "Russian Taxes," "Cypriot Taxes" or "Other Taxes," respectively). If the Company or any Guarantor shall be required by law to withhold or deduct any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes from or in respect of any sum payable under a Note or pursuant to a Guarantee, the sum payable by the Company or such Guarantor, as the case may be, thereunder shall be increased by the amount ("Additional Amounts") necessary so that after making all required withholdings and deductions, the Holder shall receive an amount equal to the sum that it would have received had no such withholdings and deductions been made; provided that any such sum shall not be paid in respect of any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes to a Holder (an "Excluded Holder") of a Note (i) resulting from the beneficial owner of such Note carrying on business or being deemed to carry on business in or through a permanent establishment or fixed base in the relevant taxing jurisdiction or any political subdivision thereof or having any other connection with the relevant taxing jurisdiction or any political subdivision thereof or any taxing authority therein other than the mere holding or owning of such Note, being a beneficiary of the Guarantees, the receipt of any income or payments in respect of such Note or the Guarantees or the enforcement of such Note or the Guarantees, (ii) resulting from the Company or any Guarantor not dealing at arm's length (within the meaning of the Income Tax Act (Canada)) with such Holder at the time of such payment or at the time the amount of such payment is deemed to have been paid or credited or (iii) that would not have been imposed but for the presentation (where presentation is required) of such Note for payment more than 180 days after the date such payment became due and payable or was duly provided for, whichever occurs later. The Company or the Guarantors, as applicable, will also
(i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law, and, in any such case, the Company will furnish to each Holder on whose behalf an amount was so remitted, within 30 calendar days after the date the payment of any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or the Guarantors, as applicable. The Company will, upon written request of each Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (i) any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to any Notes, and (ii) any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) so that the net amount received by such Holder (net of payments made under or with respect to such Notes or the Guarantees) after such reimbursement will not be less than the net amount which the Holder would have received if Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes on such reimbursement had not been imposed.

         (b) At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company or the Guarantors, as applicable, will be obligated to pay Additional Amounts with respect to such payment, the Company or the Guarantors, as applicable, will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date.

         (c) The Company or the Guarantors will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, in respect of the creation, issue and offering of the Notes payable in Canada, the United States, the Russian Federation or Cyprus or any political subdivision thereof or taxing authority of or in the foregoing. The Company and the Guarantors will also pay and indemnify the Holders and the Trustee from and against all court fees and taxes or other taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Trustee or the Holders to create the Liens on the Collateral and to enforce the obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or the Collateral Documents.

         SECTION 4.23 Leasing Companies and NWE Cyprus.

         (a) Each Leasing Company shall at all times remain a special purpose Cypriot corporation which is a Guarantor and a Wholly-Owned Restricted Subsidiary with corporate organizational documents containing the provisions set forth on Schedule 1.1(b) attached hereto.

         (b) NWE Cyprus shall at all times remain a Cypriot corporation and a Wholly-Owned Subsidiary.

         SECTION 4.24 Technocom. Technocom may not, in any transaction or series of related transactions, consolidate with, or merge with or into, any other Person or otherwise change its domicile into any other jurisdiction (through a sale of assets or otherwise) unless Technocom or such Person, as the case may be, continues to be owned in an identical proportion and manner as Technocom is now owned immediately prior to such consolidation or merger or change of domicile, the preferential $20,000,000 dividend and liquidation, dissolution or winding-up rights of the Technocom Preferred Stock are not changed, there is no class of Capital Stock authorized having rights superior to the Technocom Preferred Stock after giving effect to such transaction or transactions, and such consolidation, merger, or other change of domicile does not adversely affect the perfection or priority of the Liens in the Technocom Preferred Stock.

         SECTION 4.25 Collateral Agents. In the event that any collateral agent appointed on or before the Issue Date or thereafter in respect of one or more jurisdictions resigns or is terminated without the contemporaneous appointment of a new collateral agent in such jurisdiction or jurisdictions, the Company shall procure or cause to be procured, within 45 days after the Trustee has given notice to the Company of such resignation or termination, a recognized financial institution, with capital of not less than $10,000,000, in such jurisdiction or jurisdictions, which the Trustee or the Convertible Note Trustee may lawfully appoint as a collateral agent in respect of Collateral or Convertible Note Collateral.

         SECTION 4.26 WTC. Provided no Default or Event of Default has occurred and is continuing or would occur as a result of the following transaction, WTC may consolidate with or merge with NWE Cyprus or transfer all or substantially all of its assets to NWE Cyprus in connection with a winding-up or liquidation of WTC.

                                    ARTICLE V

              CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

         SECTION 5.1 Merger, Consolidation, Sale of Assets, Etc. The Company shall not, in any transaction or series of related transactions, consolidate with, or merge with or into, any other Person or permit any other Person to merge with or into the Company (other than a merger of a Restricted Subsidiary of the Company into the Company in which the Company is the continuing corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and its Restricted Subsidiaries taken as a whole to any other Person, unless:

         (a) either (i) the Company shall be the continuing corporation or (ii) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and its Restricted Subsidiaries taken as a whole (any such corporation or Person being the "Surviving Entity") shall be a corporation organized and validly existing under the laws of Canada or any province or political subdivision thereof or the United States of America, any political subdivision thereof, any state thereof or the District of Columbia, or the United Kingdom or Bermuda and shall expressly assume, by an indenture supplemental hereto and other appropriate Collateral Documents in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest and Additional Amounts, if any, and Special Interest, if any, on all the Notes and the performance of every covenant and obligation in this Indenture and the Collateral Documents on the part of the Company to be performed or observed;

         (b) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of related transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

         (c) immediately after giving effect to such transaction or series of related transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity, if the Company is not continuing) would be permitted to incur $1.00 of additional Indebtedness under Section 4.9(a) hereof;

         (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity, if the Company is not continuing) shall have a

Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

         (e) the Company (or the Surviving Entity, if the Company is not continuing) would not be subject to any materially adverse tax effect as a result of such transaction or series of transactions.

         The provisions of clauses (c), (d) and (e) shall not apply to any merger or consolidation into or with, or any such transfer of all or substantially all of the Property and assets of the Company and the Restricted Subsidiaries, taken as a whole, to a newly formed corporation solely for the purpose of moving the Company's domicile out of Canada, provided that the Company shall have certified to the Trustee in writing to such effect, and provided, further, that in no case shall the adverse tax effect to the Company (or the Surviving Entity, if the Company is not continuing) of such merger or consolidation or such transfer be $7,500,000 or more; and provided, further, that the Company shall not engage in any such merger or consolidation or such transaction for the purpose of moving the Company's domicile out of Canada to the United Kingdom if following such transaction, either the Trustee or any Holder of a Note would be considered to be a "control person" of the Company, either in such jurisdiction or the jurisdiction of the Trustee or such Holder.

         In connection with any consolidation, merger, conveyance, lease or other disposition contemplated by this Section 5.1, the Company shall deliver, or cause to be delivered, to the Trustee, in form reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, lease or disposition and any supplemental indenture in respect thereto comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been complied with.

         SECTION 5.2 Successor Corporation Substituted. Upon any consolidation with, or merger by the Company with or into, any other corporation, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Property and assets of the Company and its Restricted Subsidiaries taken as a whole in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into which the Company is merged, or the Person to which such sale, conveyance, assignment, transfer, lease, conveyance or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; and thereafter except in the case of a lease the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes, except for the obligation to pay the principal of (and premium, if any) and interest (including Additional Amounts, if any, and Special Interest, if any) on the Notes.

         If such Surviving Entity shall have succeeded to and been substituted for the Company, such Surviving Entity may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Surviving Entity, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such Surviving Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose (in each instance with endorsements of Guarantees thereon by the Guarantors). All of the Notes so issued and so endorsed shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued and endorsed in accordance with the terms of this Indenture and the Guarantee as though all of such Notes had been issued and endorsed at the date of the execution hereof.

         In case of any such consolidation, merger, sale, transfer, conveyance or other disposal, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued or the Guarantees to be endorsed thereon as may be appropriate.

         For all purposes of this Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Indebtedness, and all Liens on Property or assets, of the Surviving Entity and its Restricted Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.


                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

         SECTION 6.1 Events of Default. "Event of Default" wherever used herein with respect to the Notes means any one of the following events (whatever the reason for such event, and whether it shall be voluntary or involuntary, or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of interest (or Additional Amounts and Special Interest, if any) on, or any other amount due in respect of, any Note when the same becomes due and payable, and the continuance of such Default for a period of 30 calendar days; or

         (b) default in the payment of the principal of (or premium, if any, on) any Note when the same becomes due and payable whether upon Maturity, optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale

Offer) or otherwise, or the failure to make an offer to purchase any Note as herein required; or

         (c) default in the performance, or breach, of any covenant or agreement contained in Section 4.7, Section 4.8, Section 4.9, Section 4.12, Section 4.13,
Section 4.25 or Article V hereof; or

         (d) default in the performance, or breach, of any other covenant or warranty of the Company contained in this Indenture or the Notes (other than a covenant or warranty addressed in Section 6.1(a), Section 6.1(b) or Section 6.1(c) hereof) or any Collateral Document or any Convertible Note Collateral Document, and the continuance of such Default or breach for a period of 45 calendar days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by a Holder or the Holders of at least 25 percent of the aggregate principal amount at Stated Maturity of the outstanding Notes; or

         (e) Indebtedness of the Company or any Restricted Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the principal amount of such unpaid or accelerated Indebtedness exceeds $10,000,000; or

         (f) the entry by a court of competent jurisdiction of one or more final judgments against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount in excess of $5,000,000 which is not discharged, waived, appealed, stayed, bonded or satisfied for a period of 60 consecutive calendar days; or

         (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary of the Company in an involuntary case or proceeding under United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Company or any Significant Restricted Subsidiary of the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Company or any Significant Restricted Subsidiary of the Company under United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law, including the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada) or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Restricted Subsidiary of the Company or of any substantial part of the Property or assets of the Company or any Significant Restricted Subsidiary of the Company, or ordering the winding-up or liquidation of the affairs of the Company or any Significant Restricted Subsidiary of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

         (h) (i) the commencement by the Company or any Significant Restricted Subsidiary of the Company of a voluntary case or proceeding under United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company or any Significant Restricted Subsidiary of the Company to the entry of a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary of the Company in an involuntary case or proceeding under United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state, or foreign bankruptcy, insolvency, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Restricted Subsidiary of the Company; or (iii) the filing by the Company or any Significant Restricted Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal, state or foreign bankruptcy, insolvency or other similar law, including the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada); or (iv) the consent by the Company or any Significant Restricted Subsidiary of the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Restricted Subsidiary of the Company or of any substantial part of the Property or assets of the Company or any Significant Restricted Subsidiary of the Company, or the making by the Company or any Significant Restricted Subsidiary of the Company of an assignment for the benefit of creditors; or (v) the admission by the Company or any Significant Restricted Subsidiary of the Company in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Company or any Significant Restricted Subsidiary of the Company in furtherance of any such action;

         (i) any Guarantee, Collateral Document or Convertible Note Collateral Document ceases to be in effect (except as otherwise permitted by this Indenture, the Collateral Documents or the Convertible Note Collateral Documents), or the Company or any Guarantor shall deny or disaffirm its obligations under its Guarantee, any Collateral Documents, the Notes or any Convertible Note Collateral Documents, or the Notes and/or the Guarantees fail to be secured by any theretofore perfected security interests or Liens in the Collateral or the Convertible Note Collateral (except as permitted by this Indenture, the Collateral Documents or the Convertible Note Collateral Documents), which in each circumstance continues for a period of 30 days after receipt of a written notice thereof from the Trustee to the Company, or from Holders of at least 25% of the aggregate principal amount of the Notes then outstanding to the Company and the Trustee;

         (j) a Change of Control described in clause (i) of the definition of "Change of Control" set forth in Section 1.1 hereof occurs; or

         (k) if any assets of the Company or any of its Restricted Subsidiaries shall be nationalized, expropriated, declared forfeit or otherwise permanently taken by governmental action (the "Seized Assets"), and the book value of such Seized Assets (less the book value of the expropriation proceeds) shall constitute more than 15% of the book value, on a consolidated basis, of all of the Company's assets minus current assets as they are reported on the Company's most recent quarterly consolidated balance sheet.

         SECTION 6.2 Acceleration. If any Event of Default (other than an Event of Default specified in Section 6.1(g) or Section 6.1(h) hereof) occurs and is continuing, or if an Event of Default specified in Section 6.1(j) above occurs and is continuing and the Company fails to make the Change of Control Offer required pursuant to Section 4.7 hereof, then and in every such case the Trustee or the holders of not less than 25% of the outstanding aggregate principal amount at Stated Maturity of Notes may declare the Default Amount, premium, if any, any accrued and unpaid interest (and Additional Amounts, if any, and Special Interest, if any) on, and any other amounts then due in respect of all Notes then outstanding to be immediately due and payable by a notice in writing to the Company (and to the Trustee if given by the Holders of the Notes), and upon any such declaration, such Default Amount and any accrued and unpaid interest (and Additional Amounts, if any, and Special Interest, if any) on all Notes then outstanding will become and be immediately due and payable. If any Event of Default specified in Section 6.1(g) or Section 6.1(h) hereof occurs, the Default Amount and any accrued and unpaid interest (and Additional Amounts, if any, and Special Interest, if any) on the Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

         In the event of a declaration of acceleration because an Event of Default set forth in Section 6.1(e) hereof has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.1(e) hereof shall be remedied, or cured, or waived by the holders of the relevant Indebtedness, within 60 calendar days after such event of default; provided that no judgment or decree for the payment of the money due on the Notes has been obtained by the Trustee as hereinafter provided in this Article VI.

         Until November 30, 1998, the Default Amount in respect of any particular Note shall equal the Accreted Value of the Note as of the date of determination. On or after December 1, 1998, the Default Amount of any particular Note as of the date of determination shall equal 100 percent of the principal amount payable in respect of the Note at the Stated Maturity thereof.

         At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of a majority in principal amount at Stated Maturity of the outstanding Notes, by written notice of the Company and the Trustee, may rescind and annul such declaration and its consequences if,

         (a) the Company has paid or deposited with the Trustee a sum sufficient to pay


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                  (i) all overdue installments of interest (including Additional
         Amounts, if any, and Special Interest, if any), on, and any other amounts then due in respect of, all Notes,

                  (ii) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Notes and this Indenture,

                  (iii) to the extent that payment of such interest is lawful, interest (including Additional Amounts, if any) on the Defaulted Interest at the rate or rates prescribed therefor in the Notes and this Indenture, and

                  (iv) all moneys paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.7 hereof; and

         (b) all Events of Default with respect to the Notes, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived by the Holders as provided herein.

         No such rescission shall affect any subsequent Default or impair any right consequent thereon.


         SECTION 6.3 Other Remedies. The Company covenants that if an Event of Default specified in Section 6.1(a) or Section 6.1(b) occurs, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal (and premium, if any), interest (including Additional Amounts, if any, and Special Interest, if any) and any other amounts then due in respect of the Notes, and to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and upon Defaulted Interest, at the rate or rates prescribed therefor in the Notes and this Indenture; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.7 hereof.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of, or pursue any available remedy (under this Indenture, the Collateral Documents, the Convertible Note Collateral Documents or otherwise) to collect, the sums so due and unpaid, and may prosecute any such proceeding to judgment or final decree, and may enforce the same against the Company, the Guarantors or any other Obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided


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by law out of the Property and assets of the Company, any Guarantor or any other
Obligor upon such Notes, wherever situated.

         If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Collateral Documents or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

         SECTION 6.4 Waiver of Past Defaults. The Holders of not less than a majority in principal amount at Stated Maturity of the outstanding Notes may, on behalf of the Holders of all the Notes, waive any past Default and its consequences under this Article VI, except Default (a) in the payment of the principal of (or premium, if any) or interest on, any Note, or (b) in respect of a covenant or provision hereof which under Section 9.2 hereof cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture and the Collateral Documents; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         SECTION 6.5 Control by Majority. The Holders of not less than a majority in principal amount at Stated Maturity of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

         (a) such direction shall not be in conflict with any rule of law or with this Indenture, the Collateral Documents or the Convertible Note Collateral Documents or unduly prejudicial to the right of other Holders and would not subject the Trustee to personal liability, and

         (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         SECTION 6.6 Limitation on Suits. No Holder of Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the Collateral Documents or the Convertible Note Collateral Documents or for the appointment of a receiver or trustee, or for any other remedy hereunder or thereunder, unless

         (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;


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

         (b) the Holders of not less than 25 percent in principal amount at Stated Maturity of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its capacity as Trustee hereunder;

         (c) such Holders or Holders have offered to the Trustee security or indemnity satisfactory to the Trustee in its reasonable discretion against the costs, expenses and liabilities to be incurred in compliance with such request;

         (d) the Trustee for 60 calendar days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount at Stated Maturity of the outstanding Notes;

in any event, it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, the Collateral Documents or the Convertible Note Collateral Documents to affect, disturb or prejudice the rights of any Holders of Notes, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, the Collateral Documents or the Convertible Note Collateral Documents, except in the manner herein provided and for the equal and ratable benefit of all Holders of Notes.

         SECTION 6.7 Rights of Holders to Receive Payment. Notwithstanding any other provisions of this Indenture, the right of any Holder to receive payment of principal of (and premium, if any,), interest (including Additional Amounts, if any, and Special Interest, if any) on, and any other amounts due in respect of, the Notes held by such Holder, on or after the respective due dates expressed in the Notes or the redemption dates or purchase dates provided for therein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall be absolute and unconditional and shall not be impaired or affected without the consent of such Holder; except that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would under applicable law result in the surrender, impairment, waiver, or loss of the Liens of the Collateral Documents upon any Property or assets subject to the Liens.

         SECTION 6.8 Trustee May File Proofs of Claim. The Trustee shall be entitled and empowered, without regard to whether the Trustee or any Holder shall have made any demand or performed any other act pursuant to the provisions of this Article and without regard to whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise, by intervention in any proceedings relative to the Company or other Obligor upon the Notes, or to the creditors or Property of the Company, any Guarantor or any other Obligor or otherwise, to take any and all actions authorized


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under the Trust Indenture Act in order to have claims of the Holders and the
Trustee allowed in any such proceeding. In particular, the Trustee shall be entitled and empowered in such instances:

         (a) to file and prove a claim or claims for the whole amount of principal (and premium, if any), interest (including Additional Amounts, if any, and Special Interest, if any) and any other amounts owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including all amounts owing to the Trustee and each predecessor Trustee pursuant to Section 7.7 hereof) and of the Holders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Company, any Guarantor, or any such other Obligor,

         (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

         (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover all amounts owing to the Trustee and each predecessor Trustee pursuant to Section 7.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

         In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

         SECTION 6.9 Priorities. Any money collected by the Trustee (including funds received from collateral agents and escrow agents under the Collateral Documents and the Convertible Note Collateral Documents) pursuant to this
Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (premium, if any) or interest, upon presentation of the


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Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
         Section 7.7 hereof including payment of all compensation, expense, liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any), interest (including Additional Amounts, if any, and Special Interest, if any) on, and any other amounts due in respect of, the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest (including Additional Amounts, if any, and Special Interest, if any), and any other amounts due in respect hereof, respectively; and

                  THIRD: To the Company, the Guarantors or to such party as is entitled to be paid as required by the terms of the Collateral Documents or the Convertible Note Collateral Documents or as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.9. At least 15 calendar days before such record date, the Company shall mail to each Holder and the Trustee a notice that states such record date, the payment date and amount to be paid. The Trustee may mail such notice in the name and at the expense of the Company.

         SECTION 6.10 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, the Collateral Documents and the Convertible Note Collateral Documents or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merit and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10 percent in principal amount at Stated Maturity of the outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal (or premium, if any) or interest on any Note on or after its Stated Maturity.

         SECTION 6.11 Waiver of Stay or Extension Laws. The Company and each of the Guarantors (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the


                                       85
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covenants or the performance of this Indenture, the Collateral Documents or the
Convertible Note Collateral Documents; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power granted herein, in the Collateral Documents or in the Convertible Note Collateral Documents to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 6.12 Trustee May Enforce Claims Without Possession of the Notes. All rights of action and claims under this Indenture, the Collateral Documents, the Convertible Note Collateral Documents or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall be applied in accordance with Section 6.9.

         SECTION 6.13 Restoration of Rights and Remedies. If the Trustee or any Holder of Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

         SECTION 6.14 Rights and Remedies Cumulative. Except as otherwise provided in Section 2.7 hereof, no right or remedy conferred herein, in the Collateral Documents upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.15 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI by the Collateral Documents or the Convertible Note Collateral Documents or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


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                                   ARTICLE VII

                                     TRUSTEE

         SECTION 7.1 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions that by any provision of this Indenture are specifically required to be furnished to the Trustee, the Trustee shall examine such certificate and opinions to determine whether or not they conform to the requirements of this Indenture (but need not investigate or confirm the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, provided that: (i) this paragraph (c) shall not limit the effect of paragraph (b) of this Section 7.1; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section
6.5 hereof.

         (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (f) No provision of this Indenture, the Collateral Documents or the Convertible Note Collateral Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk of liability is not reasonably assured to it.


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         (g) Every provision of this Indenture relating to the conduct or affecting the liability or of affording protection to the Trustee shall be subject to the provisions of this Article VII and to the provisions of the Trust Indenture Act.

         SECTION 7.2 Rights of Trustee.

         (a) Subject to the provisions of Section 7.1(a) hereof, the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any such agent; provided that such agent was appointed with due care by the Trustee or, subject to Section 7.3 hereof, was selected by the Company.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute willful misconduct or negligence.

         (e) The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.1(c), 6.1(d), 6.1(e), 6.1(f), 6.1(g), 6.1(h),
6.1(i) or 6.1(j) hereof, of the identity of any Restricted Subsidiary or of the existence of any Change of Control or Asset Sale unless either (i) a Trust Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 4.21 and 13.2 hereof from the Company or in accordance with Section 13.2 hereof from any Holder of Notes, provided that the Trustee shall comply with the "automatic stay" provisions contained in United States bankruptcy laws, if applicable.

         (f) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon.

         (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion may make such further inquiry or investigation into such fact or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.


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         (h) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         SECTION 7.3 Concerning the Trustee, Collateral Agents, and Collateral Held by Collateral Agents.

         (a) The Trustee shall have no duty to act outside of the United States in respect of any Collateral or Convertible Note Collateral located in a jurisdiction other than the United States ("Foreign Collateral") but shall, at the specific request of the Company and, provided that the Company has provided appropriate opinions, appoint a Qualified Foreign Collateral Agent (as defined in subsection (d)) in any such jurisdiction and sign the Foreign Collateral Documents (as defined herein) specified by the Company. Such Qualified Foreign Collateral Agent, the Trustee (at its option, or if requested by the Company) and the owner of each item of Foreign Collateral shall, provided the same are reasonably acceptable to the Trustee, enter into a collateral assignment, pledge agreement, mortgage or other security agreement purporting to create a Lien or security interest in such item of Foreign Collateral (each such assignment or agreement, a "Foreign Collateral Document") pursuant to which such owner shall purport to grant to such Qualified Foreign Collateral Agent a Lien or security interest for the benefit of the Trustee and the equal and ratable benefit of the Holders of the Notes and for the benefit of the Convertible Note Trustee and the equal and ratable benefit of the Holders of the Convertible Notes.

         (b) The duties and responsibilities, and the rights and immunities, of the Trustee with respect to a Qualified Foreign Collateral Agent and Foreign Collateral with respect to which such Qualified Foreign Collateral Agent is acting shall be limited to those required by this Section 7.3(b) as follows: (i) both before and after an Event of Default, the Trustee shall have no duty to supervise or monitor such Qualified Foreign Collateral Agent or its performance, and no liability for any acts or omissions of such Qualified Foreign Collateral Agent; provided that (x) if a Trust Officer has actual knowledge of willful misconduct or gross negligence of such Qualified Foreign Collateral Agent, the Trustee may replace such Qualified Foreign Collateral Agent with a successor Qualified Foreign Collateral Agent which it may appoint and (y) the Trustee shall satisfy itself that any instructions given by the Trustee to such Qualified Foreign Collateral Agent have been carried out; (ii) the Trustee shall give to such Qualified Foreign Collateral Agent such instructions to make effective the Liens granted by the Foreign Collateral Documents as shall be stated to be necessary in the Opinions of Counsel furnished pursuant to Section
11.2 of this Indenture with respect to the Foreign Collateral with respect to which any such Qualified Foreign Collateral Agent is acting and the Liens granted therein; (iii) the Trustee shall give notice to such Qualified Foreign Collateral Agent of any Event of Default of which a Trust Officer has actual knowledge; (iv) the Trustee may, but has no obligation to, request information from such Qualified Foreign Collateral Agent with respect to realization on Foreign Collateral or an


                                       89
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alternative course of action after an Event of Default, shall evaluate any such information supplied by such Qualified Foreign Collateral Agent and in its sole discretion, subject, however, to the provisions of subsection (f) below relating to the Trustee's seeking direction from Holders of a majority in principal amount at Stated Maturity of the Notes or the right of a Holder of Notes to give directions pursuant to the terms of Section 6.5 of this Indenture, shall instruct such Qualified Foreign Collateral Agent either to realize on such Foreign Collateral or to take such alternative course of action; and (v) the Trustee shall commence an action, or take such other action as it deems appropriate, in the event any Qualified Foreign Collateral Agent fails to follow instructions of the Trustee or fails to provide information required to be provided to the Trustee by such Qualified Foreign Collateral Agent; provided that, in any circumstance in which this Section 7.3(b) requires that the Trustee determine that such Qualified Foreign Collateral Agent has complied with instructions, the Trustee shall be entitled to rely conclusively on a certificate of an appropriate officer of such Qualified Foreign Collateral Agreement to such effect.

         (c) The Trustee shall not be responsible for, and makes no representation as to, the effectiveness, perfection or priority of any Lien which is granted pursuant to any Collateral Document or Convertible Note Collateral Document. Notwithstanding the foregoing, if a Trust Officer has actual knowledge of the occurrence and continuance of a Default or an Event of Default arising under Section 6.1(i) of this Indenture the Trustee shall give whatever notices and take whatever action it deems appropriate or necessary under this Indenture as a result the continuance of such Default or Event of Default.

         (d) As used herein a "Qualified Foreign Collateral Agent" shall be a collateral agent appointed in respect of one or more items of Foreign Collateral who has signed an agency agreement with the Trustee substantially in the form of Exhibit K hereto with such changes as may be acceptable to the Trustee.

         (e) In exercising its rights and duties under this Section 7.3, the Trustee shall use the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (f) During the continuance of an Event of Default, the Trustee will give no instructions to a Qualified Foreign Collateral Agent until the Holders of a majority in aggregate principal amount at Stated Maturity of the Notes instruct the Trustee to act or give instructions to such Qualified Foreign Collateral Agent to act.

         (g) In the event holders of a majority in aggregate principal amount at Stated Maturity of the Notes fail to direct the Trustee to take specific action within 30 days of a request by the Trustee for direction, the Trustee may retain such investment banker, broker/dealer, or other expert as the Trustee may determine, and the advice of such investment banker, broker/dealer or other expert shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon, provided such investment banker, broker/dealer or other expert was selected by the Trustee with due care.

         SECTION 7.4 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral Documents or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible (a) for any statement of the Company in this Indenture, including the recitals contained herein, in the Collateral Documents or in any other document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication or (b) for compliance by the Company with the Registration Agreement.

         SECTION 7.5 Notice of Defaults. Within 90 calendar days after the occurrence of any Default or Event of Default hereunder with respect to the Notes, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, notice of such Default hereunder actually known by the Trustee, unless such Default shall have been cured or waived; provided that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest (including Additional Amounts, if any, or Special Interest, if any) on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

         SECTION 7.6 Preservation of Information; Reports by Trustee to Holders.

         (a) The Company shall furnish or cause to be furnished to the Trustee:

                  (i) not less than 10 calendar days prior to each Interest Payment Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the Record Date immediately preceding such Interest Payment Date; and

                  (ii) at such other times as the Trustee may request in writing, within 30 calendar days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 calendar days prior to the time such list is furnished;

provided, that if and so long as the Trustee shall be the Registrar for the Notes, no such list need be furnished with respect to the Notes.

         (b) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.6(a) hereof and the names and addresses of Holders received by the Trustee in its capacity as Registrar, if so acting. The Trustee may destroy


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

any list furnished to it as provided in Section 7.6(a) hereof upon receipt of a new list so furnished.

         (c) Holders may communicate as provided by the Trust Indenture Act with other Holders with respect to their rights under this Indenture, under the Collateral Documents or under the Notes.

         (d) Each Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with this Section 7.6, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under this Section 7.6.

         (e) Within 60 calendar days after May 15 of each year commencing with the year 1997, the Trustee shall transmit by mail to all Holders of Notes, a brief report dated as of such May 15 if and to the extent required under Section 313(a) of the Trust Indenture Act.

         (f) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

         (g) A copy of each report described in Section 7.6(e) hereof shall, at the time of its transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are then listed, with the Commission and also with the Company. The Company shall promptly notify the Trustee of any stock exchange upon which the Notes are listed.

         SECTION 7.7 Compensation and Indemnity. The Company and the Guarantors jointly and severally agree to pay to the Trustee from time to time such compensation for its services hereunder and under the Collateral Documents as the Company, the Guarantors and the Trustee may from time to time agree for all services rendered by the Trustee hereunder and under the Collateral Documents. The Company and the Guarantors jointly and severally agree to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel. The Trustee's compensation shall not be limited by any law or compensation of a trustee of an express trust.

         The Company and the Guarantors jointly and severally agree to assume, and do hereby assume, liability for, and do hereby indemnify and agree to protect, defend, save and keep harmless each Indemnitee (which term, for the purposes of this Indenture, shall mean the Trustee (in its individual and trust capacities) and each Qualified Foreign Collateral Agent) and their respective Affiliates, agents, successors, permitted assigns, directors, officers


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and servants; a "Related Indemnitee" of an Indemnitee shall mean any Affiliate, agent, director, officer and servant of such Indemnitee except that no Qualified Foreign Collateral Agent shall be a Related Indemnitee of the Trustee) from and against, any and all liabilities, obligations, losses, damages, penalties, settlements, claims, actions, suits or proceedings of any kind and nature, costs, expenses (including reasonable attorney's fees) and disbursements (including, without limitation, any act or omission of any agent appointed by the Trustee hereunder or by any Qualified Foreign Collateral Agent) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against any Indemnitee, (A) in any way relating to or arising out of or incurred by such Indemnitee in connection with the acceptance or administration of the trust created by this Indenture or of any Collateral or Convertible Note Collateral pursuant to the agency agreement pursuant to which any Qualified Foreign Collateral Agent is appointed (an "Agency Agreement") or any Collateral Document and the performance of such Indemnitee's duties hereunder and thereunder, or (B) arising out of any failure by the Company to perform or observe any covenant, condition or agreement in or the falsity of any representation or warranty of the Company made in or pursuant to this Indenture, any Agency Agreement or any Collateral Document or any Convertible Note Collateral Document (all of the foregoing, including clauses (A) and (B), collectively, "Costs or Expenses"); provided that, except as and to the extent attributable to default by the Company in performing or observing its obligations hereunder or under any Agency Agreement, Collateral Document or any Convertible Note Collateral Document or breach by the Company of any of its representations or warranties herein or therein, the Company shall not be required to indemnify for any Costs or
Expenses:

                           (a) imposed on an Indemnitee to the extent that such
                  Costs or Expenses arise out of or are caused by any act, misrepresentation or omission of such Indemnitee or any of its Related Indemnitees where such act, misrepresentation or omission (x) is in breach of the express obligations or representations of such Indemnitee or any of its Related Indemnitees under the Operative Documents or any related document, (y) constitutes negligence or willful misconduct of such Indemnitee or any of its Related Indemnitees or (z) is in violation of any applicable law (unless, in any such instance, such breach, negligence, willful misconduct or violation results from any misrepresentation, gross negligence, willful misconduct or violation of applicable law by the Company or any of its Affiliates); or

                           (b) that are taxes on, based on or measured by or
                  with respect to the gross or net income, gross or net receipts, minimum or alternative minimum taxable income, excess profits, personal holdings, tax preferences, accumulated earnings, capital gains, capital, franchises, doing business, net worth or conduct of business of such Indemnitee (excluding taxes in the nature of sales, use, property or rental taxes and taxes based on doing business or conduct of business if such taxes are imposed solely as a result the performance of duties under this Indenture, any Agency Agreement, any Collateral Document or any Convertible Note Collateral Document).


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

         If the Company has knowledge of any claim or liability indemnified against under this Section 7.7, it shall give prompt written notice thereof to the applicable Indemnitees, and if any Indemnitee shall have any such knowledge, it shall give prompt written notice thereof to Company (provided that failure to give such notice shall not affect the Company's indemnity obligations hereunder except to the extent that Company is prejudiced thereby). In case any action, suit or proceeding shall be brought against any Indemnitee for which indemnity may be sought under this Section 7.7, such Indemnitee shall notify the Company of the commencement thereof (provided that failure to give such notice shall not affect the Company's obligations hereunder except to the extent that the Company is prejudiced thereby), and the Company may, at its expense, participate in and, to the extent that it shall wish (subject to the following provisions of this paragraph), assume in good faith in a commercially reasonable manner the defense thereof, with counsel reasonably satisfactory to such Indemnitee; provided that the Company shall not admit liability on such Indemnitee's part or settle such action without the consent of such Indemnitee, which consent shall not be unreasonably withheld; and provided, further, that no Event of Default shall have occurred and be continuing and the Company shall have agreed in writing that the Company is obligated to indemnify such Indemnitee for such Costs and Expenses hereunder. If the Company assumes the defense of such action, suit or proceeding, such Indemnitee may participate in such defense at such Indemnitee's expense. Notwithstanding the foregoing, if and to the extent that (i) in the written opinion of independent counsel to such Indemnitee an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel, (ii) in the reasonable opinion of such Indemnitee such action, suit or proceeding involves the potential imposition of criminal liability on such Indemnitee in connection with a claim not excluded by
Section 7.7(a) hereof, or (iii) such proceedings will involve a material risk of the sale, forfeiture or loss of the Collateral or any part thereof, and such Indemnitee informs the Company that such Indemnitee desires to be represented by separate counsel, such Indemnitee shall have the right to control its own defense of such claim and the Costs and Expenses in connection therewith shall be borne by the Company. With respect to any amount which the Company is requested by an Indemnitee to pay by reason of this Section 7.7, the Indemnitee shall, if requested by the Company and prior to any payment, submit such additional information to the Company as the Company may reasonably request properly to substantiate the requested payment. The Company or its insurers shall have the right to investigate or (provided that the Company or its insurers shall not reserve the right to dispute liability hereunder or under any insurance policies pursuant to which coverage is sought), subject to the second and fourth sentences of this paragraph, defend or compromise any claim for which indemnification is sought pursuant to this Section 7.7 and each Indemnitee shall cooperate with the Company or its insurers with respect thereto.

         The Company's obligations under the indemnities provided for in this Indenture (i) are intended for the benefit of, and shall be enforceable by, each Indemnitee, whether or not such Indemnitee is a party to this Indenture, and
(ii) shall be those of a primary obligor whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of this Indenture, an Agency Agreement, any Collateral Document


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

or any Convertible Note Collateral Document. The Person seeking indemnification from the Company pursuant to any provision of this Indenture may proceed directly against the Company without first seeking to enforce any other right of indemnification. Upon the payment in full by the Company of any indemnity provided for hereunder, the Company shall be, to the extent permitted by law, subrogated to any right of the Person indemnified, other than with respect to any of such Indemnitee's insurance policies.

         To secure the Company's and the Guarantors' payment obligations in this
Section 7.7 the Trustee for the benefit of the Indemnitees shall have a Lien prior to the Notes on all money or Property held or collected by the Trustee other than money or Property held in trust to pay principal of, premium, if any, and interest on, particular Notes.

         The Company's and the Guarantors' payment obligations pursuant to this
Section 7.7 shall survive the resignation or removal of the Trustee or any Collateral Agent, the termination of any Agency Agreement or the discharge of this Indenture, any Collateral Document or any Convertible Note Collateral Document. Subject to any other rights available to the Trustee under applicable bankruptcy law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(g) or Section 6.1(h) hereof, the expenses are intended to constitute expenses of administration under bankruptcy law.

         Payments by the Company shall be payable in the same currency as the indemnified liability. Nothing contained herein shall give the Company the right to waive, amend or otherwise modify any rights of any Indemnitee under this Indenture except with the written consent of such Indemnitee.

         SECTION 7.8 Replacement of Trustee. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee under this Section 7.8.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 calendar days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the outstanding Notes, delivered to the Trustee, to the Company and to the Guarantors.

         (d) If at any time;

                  (i) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request thereof by the Company or by any Holder who


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

         has been a bona fide Holder of a Note for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act; or

                  (ii) the Trustee shall cease to be eligible under Section 7.10 hereof and shall fail to resign after written request therefor by the Company or by any Holder; or

                  (iii) the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee of its Property and asset or affairs, or any public officer shall take charge or control of the Trustee or of its Property and assets or affairs for the purpose of rehabilitation, conservation, winding-up or liquidation; or

                  (iv) the Trustee shall commence a voluntary case under the United States bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its Property and assets or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to the Notes, or (ii) subject to Section 6.10 hereof, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Notes.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 7.8, become the successor Trustee and to that extent replace any successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and shall have accepted appointment in the manner


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

hereinafter provided, any Holder that has been a bona fide Holder of a Note for at least six months may, subject to Section 6.10 hereof, on behalf of himself and all others similar situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such resignation, removal and appointment by first class mail, postage prepaid, to the Holders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

         (g) In the event of an appointment hereunder of a successor Trustee, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Guarantors and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trust of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all Property and money held by such former Trustee hereunder, subject to its Lien, if any, provided for in
Section 7.7 hereof.

         (h) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Section 7.8(g) hereof.

         (i) No successor Trustee shall accept its appointment unless at the time of such acceptance successor Trustee shall be qualified and eligible under this Article VII and under the Trust Indenture Act.

         SECTION 7.9 Successor Trustee by Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article VII and under the Trust Indenture Act, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In the event that any Notes shall not have been authenticated by such predecessor Trustee, any


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

such successor Trustee may authenticate and deliver such Notes, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

         SECTION 7.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be

                  (i) a corporation organized and doing business under the laws of the United States of America, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by federal, State, Territorial or District of Columbia authority, or

                  (ii) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as Trustee pursuant to a rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, in either case having a combined capital and surplus of at least $100,000,000.

         If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.10, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible pursuant to the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect specified in this Article VII.

         This Indenture shall always have a Trustee which satisfies the requirements of Section 310(a)(1), (2) and (5) of the Trust Indenture Act. If the Trustee has or hereafter acquires any "conflicting interest" within the meaning of Section 310(b) of the Trustee Indenture Act, the Trustee and the Company shall in all respects comply with the provision of Section 310(b) of the Trust Indenture Act. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of
Section 310(b) of the Trust Indenture Act.

         Neither the Company, any Guarantor or any Subsidiary thereof, nor any Affiliate of the Company or any Guarantor shall serve as Trustee hereunder.

         SECTION 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned


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

or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

         SECTION 7.12 Appointment of Co-Trustee or Separate Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral or the Convertible Note Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral or the Convertible Note Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, such interest in the Collateral or the Convertible Note Collateral, or any part thereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.10, and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 7.8(f) hereof.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of interest in the Collateral or the Convertible Note Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the


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

estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                  ARTICLE VIII

                                   DEFEASANCE

         SECTION 8.1 Company's Option to Effect Legal Defeasance or Covenant Defeasance. The Company may elect, at its option, at any time, to have Section
8.2 or Section 8.3 hereof applied to the outstanding Notes (in whole and not in part) upon compliance with the conditions set forth below in this Article VIII, such election to be evidenced by a Board Resolution delivered to the Trustee.

         SECTION 8.2 Legal Defeasance and Discharge. Upon the Company's exercise of its option to have this Section 8.2 applied to the outstanding Notes (in whole and not in part), the Company shall be deemed to have been discharged from its obligations with respect to such Notes as provided in this Section 8.2 on and after the date on which the conditions set forth in Section 8.4 hereof are satisfied (hereinafter called "Defeasance"). For this purpose, Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Notes and the Company and the Guarantors shall be deemed to have satisfied all of their other obligations under such Notes, this Indenture, the Guarantees and the Collateral Documents (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder:

         (a) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 8.4 hereof and as more fully set forth in
Section 8.4, payments in respect of the principal of and any premium and interest (and Additional Amounts, if any, and Special Interest, if any) on such Notes when payments are due,

         (b) the Company's obligations with respect to such Notes under Sections 2.6, 2.7, 2.9, 4.2, 4.3 and 4.4 hereof,


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

         (c) the Company's and the Guarantor's obligations with respect to Additional Amounts under Section 4.22 hereof,

         (d) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture,

         (e) Article III hereof, and

         (f) this Article VIII.

         Subject to compliance with this Article VIII, the Company may exercise its option to have this Section 8.2 applied to the outstanding Notes (in whole or in part) notwithstanding the prior exercise of its option to have Section 8.3 hereof applied to such Notes.

         SECTION 8.3 Covenant Defeasance. Upon the Company's exercise of its option to have this Section 8.3 applied to the outstanding Notes (in whole and not in part), (i) the Company and the Guarantors shall be released from their respective obligations under Section 5.1(c) or (d), Sections 4.5 through 4.20, inclusive, and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 9.1 hereof, and (ii) the occurrence of any event specified in Section 6.1(c) or 6.1(d) hereof, with respect to any of Section 5.1(c) or
(d), Sections 4.5 through 4.20, inclusive, and any covenant added to this Indenture subsequent to the Issue Date pursuant to Section 9.1 hereof, shall be deemed not to be or result in an Event of Default, in each case with respect to such Notes as provided in this Section 8.3 on and after the date on which the conditions set forth in Section 8.4 hereof are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, Covenant Defeasance means that, with respect to such Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 6.1(c) and 6.1(d) hereof), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provisions herein or in any other document; but the remainder of this Indenture, the Guarantees, the Collateral Documents and such Notes shall be unaffected thereby.

         SECTION 8.4 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to the application of Section 8.2 or Section
8.3 hereof to the outstanding Notes:

         (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes, (i) money in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
(iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of and any installment of interest (including Special Interest, if any, and Additional Amounts, if any, which would be required based on the laws, regulations or rulings in effect on the date of deposit) on such Notes on the Stated Maturity thereof, in accordance with the terms of this Indenture and such Notes.

         (b) In the event of an election to have Section 8.2 hereof apply to the outstanding Notes, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling and the Company has received from Revenue Canada, Customs, Excise & Taxation an advance income tax ruling or
(ii) since the date of this Indenture, there has been a change in the applicable United States federal, Canadian federal, Bermuda or United Kingdom income tax law, in either case (i) or (ii) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal, Canadian federal, Bermuda or United Kingdom income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax and Canadian federal, Bermuda or United Kingdom tax, including Canadian withholding tax, in the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

         (c) In the event of an election to have Section 8.3 hereof apply to the outstanding Notes, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize gain or loss for United States federal, Canadian federal, Bermuda or United Kingdom income tax purposes or under the tax laws of any other jurisdiction as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to United States federal, Canadian federal, Bermuda or United Kingdom or any other income tax in the same amount, in the same manner and at the same times as would be the case if such deposit, Covenant Defeasance and discharge were not to occur.

         (d) No Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto or and no Default or Event of Default under Section 6.1(g) or 6.1(h) shall have occurred at any time on or prior to the 91st calendar day after the date of such deposit and be continuing on such 91st day (it being understood that this condition shall not be deemed satisfied until after such 91st calendar day).

         (e) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming for the purpose of this clause (e) that all Notes are in default within the meaning of such Act).


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

         (f) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or the Guarantor is a party or by which it is bound.

         (g) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder.

         (h) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

         SECTION 8.5 Deposited Money and U.S. Government Obligations to be Held in Trust: Miscellaneous Provisions. Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any such Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and any premium and interest (including Special Interest, if any, and Additional Amounts, if any, which would be required based on the laws, regulations and rulings in effect on the date of deposit pursuant to Section 8.4(a) hereof), but money so held in trust need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than such tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

         Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, are in excess of the amount thereof that would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to the outstanding Notes.

         SECTION 8.6 Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest (including Special Interest, if any, and


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Additional Amounts, if any), if any, have become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 8.7 Reinstatement. If the Trustee or Paying Agent is unable to apply any money in accordance with this Article VIII with respect to any Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture, the Guarantees, such Notes and the Collateral Documents from which the Company or the Guarantors have been discharged or released pursuant to Section 8.2 or 8.3 hereof shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII with respect to such Notes, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 8.5 hereof with respect to such Notes in accordance with this Article VIII; provided that if the Company or any Guarantor makes any payment of principal of, premium, if any, or interest (including Additional Amounts, if any, and Special Interest, if any) on any such Note following such reinstatement of its obligations, the Company or such Guarantor, as the case may be, shall be subrogated to the Holders of such Notes to receive such payment from the money so held in trust.


                                   ARTICLE IX

                                   AMENDMENTS

         SECTION 9.1 Without Consent of Holders. The Company, the Guarantors and the Trustee may, at any time, and from time to time, without notice to or consent of any Holder of Notes, enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes.

         (a) to evidence the succession of another Person to the Company or the Guarantors, as applicable, and the assumption by such successor of the covenants of the Company contained in the Notes, this Indenture, the Collateral Documents or the Convertible Note Collateral Documents or such Guarantors in the Guarantees, this Indenture, the Collateral Documents or the Convertible Note Collateral Documents; or


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

         (b) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power herein conferred upon the Company or the Guarantors by the Indenture, the Collateral Documents or the Convertible Note Collateral Documents; or

         (c) to add any additional Events of Default; or

         (d) to provide for uncertificated Notes in addition to or in place of Certificated Notes; or

         (e) to evidence and provide for the acceptance of appointment hereunder of a successor Trustee; or

         (f) to add additional security for the Notes and/or the Guarantees; or

         (g) to cure any ambiguity herein or in the Collateral Documents or the Convertible Note Collateral Documents, to correct or supplement any provision hereof or in the Collateral Documents which may be inconsistent with any other provisions herein or therein or to add any other provisions with respect to matters or questions arising under this Indenture or the Collateral Documents or the Convertible Note Collateral Documents; provided that such actions shall not adversely affect the affect the interests of the Holders of Notes in any material respect; or

         (h) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

         SECTION 9.2 With Consent of Holders. With the consent of the Holders of not less than a majority in principal amount at Stated Maturity of the outstanding Notes, by Act of said Holders delivered to the Company, the Guarantors and the Trustee, the Company, the Guarantors and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Collateral Documents or the Convertible Note Collateral Documents or of modifying in any manner the rights of the Holders; provided that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note:

         (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount (including the Accreted Value at any time) thereof (or any premium, if any), or the interest (including Additional Amounts, if any, or Special Interest, if any) thereon, that would be due and payable upon Maturity thereof, or change the place of payment where, or in the coin or currency in which, any Note or any premium or interest (including Additional Amounts, if any) thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof; or


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

         (b) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture or required for any waiver of compliance with the provisions of this Indenture, the Collateral Documents or the Convertible Note Collateral Documents; or

         (c) modify any of the provisions of Section 6.4 hereof, except to increase the percentage set forth therein or to provide that certain other provisions of this Indenture cannot be amended or waived without the consent of the Holder of each outstanding Note affected thereby; or

         (d) subordinate in right of payment, or otherwise subordinate, the Notes or the Guarantees to any other Indebtedness other than Senior Indebtedness; or

         (e) modify any provision of this Indenture relating to the obligations of the Company to make offers to purchase Notes upon a Change of Control or from the proceeds of an Asset Sale; or

         (f) modify any of the provisions of this Section 9.2, except to increase any percentage set forth herein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of each outstanding Note affected thereby; or

         (g) amend, supplement or otherwise modify the provisions of the Indenture relating to the Guarantees.

         It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof. Notwithstanding the foregoing, so long as the Convertible Notes are outstanding and the Convertible Note Indenture has not been satisfied and discharged, the Trustee shall not cause to become effective a supplemental indenture (i) amending any Collateral Documents or Convertible Note Collateral Documents unless a supplemental indenture to the Convertible Note Indenture making the same amendment to such Collateral Document or Convertible Note Collateral Document becomes simultaneously effective, or (ii) amending either Section 4.8 or Section 11.4 of the Indenture unless a supplemental indenture to the Convertible Note Indenture making the same amendment to Section 4.8 or Section
11.4 of the Convertible Note Indenture, as the case may be, becomes simultaneously effective.

         SECTION 9.3 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


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         SECTION 9.4 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall comply with the Trust Indenture Act as then in effect.

         SECTION 9.5 Revocation and Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of such Note or portion of such Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on such Note; provided that such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of such Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective pursuant to this Article IX, it shall bind every Holder.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 calendar days after such record date.

         SECTION 9.6 Changed Terms of Notes. If a supplemental indenture changes the terms of a Note, the Trustee may require the Holder thereof to deliver such Note to the Trustee. The Trustee may place an appropriate notation on such Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for such Note shall issue and the Trustee shall authenticate a new Note (accompanied by a notation of the Guarantees duly endorsed by the Guarantors) that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

         SECTION 9.7 Trustee to Execute Supplemental Indentures. The Trustee shall execute any supplemental indenture authorized pursuant to this Article IX if such supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but shall not be required to, execute such supplemental indenture. In executing any supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers' Certificate (which need only cover the matters set forth in clause (a) below) and an Opinion of Counsel provided by the Company stating that:


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

         (a) such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such supplemental indenture have been satisfied;

         (b) the Company and the Guarantors have all necessary corporate power and authority to execute and deliver the supplemental indenture and that the execution, delivery and performance of such supplemental indenture has been duly authorized by all necessary corporate action of the Company and the Guarantors;

         (c) the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (i) this Indenture,
(ii) the charter documents and by-laws of the Company or any Guarantor, or (iii) any material agreement or instrument to which the Company or any Guarantor is subject and of which such counsel is aware;

         (d) to the knowledge of legal counsel writing such Opinion of Counsel, the execution, delivery and performance of the supplemental indenture do not conflict with, or result in the breach of any of the terms, conditions or provisions of (i) any law or regulation applicable to the Company or any Guarantor, or (ii) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or any Guarantor;

         (e) such supplemental indenture has been duly and validly executed and delivered by the Company and the Guarantors, and the Indenture together with such supplemental indenture constitutes a legal, valid and binding obligations of the Company and the Guarantors enforceable against the Company and the Guarantors, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and

         (f) the Indenture together with such amendment or supplement complies with the Trust Indenture Act.

         SECTION 9.8 Solicitation of Consents. Neither the Company nor any of its Subsidiaries nor any of their Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holders of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Collateral Documents, the Convertible Note Documents or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


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                                    ARTICLE X

                                   GUARANTEES

         SECTION 10.1 Guarantees. (a) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Guarantors, together with each Restricted Subsidiary of the Company which in accordance with Section 4.10 is required in the future to guarantee the obligations of the Company and the Guarantors under the Notes, the Guarantees, the Collateral Documents and the Convertible Note Collateral Documents upon execution of a supplemental indenture, hereby jointly and severally, irrevocably and unconditionally guarantees to the Trustee and to each Holder of a Note authenticated and delivered by the Trustee irrespective of the validity or enforceability of this Indenture, the Notes, or any of the Collateral Documents or the Convertible Note Collateral Documents or the obligations of the Company and the Guarantors, under this Indenture, that: (i) the principal of, premium, if any, and any interest, Additional Amounts, if any, and Special Interest, if any, on the Notes (including, without limitation, any interest that accrues after the filing of a proceeding of the type described in Sections 6.1(g) and
(h)) and any fees, expenses and other amounts owing under this Indenture and the Collateral Documents will be duly and punctually paid in full when due, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, Additional Amounts, if any, and Special Interest, if any, on the Notes and any other amounts due in respect of the Notes, if lawful, and all other obligations of the Company and the Guarantors to the Holders of the Notes under this Indenture, the Notes, the Collateral Documents and the Convertible Note Collateral Documents, whether now or hereafter existing, will be promptly paid in full or performed, all strictly in accordance with the terms hereof, of the Notes, the Collateral Documents and the Convertible Note Collateral Documents; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise. If payment is not made when due of any amount so guaranteed for whatever reason, each Guarantor shall be jointly and severally obligated to pay the same individually whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.2. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. An Event of Default under this Indenture, any Collateral Document, the Convertible Note Collateral Documents or the Notes shall constitute an Event of Default under this Guarantee, and shall entitle the Holders to accelerate the obligations of each Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. This Guarantee is intended to be superior to or pari passu in right of payment with all Indebtedness of the Guarantors and each Guarantor's obligations are independent of any obligation of the Company or any other Guarantor.


                                      109
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         (b) Each Guarantor hereby agrees that its obligations hereunder shall be joint and several, absolute, irrevocable and unconditional, irrespective of the validity, regularity or enforceability of the Notes, any Collateral Document, any Convertible Note Document, this Indenture or any other document relating thereto, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release or non-perfection of Collateral, any release of any other Guarantor, any delays in obtaining or realizing upon failure to obtain or realize upon or application of Collateral, the recovery of any judgment against the Company or any other Person, any action to enforce the same or any other circumstance (including, without limitation, any statute of limitations) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives promptness, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company or any other Person, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, the Collateral Documents, the Convertible Note Documents and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any receiver, trustee, assignee, liquidator or similar official under any applicable bankruptcy or insolvency or other similar law any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (c) Until such time as the Notes and the other obligations of the Company guaranteed hereby have been satisfied in full, each Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders or the Trustee against the Company or any other Guarantor or any Collateral or Convertible Note Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to such Guarantor in violation of the preceding sentence at any time prior to the later of the payments in full of the Notes and all other amounts payable under this Indenture, this Guarantee, the Collateral Documents, the Convertible Note Collateral Documents and the Stated Maturity of the Notes, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Notes and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture, or to be held as Collateral for any obligations or other amounts payable under this Guarantee thereafter arising.


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         (d) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.1(d) is knowingly made in contemplation of such benefits. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article X, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations guaranteed hereby as provided in
Article VI, such obligations (whether or not due and payable) shall further then become due and payable by the Guarantors for the purposes of this Guarantee.

         (e) A Guarantor that makes a distribution or payment under a Guarantee shall be entitled to contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each such other Guarantor for all payments, damages and expenses incurred by that Guarantor in discharging the Company's obligations with respect to the Notes, this Indenture, the Collateral Documents and the Convertible Note Collateral Documents or any other Guarantor with respect to its Guarantee, the Collateral Documents and the Convertible Note Collateral Documents, so long as the exercise of such right does not impair the rights of the Holders of the Notes under the Guarantees, any Collateral Document or any Convertible Note Collateral Document.

         SECTION 10.2 Limitation of Guarantor's Liability. Each Guarantor and, by its acceptance hereof, each beneficiary hereof, hereby confirms that it is its intention that the Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, the Companies Creditors' Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, receivership, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law to the extent applicable to any Guarantees. To effectuate the foregoing intention, each such Guarantor hereby irrevocably agrees that the obligation of such Guarantor under its Guarantee under this Article X shall be limited to the lesser of (a) an amount equal to such Guarantor's Adjusted Net Assets as of the date such Guarantee is executed and delivered or (b) the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, (including, if applicable, its obligations under the Convertible Notes) and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance or fraudulent transfer or not otherwise being void, voidable or unenforceable under any bankruptcy, reorganization, receivership, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law.


                                      111
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         SECTION 10.3 Execution and Delivery of Guarantees. To further evidence its Guarantee set forth in Section 10.1 hereof, each Guarantor hereby agrees that notation of such Guarantee shall be endorsed on each Note authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an authorized officer of such Guarantor. Each Guarantor hereby agrees that its Guarantee set forth in Section 10.1 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. If an officer of a Guarantor whose signature is on this Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

         SECTION 10.4 When a Guarantor May Merge, etc.. No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another corporation, Person or entity whether or not affiliated with such Guarantor (but excluding any consolidation, amalgamation or merger if the surviving corporation is no longer a Subsidiary) unless (i) subject to the provisions of Section 10.6 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture and appropriate Collateral Documents and Convertible Note Collateral Documents in form reasonably satisfactory to the Trustee under the Notes, this Indenture and the Collateral Documents and Convertible Note Collateral Documents; (ii) in the case of a Leasing Company, such Guarantor or the Person formed by or surviving any such consolidation or merger is a separate, special-purpose, Wholly-Owned Restricted Subsidiary constituting a Leasing Company; (iii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iv) such Guarantor, or any Person formed by or surviving any such consolidation or merger, (A) will have Consolidated Net Worth (immediately after giving effect to such transaction but prior to any purchase accounting adjustments resulting from the transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (B) will be permitted by virtue of the Company's Indebtedness to Operating Cash Flow Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the terms of
Section 4.9(a) hereof. In connection with any such consolidation or merger, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel stating that such consolidation or merger is permitted by this Section 10.4.

         SECTION 10.5 Additional Guarantors (a) The Company shall cause each Subsidiary which, after the date of this Indenture, is required pursuant to
Section 4.10(a) hereof to become a Guarantor to (a) execute and deliver to the Trustee a supplemental indenture in form and substance reasonably satisfactory to the Trustee which subjects such Restricted Subsidiary to the provisions of this Indenture as a Guarantor, (b) execute and deliver to the Trustee, simultaneous with its execution and delivery to the Trustee of a supplemental indenture and any applicable Collateral Documents and Convertible Note


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Collateral Documents; and (c) deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning debtor's rights and equitable principles as may be acceptable to the Trustee in its reasonable discretion) and containing such other matters as the Trustee may reasonably request.

         (b) Any Person that was not a Guarantor on the Issue Date may become a Guarantor by executing and delivering to the Trustee (a) a supplemental Indenture in form and substance reasonably satisfactory to the Trustee and any applicable Collateral Documents and Convertible Note Collateral Documents and
(b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its reasonable discretion) and containing such other matters as the Trustee may reasonably request.

         SECTION 10.6 Release of a Guarantor. (a) Upon the sale or other transfer of all of the Capital Stock of a Guarantor, other than a Leasing Company or NWE Cyprus, to any Person that is not an Affiliate of the Company in compliance with the terms of this Indenture (including, without limitation, Section 4.8 hereof), such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Indenture and any Collateral Document or any Convertible Note Collateral Document to which it is a party without any further action required on the part of the Trustee or any Holder; provided that the Net Cash Proceeds of such sale or other disposition are applied in accordance with Section 4.8 of this Indenture as if such sale or disposition were an Asset Sale and in accordance with the applicable provisions of this Indenture. The Trustee shall deliver an appropriate instrument or instruments evidencing such release upon receipt of a request of the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 10.6(a) and the other applicable provisions of this Indenture.

         (b) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary other than NWE Cyprus, a Leasing Company, BCL, WTC or a future Wholly-Owned Subsidiary of the Company shall be automatically and unconditionally released and discharged upon the release or discharge of the guarantee of Guaranteed Indebtedness which resulted in the creation of such Guarantee pursuant to Section 4.10 hereof, except a discharge or release by, or as a result of, payment under such guarantee. The Trustee shall deliver an appropriate instrument or instruments evidencing such release upon receipt of a request of the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to compliance with this Section 10.6(b) and the other applicable provisions of this Indenture.


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                                   ARTICLE XI

                             COLLATERAL AND SECURITY

         SECTION 11.1 Collateral Documents. The due and punctual payment of the principal of, premium, if any, interest (including Additional Amounts, if any, and Special Interest, if any) on, and any other amounts due in respect of, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise, and interest on the overdue principal of and interest (including Additional Amounts, if any, and Special Interest, if any) (to the extent permitted by law), on the Notes and performance of all other obligations of the Company and any Guarantor to the Holders of the Notes or the Trustee under this Indenture, the Notes, the Guarantees, the Collateral Documents, and the Convertible Note Collateral Documents, according to the terms hereunder or thereunder, shall be secured (i) as provided in the Collateral Documents, (ii) as provided in the Convertible Note Collateral Documents, (iii) by a pledge by any future Guarantor of the Capital Stock of any Wholly-Owned Subsidiary (whether now owned or hereafter acquired) of such future Guarantor and any and all dividends, distributions and proceeds thereof, and (iv) by a pledge by all Wholly-Owned Subsidiaries of all Intercompany Notes owned by such WhollyOwned Restricted Subsidiaries from a Restricted Subsidiary (other than any Intercompany Notes made with the dividends, distributions, payments and proceeds of Technocom Preferred Stock or other Convertible Note Collateral or otherwise constituting Convertible Note Collateral). The Company will cause such future Guarantors and Wholly-Owned Subsidiaries to grant a Lien and security interest pursuant to Collateral Documents substantially similar to the Company Senior Note Security Agreement, and any other additional Collateral Documents as may be necessary or appropriate to create or make effective such Lien and security interest, such Lien and security interest to be for the benefit of the Trustee and the Holders of the Notes to secure the Notes, the Guarantees and the other obligations of the Company and the Guarantors under this Indenture, the other Collateral Documents and the Convertible Note Collateral Documents. Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Collateral Documents and the Convertible Note Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral and Convertible Note Collateral, as applicable) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Trustee to enter into each of the Collateral Documents and the Convertible Note Collateral Documents and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Company and each Guarantor will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents and the Convertible Note Collateral Documents to which it is a party, to assure and confirm to the collateral agent and the Trustee the Liens in the Collateral and the Convertible Note Collateral contemplated hereby and by the Collateral Documents and the Convertible Note Collateral Documents to which it is a party, as from time to time constituted, so as to render the same available


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

to the fullest extent permitted by law for the security and benefit of this Indenture and of the Notes and the Guarantees secured thereby, according to the intent and purposes herein expressed. The Company and each Guarantor shall to the fullest extent permitted by law take, upon request of the Trustee, any and all actions reasonably required to cause the Collateral Documents and the Convertible Note Collateral Documents to which it is a party to create and maintain, as security for the obligations of the Company and the Guarantors under this Indenture, the Notes, the Guarantees, the Collateral Documents and the Convertible Note Collateral Documents, valid and enforceable, perfected (except as expressly provided therein), Liens in and on all the Collateral and the Convertible Note Collateral, in favor of the Trustee or a collateral agent for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Notes and for the benefit of the Convertible Note Trustee and the equal and ratable benefit of the Holders of the Convertible Notes so long as the Convertible Notes remain outstanding without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, superior to and prior to the rights of all third persons except, with respect to the Convertible Note Collateral, the Convertible Note Trustee and the Holders of the Convertible Notes, and subject to no other Liens, other than as provided herein and therein.

         SECTION 11.2 Recording and Opinions. (a) Each of the Company and the Guarantors represents that it has caused or will promptly cause to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered and filed and recorded, all instruments and documents, and represents that it has done and will do or will cause to be done all such acts and other things, at the Company's or the Guarantor's expense, as applicable, as are necessary to subject the Collateral and the Convertible Note Collateral to valid Liens and to perfect those Liens, all to the fullest extent permitted by law. Each of the Company and the Guarantors shall, as promptly as practicable, cause to be executed and delivered, filed and recorded all instruments and do all acts and other things as may be required by law to perfect, maintain and protect the Liens under the Collateral Documents and the Convertible Note Collateral Documents (except as otherwise expressly provided herein and therein), all to the fullest extent permitted by law.

         (b) The Company shall furnish to the Trustee promptly after the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments or otherwise necessary to make effective the Liens intended to be created by the Collateral Documents and the Convertible Note Collateral Documents, and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective. Such opinion of counsel shall cover the necessity for recordings, registrations and filings required in all relevant jurisdictions.


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         (c) The Company shall furnish to the Trustee within 3 months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance or otherwise as is necessary to maintain the effectiveness of the Liens intended to be created by the Collateral Documents and by the Convertible Note Collateral Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain the effectiveness of such Liens. Such opinion of counsel shall cover the necessity of recordings, registrations, filings, re-recordings, re-registrations and refilings in all relevant jurisdictions.

         (d) The Company shall otherwise comply with the provisions of Section 314(b) of the Trust Indenture Act.

         SECTION 11.3 Further Assurances and Security. The Company and each Guarantor will execute, acknowledge and deliver to the Trustee, at the Company's and/or such Guarantor's expense, at any time and from time to time such further assignments, transfers, assurances or other instruments as may be reasonably required to effectuate the terms of this Indenture, the Collateral Documents and the Convertible Note Collateral Documents, and will at any time and from time to time do or cause to be done all such acts and things as may be necessary or proper, or as may be reasonably required by the Trustee, to assure and confirm to the Trustee the Liens in the Collateral and the Convertible Note Collateral contemplated hereby and by the Collateral Documents and the Convertible Note Collateral Documents, all to the fullest extent permitted by law. The Trustee shall have no duty to determine whether any filing or recording is necessary hereunder or under any Collateral Document.

         SECTION 11.4 Possession, Use and Release of Collateral.

         (a) $46,000,000 of net proceeds of the Notes shall be deposited in the Company Senior Note Escrow Account and shall be subject to a first priority Lien. All funds deposited in the Company Senior Note Escrow Account representing net proceeds of the Notes constitute Collateral and will, at the direction of the Company except during the continuance of a Default or an Event of Default and at the direction of the Trustee during the continuance of a Default or an Event of Default, be invested in Eligible Cash Equivalents in the manner provided for in the Company Senior Note Escrow Account Agreement. No funds shall be released from the Company Senior Note Escrow Account except as provided herein and in the Company Senior Note Escrow Account Agreement.

         (b) Subject to the provisions of subsections (k) and (l) of this
Section 11.4, up to $9,000,000 of the net proceeds of the Notes may be withdrawn from the Company Senior Note Escrow Account and utilized by the Company to make Qualified Investments if, in


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

respect of each such Qualified Investment, the following conditions are satisfied, and the Trustee shall have received an Officers' Certificate of the Company to such effect:

                  (i) no Default or Event of Default has occurred and is continuing, or will occur as a result thereof;

                  (ii) a Lien on the Qualified Investment is granted to the Trustee or a collateral agent for the benefit of the Trustee and the equal and ratable benefit of the Holders and the benefit of the Convertible Note Trustee and the equal and ratable benefit of the Holders of the Convertible Notes so long as the Convertible Notes remain outstanding to secure the Notes, the Guarantees and the other obligations of the Company and the Guarantors under this Indenture and the other Collateral Documents and to secure the Convertible Notes and the other obligations of the Company and the Guarantors under the Convertible Notes, the Convertible Note Indenture and the Convertible Note Collateral Documents;

                  (iii) the entity in which such Qualified Investment is made has all licenses, registrations and permits necessary to operate the Telecommunications Business in which it is engaging or proposes to engage on the date of such Qualified Investment;

                  (iv) all licenses, registrations and permits required for such Qualified Investment and such Liens have been obtained; and

                  (v) appropriate Collateral Documents have been executed and delivered and properly recorded, registered and filed to the extent necessary to make effective the Liens intended to be created therein.

The Company shall also deliver to the Trustee (x) an Opinion of Counsel covering clause (v) above and (y) such other documents as may be required by the Collateral Documents to be delivered by the Company to a collateral agent or the Trustee.

         (c) Subject to the provisions of subsections (k) and (l) of this
Section 11.4, the net proceeds of the Notes (including any portion of $9,000,000 of net proceeds of the Notes not used as provided in subsection (b) above) retained in the Company Senior Note Escrow Account may be withdrawn from the Company Senior Note Escrow Account and utilized by the Company to purchase Capital Stock of the Leasing Companies or to make intercompany loans to the Leasing Companies evidenced by Intercompany Notes, each of which will constitute Collateral, by transferring such funds to the applicable Leasing Company Escrow Accounts of such Leasing Companies, if the following conditions are satisfied, and the Trustee shall have received an Officers' Certificate of the Company and the applicable Leasing Company to such effect:

                  (i) no Default or Event of Default has occurred and is continuing or will occur as a result thereof;


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

                  (ii) the applicable Leasing Company utilizes such funds (except for funds to be utilized for Qualified Investments to the extent permitted by this Indenture) to purchase Telecommunications Assets contemporaneously with such purchase of Capital Stock or intercompany loan, as applicable, from a supplier located in the United States, Canada, Western Europe (including Scandinavia), Israel, Japan, Taiwan and South Korea;

                  (iii) the applicable Leasing Company contemporaneously enters into a Telecommunications Asset Lease covering such Telecommunications Assets with a Restricted Subsidiary or a Qualified Joint Venture;

                  (iv) Liens on such Telecommunications Asset Lease are granted to the Trustee or a collateral agent for the benefit of the Trustee and the equal and ratable benefit of the Holders to secure the Notes, the Guarantees and the other obligations of the Company and the Guarantors under this Indenture and the other Collateral Documents and to secure any applicable Intercompany Note and, so long as the Convertible Notes remain outstanding for the benefit of the Convertible Note Trustee and the Holders of the Convertible Notes, to secure the Convertible Notes and the guarantees under the Convertible Note Indenture and the other obligations of the Company or the Guarantors under the Convertible Note Indenture and the Convertible Note Collateral Documents;

                  (v) the Restricted Subsidiary or Qualified Joint Venture that will be the lessee under the applicable Telecommunications Asset Lease has or has applied for all licenses, registrations and permits necessary to operate the Telecommunications Assets subject to such Telecommunications Asset Lease and the Telecommunications Business for which such Telecommunications Assets are intended to be utilized;

                  (vi) if a Qualified Investment is to be made by a Leasing Company with that portion of the $9,000,000 of net proceeds of the Notes not utilized by the Company for Qualified Investments pursuant to subsection (b) of this Section 11.4, (x) the Leasing Company has granted a Lien on such Qualified Investment to the Trustee or a collateral agent for the benefit of the Trustee and the equal and ratable benefit of the Holders to secure the Notes, the Guarantees and the other obligations of the Company and the Guarantors under this Indenture and the other Collateral Documents and to secure any applicable Intercompany Note and, so long as the Convertible Notes remain outstanding for the benefit of the Convertible Note Trustee and the Holders of the Convertible Notes, to secure the Convertible Notes and the guarantees under the Convertible Note Indenture and the other obligations of the Company or the Guarantors under the Convertible Note Indenture and the Convertible Note Collateral Documents, and (y) all licenses, registrations and permits required for such Qualified Investment and such Lien have been obtained; and


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                  (vii) appropriate Collateral Documents have been executed and delivered and properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created therein and have been delivered to the Trustee or the collateral agent.

The Company shall also deliver to the Trustee (x) an Opinion of Counsel covering clause (vii) above in form and substance reasonably satisfactory to the Trustee and (y) such other documents as may be required by the Collateral Documents to be delivered to the Trustee or a collateral agent by the Company or the applicable Leasing Company. If the foregoing conditions are satisfied, the funds representing the net proceeds of the Notes in the applicable Leasing Company Escrow Account derived from the Investment in the Capital Stock of the applicable Leasing Company or the intercompany loan evidenced by an Intercompany Note may be withdrawn and utilized by such Leasing Company to purchase the applicable Telecommunications Assets or make the applicable Qualified Investments.

         (d) All payments made to the Company in respect of any Qualified Investments or Intercompany Notes evidencing loans of the net proceeds of the Notes to the Leasing Companies held by the Company or any Pledged Stock of the Leasing Companies shall be promptly deposited, without commingling prior to such deposit, in the Company Senior Note Escrow Account and will also constitute Collateral and be subject to a first priority perfected Lien in favor of a collateral agent or the Trustee for the benefit of the Trustee and the equal and ratable benefit of the Holders of the Notes and for the benefit of the Convertible Note Trustee and the equal and ratable benefit of the Holders of the Convertible Notes; and unless and until an Event of Default has occurred and is continuing, the Company and/or the Leasing Companies and/or the Restricted Subsidiaries will be entitled to receive and retain, free from the Liens of the Collateral Documents, payments made under any Intercompany Notes not evidencing loans to Leasing Companies and any instruments not constituting Pledged Stock of the Leasing Companies or Qualified Investments.

         (e) All payments made by an investee, an obligor or a lessee to any Leasing Company in respect of any Qualified Investments or Intercompany Notes held by such Leasing Company or any Telecommunications Asset Lease shall be promptly deposited, without commingling prior to such deposit, in the applicable Leasing Company Escrow Account and will also constitute Collateral and be subject to a first priority perfected Lien in favor of the Trustee or a collateral agent and subject to subsections (k) and (l) of this Section 11.4 may be utilized

                  (x) to purchase additional Telecommunications Assets for additional Telecommunications Asset Leases if the following conditions are satisfied, and the Trustee shall have received an Officer's Certificate of the Company to such effect:

                  (i) no Default or Event of Default has occurred and is continuing or will occur as a result thereof;


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                  (ii) the applicable Leasing Company utilized such funds to purchase such Telecommunications Assets from a supplier located in the United States, Canada, Western Europe (including Scandinavia), Israel, Japan, Taiwan and South Korea;

                  (iii) the applicable Leasing Company contemporaneously enters into a Telecommunications Asset Lease covering such Telecommunications Assets with a Restricted Subsidiary or a Qualified Joint Venture;

                  (iv) Liens on such Telecommunications Asset Lease are granted to the Trustee or a collateral agent for the benefit of the Trustee and the equal and ratable benefit of the Holders to secure the Notes, the Guarantees and the other obligations of the Company and the Guarantors under this Indenture and the other Collateral Documents and to secure any applicable Intercompany Note;

                  (v) the Restricted Subsidiary or Qualified Joint Venture that will be the lessee under the applicable Telecommunications Asset Lease has or has applied for all licenses, registrations and permits necessary to operate the Telecommunications Assets subject to such Telecommunications Asset Lease; and

                  (vi) appropriate Collateral Documents have been executed and delivered and properly recorded, registered or filed to the extent necessary to make effective to the fullest extent permitted by law the Lien intended to be created therein;

provided that the Leasing Company shall also deliver (x) an Opinion of Counsel covering clause (vi) above and in form and substance reasonably satisfactory to the Trustee and (y) such other documents as may be required by the Collateral Documents to be delivered to the Trustee or a collateral agent by the Company or the Leasing Company.

                  (y) to pay when due the Accreted Value, premium, if any, on and interest (including Additional Amounts, if any, and Special Interest, if any) on the Notes; and

                  (z) provided that an aggregate amount equal to the interest due on the Senior Notes in the next succeeding 12 months (the "Minimum Amount") exclusive of amounts constituting the net proceeds of the Notes or the Net Cash Proceeds of any Asset Sale (whether or not constituting Excess Proceeds or Aggregate Unused Proceeds) is in the Company Senior Note Escrow Account and the Leasing Company Escrow Accounts, which Minimum Amount may be utilized only for the purposes set forth in clauses (x) and (y) above, any amount in excess of such Minimum Amount may be invested by the Leasing Companies or the Company in Qualified Investments to the extent permitted by this Indenture if, in respect of each such Qualified Investment, the following conditions are satisfied and the Trustee shall have received an Officers' Certificate to such effect:

                  (i) no Default or Event of Default under this Indenture has occurred and is continuing or will occur as a result thereof;


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                  (ii) a Lien on the Qualified Investment is granted to the
         Trustee or a collateral agent for the benefit of the Trustee and the equal and ratable benefit of the Holders to secure the Notes and the Guarantees and to secure any applicable Intercompany Note;

                  (iii) the entity in which such Qualified Investment is made has all licenses, registrations and permits necessary to operate the Telecommunications Business in which it is engaging or proposes to engage on the date of such Qualified Investment;

                  (iv) all licenses, registrations and permits required for such Qualified Investment and such Lien have been obtained; and

                  (v) appropriate Collateral Documents have been executed and delivered and properly recorded, registered or filed to the extent necessary to make effective to the fullest extent permitted by law the Lien intended to be created therein.

The Company shall also deliver to the Trustee (x) an Opinion of Counsel covering clause (v) above and (y) such other documents as may be required by the Collateral Documents to be delivered by the Company to the Trustee or the collateral agent.

         (f) Although all Pledged Stock, all Intercompany Notes and all other instruments included in the Collateral, including those representing Qualified Investments, will be delivered to and held by the Trustee, the Convertible Note Trustee or a collateral agent, unless and until an Event of Default has occurred and is continuing, the Company and/or the Leasing Companies and/or other Restricted Subsidiaries, as applicable, shall be entitled to exercise any voting and consensual rights with respect to such Collateral.

         (g) Any Telecommunications Assets purchased with the net proceeds of the Notes that are subject to a Telecommunications Asset Lease or a series of related Telecommunications Asset Leases may not be transferred or shipped to the lessee under the applicable Telecommunications Asset Lease or Leases or to a jurisdiction other than the United States, Canada, Western Europe (including Scandinavia), Israel, Japan, Taiwan and South Korea unless the applicable lessee has all licenses, registrations and permits necessary to operate such Telecommunications Assets and the Telecommunications Business for which such Telecommunications Assets are intended and the Company delivers to the Trustee a favorable Opinion of Counsel to such effect. With respect to any Telecommunications Assets not purchased with the net proceeds of the Notes, up to $5,000,000 of such Telecommunications Assets may be shipped or transferred to such lessee at any time without such Opinion of Counsel being required but thereafter, on each occasion when $5,000,000 in the aggregate of such Telecommunications Assets shall have been shipped or transferred, such Opinion of Counsel shall be delivered before any additional Telecommunications Assets may be shipped or transferred.


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         (h) If no Default or Event of Default has occurred and is continuing, funds or Eligible Cash Equivalents held in any Leasing Company Escrow Account may be loaned or advanced to any other Leasing Company Escrow Account or transferred to the Company Senior Note Escrow Account and, subject to the provisions of this Indenture with respect to Investments of funds from the Company Senior Note Escrow Account to a Leasing Company Escrow Account, funds or Eligible Cash Equivalents in the Company Senior Note Escrow Account may be transferred from the Company Escrow Account to any Leasing Company Escrow Account.

         (i) Subject to subsections (k) and (l) of this Section 11.4, Collateral may be released from the Liens created by the Collateral Documents (a) upon payment in full of the Notes in accordance with the terms of the Notes and this Indenture and the other obligations then due and owing under the Notes, this Indenture and the Collateral Documents; (b) with respect to inventory, upon the sale of such inventory in the ordinary course of business; (c) with respect to Collateral sold or disposed of in an Asset Sale if such sale or other disposition is not prohibited under this Indenture and if the Net Cash Proceeds of such sale or other disposition are applied as provided in Section 4.8 hereof;
(d) to the extent that a Lien is granted on such Collateral pursuant to subsection (iv) of the definition of "Permitted Liens" set forth in Section 1.1 hereof; (e) with respect to amounts in the Company Senior Note Escrow Account and the Leasing Company Escrow Accounts consisting of Net Cash Proceeds of Asset Sales, upon the expenditure of such cash if such expenditure is made in accordance with this Indenture; (f) with respect to amounts in the Company Senior Note Escrow Account and the Leasing Company Escrow Accounts constituting net proceeds of the Notes if the procedures described in subsections (a), (b) or
(c) above are complied with; (g) with respect to other amounts in the Company Senior Note Escrow Account and the Leasing Company Escrow Accounts other than the Net Cash Proceeds of any Asset Sale, including payments received on Pledged Stock, Telecommunications Asset Leases and Qualified Investments, if the procedures described in this Section 11.4 are complied with; (h) with respect to Collateral that is Capital Stock of a Guarantor, if such Guarantor is released pursuant to Section 10.6 of this Indenture; and (i) with respect to any Intercompany Note not evidencing a loan of net proceeds of the Notes to the Leasing Companies, upon the repayment, forgiveness or other termination of such Intercompany Note; provided that all such releases described above are in compliance with the Trust Indenture Act.

         (j) In the event of any Asset Sale, the Company or the relevant Restricted Subsidiary shall cause the Net Cash Proceeds derived or resulting from any Asset Sale that involves any Collateral or involves Telecommunications Assets subject to a Telecommunications Asset Lease to be deposited in the Company Senior Note Escrow Account or the applicable Leasing Company Escrow Account, as applicable, on or before the fifth Business Day following the Business Day on which such Net Cash Proceeds are received by the Company or such Restricted Subsidiary. In the event that the Company or the relevant Restricted Subsidiary engages in an Asset Sale with respect to Collateral which is permitted by this Indenture and the Collateral Documents (or the Company designates


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a Guarantor to be an Unrestricted Subsidiary in accordance with the Indenture), the Trustee shall execute and deliver such documents as requested by the Company to evidence the release of the Liens of the Collateral Documents on the assets subject to the Asset Sale or on the assets owned by such Unrestricted Subsidiary, as applicable. The proceeds of such Collateral or such Telecommunications Assets (including any earnings thereon) may be released from the Company Senior Note Escrow Account or the applicable Leasing Company Escrow Account, in order to, and in only such amount as is required to, (a) pay the principal amount of the Notes or Convertible Notes tendered pursuant to an Asset Sale Offer, or (b) purchase Replacement Assets or Replacement Telecommunications Assets, as applicable, to the extent permitted by Section 4.8 hereof, in which case the proceeds of such Collateral may be released to the Company, the Guarantor or Restricted Subsidiary, as applicable, if such proceeds are to be used in accordance with this Indenture; provided that upon consummation of such Investment or purchase the Trustee or a collateral agent shall have received first priority fully perfected Liens, subject to Permitted Liens and the interest of the Convertible Note Trustee and the Holders of Convertible Notes, in the Property or assets acquired by the Company or any of its Restricted Subsidiaries in connection therewith or in the case of Replacement Telecommunications Assets, in the relevant Telecommunications Asset Lease.

         (k) Notwithstanding any provision of Section 11.5 to the contrary, the disposition of inventory in the ordinary course of the Company's and Guarantors' businesses, as applicable, may be made without delivery to the Trustee of certificates required by the Trust Indenture Act. However, in lieu thereof, the Company will be required to deliver semi-annual Officers' Certificates to the effect that all such dispositions have been made in the ordinary course of the applicable Company's or Guarantors' business and that the proceeds therefrom have been applied in a manner permitted by this Indenture. The Trustee shall, in the absence of negligence or bad faith on its part, be entitled to rely on such Officers' Certificates and Opinions of Counsel with respect to the Company's and the Guarantors' compliance with the collateral release provisions of this Indenture.

         (l) The release of any Collateral from the terms of the Collateral Documents, or the release, in whole or in part, of the Liens created by the Collateral Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Collateral Documents if and to the extent that the Collateral is released pursuant to this Indenture and the Collateral Documents. In connection with the release of Collateral, the Trustee shall determine whether it has received all documentation required by Section 314(d) of the Trust Indenture Act to permit such release.

         (m) Notwithstanding anything elsewhere contained in this Section 11.4, at all times on or after November 30, 1998, the Company will be required to have funds or Eligible Cash Equivalents in the Company Senior Note Escrow Account and/or the Leasing Company Escrow Accounts in an aggregate amount not less than an amount necessary to pay on the next succeeding Interest Payment Date the interest, including Additional Interest, if any, and Special Interest, if any, on the Notes then outstanding.


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         (n) The Company and the Leasing Companies may utilize at the Company's option any funds in the Company Senior Note Escrow Account or the Leasing Company Escrow Accounts to pay when due the Accreted Value, the premium, if any, on, and any interest (including Additional Amounts, if any, and Special Interest, if any) on the Notes, provided, that after giving effect to any such withdrawal there remains in the Company Senior Note Escrow Account and/or the Leasing Company Escrow Accounts funds and/or Eligible Cash Equivalents required by Section 11.4(m) to be so retained.

         SECTION 11.5 Certificates of the Company. The Company will furnish to the Trustee prior to each proposed release of Collateral pursuant to the Collateral Documents other than by reason of transactions referred to in Section 11.4(k) above, all documents required by Section 314(d) of the Trust Indenture Act. The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company or a Guarantor, as the case may be, except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of
Section 314(d) of the Trust Indenture Act.

         SECTION 11.6 Authorization of Actions to be Taken by the Trustee Under the Collateral Documents. The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors hereunder. The Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents, or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other government enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

         SECTION 11.7 Authorization of Receipt of Funds by the Trustee Under the Collateral Documents. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Collateral Documents.

         SECTION 11.8 Possession, Use and Release of Convertible Note
Collateral.


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         (a) All payments received on any Convertible Note Collateral, including on the Technocom Preferred Stock or in respect of any Qualified Investments or Intercompany Notes that constitute Convertible Note Collateral, shall be promptly deposited, without commingling prior to such deposit, in the Company Convertible Note Escrow Account and will also constitute Convertible Note Collateral and be subject to a first priority perfected lien in favor of a collateral agent for the benefit of the Convertible Note Trustee and the equal and ratable benefit of the Holders of the Convertible Notes and for the benefit of the Trustee and the equal and ratable benefit of the Holders of the Notes.
All funds deposited in the Company Convertible Note Escrow Account shall be invested in Eligible Cash Equivalents pursuant to the terms and conditions of, and in the manner provided for in, the Company Convertible Note Escrow Account Agreement.

         (b) Funds or Eligible Cash Equivalents in the Company Convertible Note Escrow Account may, subject to Sections 11.8(f) below and Section 11.4(k) above, be utilized

                  (i) to pay when due principal of, premium, if any, interest (including Additional Amounts, if any, and Special Interest, if any) on, and any other amounts due in respect of, the Convertible Notes; or

                  (ii) to make Qualified Investments if such Qualified Investment is made in a manner which complies with subsection (c) below; or

                  (iii) to make an intercompany loan to a Leasing Company evidenced by an Intercompany Note (which will constitute Convertible Note Collateral), so long as such Leasing Company thereafter utilizes the funds received to make Qualified Investments in a manner which complies with subsection (c) below.

         (c) A Qualified Investment shall be deemed to have been made in compliance with this subsection (c) if, in respect of such Qualified Investment, THE FOLLOWING CONDITIONS ARE SATISFIED AND the Trustee shall have received an Officer's Certificate of the Company to such effect:

                  (i) no Default or Event of Default has occurred and is continuing, or will occur as a result thereof;

                  (ii) a Lien on the Qualified Investment is granted to the Trustee or a collateral agent for the benefit of the Trustee and the equal and ratable benefit of the Holders to secure the Notes, the Guarantees and the other obligations of the Company and the Guarantors under this Indenture and the other Collateral Documents and, on a junior basis, to secure any applicable Intercompany Note;

                  (iii) the entity in which such Qualified Investment is made has all licenses, registrations and permits necessary to operate the Telecommunications Business in which it is engaging or proposes to engage on the date of such Qualified Investment;


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

                  (iv) all licenses, registrations and permits required for such Qualified Investment and such Liens have been obtained;

                  (v) appropriate Convertible Note Collateral Documents have been executed and delivered and properly recorded, registered and filed to the extent necessary to make effective the Liens intended to be created therein.

         The Company shall also deliver (x) an Opinion of Counsel covering clause (v) above in the form and substance reasonably satisfactory to the Trustee, and (y) such other documents as may be required by the Convertible Note Collateral Documents.

         (d) Subject to Section 11.8(f) below and Section 11.4(k) above, Convertible Note Collateral may be released from the Liens created by the Convertible Note Collateral Documents to the extent that such Liens secure the obligations of the Company and the Guarantors under the Notes, this Indenture, and the Collateral Documents (a) upon payment in full of the Notes in accordance with the terms of the Notes and this Indenture and the other obligations then due and owing under the Notes, this Indenture and the Collateral Documents; (b) with respect to inventory, upon the sale of such inventory in the ordinary course of business; (c) with respect to Convertible Note Collateral sold or disposed of in an Asset Sale, if such sale or other disposition is not prohibited under this Indenture and if the Net Cash Proceeds of such sale or other disposition are applied as provided in Section 4.8 hereof; (d) with respect to amounts in the Company Convertible Note Escrow Account consisting of Net Cash Proceeds of Asset Sales, upon the expenditure of such cash if such expenditure is made in accordance with the Convertible Note Indenture; and (e) with respect to other amounts in the Company Convertible Note Escrow Account other than the Net Cash Proceeds of any Asset Sale, including payments received on the Technocom Preferred Stock, Qualified Investments or Intercompany Notes that constitute Convertible Note Collateral, if the procedures described in this
Section 11.8 are complied with; provided that all such releases described above are in compliance with the Trust Indenture Act.

         (e) In the event of any Asset Sale, the Company or the relevant Restricted Subsidiary shall cause the Net Cash Proceeds derived or resulting from any Asset Sale that involves any Convertible Note Collateral to be deposited in the Company Convertible Note Escrow Account (or if the Convertible Notes are no longer outstanding and the Convertible Note Indenture has been satisfied and discharged, then in the Company Senior Note Escrow Account) on or before the fifth Business Day following the Business Day on which such Net Cash Proceeds are received by the Company or such Restricted Subsidiary. In the event that the Company or the relevant Restricted Subsidiary engages in an Asset Sale with respect to Convertible Note Collateral which is permitted by this Indenture and the Convertible Note Collateral Documents (or the Company designates a Guarantor to be an Unrestricted Subsidiary in accordance with this Indenture), the Trustee shall execute and deliver such documents as requested by the Company to evidence the release of the Liens of the Convertible Note Collateral Documents on the assets subject to the Asset Sale or on the assets owned by such Unrestricted Subsidiary, as applicable. The proceeds of such


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Convertible Note Collateral (including any earnings thereon) may be released from the Company Convertible Note Escrow Account in order to, and in only such amount as is required to, (a) pay the principal amount of the Notes tendered pursuant to an Asset Sale Offer, or (b) purchase Replacement Assets to the extent permitted by Section 4.8 hereof, in which case the proceeds of such Convertible Note Collateral may be released to the Company, if such proceeds are to be used in accordance with this Indenture; provided that upon consummation of such Investment or purchase the Trustee or a collateral agent shall have received a first priority fully perfected Lien, subject to Permitted Liens and the interest of the Convertible Note Trustee and the Holders of the Convertible Notes in the Property or assets acquired by the Company.

         (f) The release of any Convertible Note Collateral from the terms of the Convertible Note Collateral Documents, or the release, in whole or in part, of the Liens created by the Convertible Note Collateral Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Convertible Note Collateral Documents if and to the extent that the Collateral is released pursuant to this Indenture and the Convertible Note Collateral Documents. In connection with the release of Collateral, the Trustee shall determine whether it has received all documentation required by Section 314(d) of the Trust Indenture Act to permit such release.

         (g) The Company will furnish to the Trustee prior to each proposed release of Convertible Note Collateral pursuant to the Convertible Note Collateral Documents other than by reason of transactions referred to in Section 11.4(k) above, all documents required by Section 314(d) of the Trust Indenture Act. The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Company or a Guarantor, as the case may be, except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of
Section 314(d) of the Trust Indenture Act.

         (h) The Trustee may, in its sole discretion and without the consent of the Holders of the Notes, on behalf of the Holders of the Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Convertible Note Collateral Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Company and the Guarantors hereunder. The Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Convertible Note Collateral by any acts that may be unlawful or in violation of the Convertible Note Collateral Documents, or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Notes in the Convertible Note Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other government enactment, rule or order that may be


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unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of the Notes or of the Trustee).

         (i) The Trustee is authorized to receive for the benefit of the Holders of the Notes any funds distributed under the Convertible Note Collateral Documents, and to make further distributions of such funds to such Holders according to the provisions of this Indenture and the Convertible Note Collateral Documents.


                                   ARTICLE XII

                           SATISFACTION AND DISCHARGE

         SECTION 12.1 Satisfaction and Discharge. This Indenture and the Collateral Documents shall upon the request of the Company cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes herein expressly provided for, the Company's obligations under Sections 4.22, 7.7 and 12.4 hereof, and the Company's, the Trustee's and the Paying Agent's obligations under Section 12.3 hereof) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and releasing all Liens in the Collateral when

         (a) either

                  (i) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (B) Notes for whose payment money has been deposited in trust with the Trustee or any Paying Agent and thereafter paid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                  (ii) all such Notes not theretofore delivered to the Trustee for cancellation

                           (A) have become due and payable, or

                           (B) will become due and payable at their stated
                  maturity within one year, or

                           (C) are to be called for redemption within one year
                  under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

         and the Company, in the case of clause (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such


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

         purpose money or U.S. Government Obligations in an amount sufficient (as certified by an independent public accountant designated by the Company) to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest and Special Interest, if any, to the date of such deposit (in the case of Notes which have become due and payable) or the Stated Maturity or Redemption Date, as the case may be;

         (b) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company;

         (c) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit and after giving effect to such deposit; and

         (d) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the Company's obligations in Sections 2.3, 2.4, 2.6, 2.7, 2.11, 4.22, 7.7, 7.8,
12.2, 12.3 and 12.4, and the Trustee's and Paying Agent's obligations in Section
12.3 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 4.22, 7.7, 12.3 and 12.4 and the Trustee's and Paying Agent's obligations in Section 12.3 shall survive.

         In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

         SECTION 12.2 Application of Trust Money. All money deposited with the Trustee pursuant to Section 12.1 shall be held in trust and, at the written direction of the Company, be invested prior to maturity in U.S. Government Obligations, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including Special Interest, if any) for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         SECTION 12.3 Repayment to the Company.

         The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for


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two years after the date upon which such payment shall have become due;
provided, however, that the Company shall have either caused notice of such payment to be mailed to each Securityholder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York, including, without limitation, The Wall Street Journal. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         SECTION 12.4 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 12.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and Guarantors' obligations under this Indenture, the Notes, the Guarantees and the Collateral Documents shall be revived and reinstated as through no deposit has occurred pursuant to Section 12.1 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 12.2; provided, however, that if the Company or the Guarantors have made any payment of interest on or principal of any Notes because of the reinstatement of their Obligations, the Company or such Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE XIII

                                  MISCELLANEOUS

         SECTION 13.1 Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provisions (an "incorporated provision") included in this Indenture by operation of, Section 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

         SECTION 13.2 Notices. Any notice or communication shall be in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows or by facsimile transmission: if to the Company: Petersburg Long Distance Inc.: 166 Pearl Street, Toronto, Ontario, Canada M5H 1L3; if to NWE Cyprus: c/o Phoebus, Christos Clerides, N. Pirilides & Associates, Nicosia Office, Stassinos Court, Corner of Stassinos Avenue & Ayias Elenis 2, 3rd Floor,
P. O. Box 1884,


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Nicosia, Cyprus, Tel. 02-443015, fax: 02-356065; if to the Leasing Companies:
c/o Phoebus, Christos Clerides, N. Pirilides & Associates, Nicosia office, Stassinos Avenue & Ayias Elenis 2, 3rd Floor, P. O. Box 1884, Nicosia, Cyprus, Tel. 02-443015, fax: 02-356065; if to BCL: Baltic Communications Limited, Baltic Communications Limited, c/o Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103-6993, Attn: E. Clive Anderson, Esquire, Tel. 215-963-5000, fax: 215-963-5299; if to WTC: Wireless Technology Corporations Limited, c/o Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103-6993, Attn: E. Clive Anderson, Esquire, Tel. 215-963-5000, fax: 215-963-5299; if to the Trustee: The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attn: Corporate Trust Department, Fax:
(212) 815-5915 or 5917.

         The Company, the Guarantors or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications. Any notice or communication mailed to a Holder shall be sent to the Holder by first class mail, postage prepaid, at the Holder's address as it appears in the Note Register and shall be given if so sent within the time prescribed. Failure to mail a notice or communications to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or faxed to the Company, the Guarantors, the Trustee or a Holder in the manner provided above, it is duly given, whether or not the addressee receives it but shall not be effective unless in the case of the Company, the Guarantors or the Trustee actually received. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail to Holders, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         SECTION 13.3 Communications by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

         SECTION 13.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or the Guarantors to the Trustee to take or refrain from taking any action under this Indenture or the Collateral Documents (other than a certificate provided pursuant to Section 314(a)(4) of the Trust Indenture Act), the Trustee may require, and in such event the Company or the Guarantors, as applicable, shall furnish to the Trustee: (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5, if applicable) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture and the Collateral Documents relating to the proposed action have been complied with; and (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

         SECTION 13.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture and the Collateral Documents (other than a certificate provided pursuant to

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Section 314(a)(4) of the Trust Indenture Act) shall include: (a) a statement that the individual making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of such individual, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with; provided that with respect to matters of fact, an Opinion of Counsel may rely upon Officers' Certificates or certificates of public officials.

         SECTION 13.6 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders, and any Registrar and Paying Agent may make reasonable rules for their functions; provided that no such rule shall conflict with terms of this Indenture or the Trust Indenture Act.

         SECTION 13.7 Payments on Business Days. If a payment hereunder is scheduled to be made on a date that is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue with respect to that payment during the intervening period. If a regular record date is a date that is not a Business Day, such record date shall not be affected.

         SECTION 13.8 Governing Law; Submission to Jurisdiction. (a) THIS INDENTURE, THE GUARANTEES, EACH NOTE AND EACH COLLATERAL DOCUMENT (EXCEPT TO THE EXTENT EXPRESSLY PROVIDED FOR OTHERWISE) SHALL EACH BE DEEMED TO BE A CONTRACT UNDER THE LAW OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF SAID STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW AND WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         (b) Any suit, action or proceeding against the Company or any Guarantor or their respective Properties, assets or revenues with respect to this Indenture, the Guarantees, a Note or a Collateral Document (a "Related Proceeding") may be brought in any federal or state court located in the State of New York, County of New York. Each of the Company and the Guarantors hereby irrevocably consents to the jurisdiction of each such court for the purposes of any Related Proceeding, and irrevocably waives, to the fullest extent it may effectively and lawfully do so, any objection to the laying of venue of any Related Proceeding in any such court and the defense of an inconvenient forum to the maintenance of any Related Proceeding in any such court. Each of the Company and the Guarantors further submits to the jurisdiction of the courts of its own corporate domicile in any Related Proceeding.

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         (c) Each of the Company and the Guarantors hereby agrees that service of all writs, process and summonses in any Related Proceeding brought against it in the State of New York may be made upon CT Corporation System in The City of New York, presently located at 1633 Broadway, New York, New York 10019 (the "Process Agent"), and each of the Company and the Guarantors have irrevocably appointed the Process Agent as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses. Each of the Company and the Guarantors agrees that service of process on the Process Agent in such instances shall be deemed in every respect effective service of process upon it in any such Related Proceeding and further agrees that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. Each of the Company and the Guarantors agrees to maintain at all times an agent with an office in New York to act as Process Agent as aforesaid. Each of the Company and the Guarantors agrees to take any and all actions as may be necessary to maintain such designation and appointment of such Process Agent in full force and effect. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process and summonses in any other manner permitted by applicable law.

         (d) To the extent that the Company, the Guarantors or any of their respective revenues, assets or Properties shall be entitled, with respect to any Related Proceeding at any time brought against the Company, the Guarantor or any of their respective revenues, assets or Properties in the courts identified above, to any immunity from suit, from attachment prior to judgment, from attachment in aid of execution of judgment, or from any other legal or judicial remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, each of the Company and the Guarantors hereby irrevocably agrees not to claim and irrevocably waives such immunity, and any defense based on such immunity, to the extent permitted by law in respect of its obligations under (i) this Indenture, (ii) the Guarantees, (iii) any Note or
(iv) any Collateral Document. Without limiting the foregoing, each of the Company and the Guarantors hereby, to the fullest extent permitted by applicable law, expressly and irrevocably waives any defense of sovereign immunity from jurisdiction, attachment in aid of execution and execution to which it might otherwise be entitled in any Related Proceeding; provided that each of the Company and the Guarantors here by expressly reserves its rights, if any, to claim immunity from attachment prior to judgment to which it may now or hereafter be entitled. Each of the Company and the Guarantors agrees that final judgment in any such Related Proceeding brought in such a court will be conclusive and binding on it and may be enforced in other jurisdictions by suit on the judgment or in any other matter provided by law, provided that service of process is effected upon the Company or any Guarantors, as the case may be, in the manner specified in Section 13.8(c) above or as otherwise permitted by law.

         SECTION 13.9 Judgment Currency; Currency Indemnity. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Company or any Guarantor hereunder or under any Guarantee, any of the Notes or any of the Collateral Documents in U.S. Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Trustee could purchase U.S. Dollars with such other currency at the Trustee's New York office on the Business Day preceding that on which final judgment is given. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of a judgment or order of a court of any jurisdiction, or the enforcement thereof, in the winding-up or dissolution of the Company or any Guarantor or otherwise) by the Trustee or any Holder in respect of any sum expressed to be due to it from the Company or such Guarantor shall only constitute discharge of the Company or such Guarantor to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in such other currency on the date of such receipt or recovery; provided that if it is not practicable to make such purchase on such date, such purchase shall be made on the first date on which is practicable to do so. If the amount of U.S. Dollars so purchased is less than the U.S. Dollar amount expressed to be due to such recipient hereunder or under the Guarantees, any Note or any Collateral Document, to the extent permitted by applicable law the Company or the Guarantors, as applicable, shall indemnify such recipient against any loss sustained by it as a result and, in any event, the Company or the Guarantors shall indemnify such recipient against the cost of making any such purchase. For the purposes of this Section 13.9, it shall be sufficient for any such recipient to certify that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in such other currency on the date of receipt or recovery (or, if a purchase of Dollars on such date had not been practicable, on the first date on which it would have been practicable). To the extent permitted by applicable law, the indemnities granted by this Section 13.9 constitute a separate and independent obligation from the other obligations of the Company hereunder and the Guarantors hereunder and shall give rise to a separate and independent cause of action in favor of the Trustee or any Holder, as the case may be.

         SECTION 13.10 No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his or her status as a director, officer, employee, incorporator or stockholder of the Company or of any Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

         SECTION 13.11 Successors. All agreements of the Company and the Guarantor in this Indenture, the Notes and the Collateral Documents shall bind its successors and assigns whether so expressed or not, unless it is specifically and expressly provided otherwise in this Indenture. All agreements of the Trustee in this Indenture shall bind its successors and assigns whether so expressed or not.

         SECTION 13.12 Counterparts. This Indenture may be executed in any number of counterparts and by the parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 13.13 Table of Contents; Headings. The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         SECTION 13.14 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 13.15 Further Instruments and Acts. Upon request of the Trustee, the Company and the Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         SECTION 13.16 Final Expression. This Indenture, together with the related Collateral Documents, is intended by the parties as a final, complete and exclusive statement of the agreement of the parties on the subject hereof and thereof.

         SECTION 13.17 Independent Covenants. Each covenant contained in this Indenture and the Collateral Documents is intended by the parties to be a separate and independent covenant, the compliance or non-compliance with which is to be determined independently and without regard to whether the Company, a Guarantor or a Restricted Subsidiary is in compliance with another covenant contained in this Indenture or the Collateral Documents.


                                   ARTICLE XIV

                             SUBORDINATION OF NOTES

         SECTION 14.1 Notes Subordinated to Senior Indebtedness. The Company and the Guarantor covenant and agree, and each Holder of a Note, by acceptance thereof, likewise covenants and agrees, that, to the limited extent and in the manner hereinafter set forth and except as otherwise set forth in this Article, the indebtedness represented by the Notes and this Indenture (including the Guarantees) and the payment of the principal of and premium, if any, and interest (including Additional Amounts, if any, and Special Interest, if any) on each and all of the Notes of any amounts due in respect of any Notes and this Indenture (including the Guarantees) (and any payment thereon made or to be made by a Guarantor under its Guarantee), are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness as to all assets of the Company or the Guarantors constituting Convertible Note Collateral (but not otherwise), whether or not the Liens purporting to secure such Convertible Note Collateral are valid and effective (hereinafter called "assets constituting Convertible Note Collateral").

         SECTION 14.2 Payment Over of Proceeds Upon Dissolution, Etc. Except as otherwise provided in Section 14.15, in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Company or other Obligor or to its creditors, as such, or to a substantial part of its assets, or (b) any proceeding for the liquidation, dissolution or other winding-up of the Company or any other Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any other Obligor, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of or premium, if any, or interest (including Additional Amounts, if any, and Special Interest, if any) on the Notes and on account of any amounts due in respect of any Notes and any payment thereon made or to be made by a Guarantor under its Guarantee, from or with respect to the assets constituting Convertible Note Collateral (but not otherwise), and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character from or with respect to the assets constituting Convertible Note Collateral (but not otherwise), whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company or any other Obligor being subordinated to the payment of the Notes, which may be payable or deliverable in respect of the Notes in any such case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company, from or with respect to the assets constituting Convertible Note Collateral (but not otherwise).

         In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Note shall have received any payment or distribution of assets constituting Convertible Note Collateral (but not otherwise) of the Company or any other Obligor of any kind or character, whether in cash, property or securities, prohibited by the foregoing, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company or of a Guarantor being subordinated to the payment of the Notes or A Guarantee, as applicable, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to a Trust Officer of the Trustee in writing or such Holder, as the case may be, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company or any other Guarantor for application


                                      136
s
to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include securities of the Company as reorganized or readjusted, or securities of the Company or any other Guarantor or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes or the Guarantees are so subordinated as provided in this Article. The consolidation or amalgamation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article V shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article V. Similarly, the consolidation or amalgamation of a Guarantor with, or the merger of a Guarantor into, another PERSON or the liquidation or dissolution of a Guarantor to the extent permitted by this Indenture shall NOT be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of a Guarantor for the purposes of this Section.

         SECTION 14.3 Prior Payment to Senior Indebtedness upon Acceleration of Notes. In the event that any Notes are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness outstanding at the time such Notes so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Indebtedness from or with respect to the assets constituting Convertible Note Collateral (but not otherwise) before the Holders of the Notes are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company or any other Obligor being subordinated to the payment of the Notes or the Guarantees, as applicable) by the Company or any other Obligor on account of the principal of or premium, if any, or interest on or other amounts due in respect of, the Notes or the Guarantees, as applicable, or on account of the purchase or other acquisition of Notes from or with respect to assets constituting Convertible Note Collateral.

         In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Note prohibited by the foregoing provisions of this Section from or with respect to the assets constituting Convertible Note Collateral (but not otherwise), and if such fact shall, at or prior to the time of such payment, have been made known to a Trust Officer of the Trustee in writing, or such Holder, as the case may be, then and in such event such payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section shall not apply to any payment with respect to which Section 14.2 would be applicable.

         SECTION 14.4 No Payment When Senior Indebtedness in Default.

         (a) In the event (i) that any default in the payment of principal of, premium, if any, on, interest, if any (including Additional Amounts, if any, and Special Interest, if any), on, or other amounts due in respect of, any Senior Indebtedness, whether at the date of a required payment, maturity, upon mandatory prepayment, redemption or otherwise, shall have occurred and be continuing or (ii) that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable unless and until such event of default shall have been cured or waived in writing or shall have ceased to exist and such acceleration shall have been rescinded or annulled or if any judicial proceeding is pending with respect to such event of default with respect to the Senior Indebtedness, then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes) shall be made by the Company on account of the principal of, premium, if any, on, interest on, or other amounts due in respect of, the Notes or on account of the purchase, redemption or other acquisition of Notes from or with respect to assets constituting Convertible Note Collateral (but not otherwise).

         (b) In the event that, notwithstanding the foregoing, the Company shall make any payment from assets constituting Convertible Note Collateral (but not otherwise) to the Trustee or the Holder of any Note prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to a Trust Officer of the Trustee in writing or to such Holder, as the case may be, then and in such event such payment shall be paid over and delivered forthwith to the Company.

         The provisions of this Section shall not apply to any payment with respect to which Section 14.2 would be applicable.

         SECTION 14.5 Payment Permitted If No Default. Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent (a) the Company or THE Guarantors, at any time except during the pendency of any case, proceeding, dissolution, liquidation, or other winding-up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 14.2 or under the conditions described in Section
14.3 or 14.4, from making payments from assets constituting Convertible Note Collateral (but not otherwise) at any time of principal of and premium, if any, or interest (including Additional Amounts, if any, and Special Interest, if any) on the Notes or the Guarantees as applicable, or (b) the application by the Trustee of any money deposited with it hereunder from assets constituting Convertible Note Collateral (but not otherwise) to the payment of or on account of the principal of, premium, if any, on, interest, if any (including Additional Amounts, if any, and Special Interest, if any), on, or other amounts due in respect of, the Notes or retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

         SECTION 14.6 Subrogation to Rights of Holders of Senior Indebtedness. Subject to the prior payment in full of all amounts due on or in respect of Senior Indebtedness from assets constituting Convertible Note Collateral of the Company and the Guarantors (but not otherwise), with respect to which the Holders of the Notes rank senior in right of payment to the Senior Indebtedness, the Holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities from assets constituting Convertible Note Collateral applicable to the Senior Indebtedness until the principal of, premium, if any, on, interest (including Additional Amounts, if any, and Special Interest, if any) on, and any other amounts due in respect of, the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments made pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company and any Guarantor, as the case may be, its respective creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company or any Guarantor, as applicable, to or on account of the Senior Indebtedness.

         SECTION 14.7 Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall
(a) impair, as among the Company or any Guarantor, its respective creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company or such Guarantor, which is absolute and unconditional, to pay to the Holders of the Notes, the principal of, premium, if any, on, interest (including Additional Amounts, if any, and Special Interest, if any) on, and any other amounts due in respect of, the Notes or in respect of the Guarantees, as applicable, as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Notes from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior

Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

         SECTION 14.8 Trustee to Effectuate Subordination. Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided for in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

         SECTION 14.9 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with. No provision of the subordination provisions contained in this Article may be amended without the consent of a majority in principal amount of Senior Indebtedness in the manner provided for in the Convertible Note Indenture.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to be holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment, of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness except as otherwise expressly provided in the Collateral Documents; (iii) release any person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company or any Guarantor and any other Person.

         SECTION 14.10 Notice to Trustee. The Company and each Guarantor shall give prompt written notice to the Trustee of any fact known to the Company or such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Notes or the Guarantees, as applicable. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes or the Guarantees unless and until a Trust Officer of the Trustee shall have received written notice thereof from the Company , any Guarantor or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if a Trust Officer of the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest (including Additional Amounts, if any, and Special Interest, if any) on, and any other amounts due in respect of any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

         Subject to the provisions of Section 7.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 14.11 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.1, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered in writing to the Trustee or to the Holders of Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         SECTION 14.12 Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities from assets constituting Convertible Note Collateral to which holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

         SECTION 14.13 Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article shall apply to claims of, or payment to, the Trustee under or pursuant to Section 7.7.

         SECTION 14.14 Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 14.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         SECTION 14.15 Rights in Respect of Collateral. Notwithstanding any other provision of this Article, the Notes are entitled to receive free of the rights of the holders of Senior Indebtedness, payment of principal of, premium, if any, on, interest (including Additional Amounts, if any, and Special Interest, if any) on, and any other amounts due in respect of, the Notes from the proceeds of the Collateral and all other assets of the Company and the Guarantors, other than the assets constituting Convertible Note Collateral, and as to the Collateral and all other assets of the Company and Guarantors, other than assets constituting Convertible Note Collateral, the Notes and the Guarantees, as applicable rank senior in right of payment to the Senior Indebtedness as a result of the subordination provisions contained in the Convertible Note Indenture and the Senior Note Collateral Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              PETERSBURG LONG DISTANCE INC.


                              By:       /s/ James Haat
                                        ------------------------------
                              Name:     James Hatt
                              Title:    Chairman


                              By:       /s/ Simon Edwards
                                        ------------------------------
                              Name: Simon Edwards
                              Title: Chief Financial Officer


[Corporate Seal]


                              NWE CAPITAL (CYPRUS) LIMITED
                              Guarantor


                              By:       /s/ Clayton A. Waite
                                        ------------------------------
                              Name:     Clayton A. Waite
                              Title:    Director


[Corporate Seal]

Attest:

STATE OF NEW YORK                  )
                                   ) ss:
COUNTY OF NEW YORK                 )



         On the 12th day of June, 1996, before me personally came James Hatt, to me known, who, being by me duly sworn, did depose and say that he is Chairman of Petersburg Long Distance Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                              Notary Public, State of New York

[Seal]                        My Commission Expires:

                                        /s/ Ellen Extract

                                        March 30, 1997

STATE OF NEW YORK                   )
                                    ) ss:
COUNTY OF NEW YORK                  )


         On the 12th day of June, 1996, before me personally came Simon Edwards, to me known, who, being by me duly sworn, did depose and say that he is Chief Financial Officer of Petersburg Long Distance Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                        /s/ Ellen Extract
                              --------------------------------------------------
                              Notary Public, State of New York

[Seal]                        My Commission Expires:

                                        March 30, 1997

STATE OF NEW YORK                   )
                                    ) ss:
COUNTY OF NEW YORK                  )


        On the 12th day of June, 1996, before me personally came Clayton A. Waite, to me known, who, being by me duly sworn, did depose and say that he is of NWE Capital (Cyprus) Limited, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                              Notary Public, State of New York

[Seal]                        My Commission Expires:

                                        /s/ Ellen Extract

                                        March 30, 1997

                              PLD ASSET LEASING LIMITED
                              Guarantor


                              By:       /s/ Clayton A. Waite
                                        ------------------------------
                              Name:     Clayton A. Waite
                              Title:    Director

[Corporate Seal]
Attest:

                              PLD CAPITAL LIMITED
                              Guarantor


                              By:       /s/ Clayton A. Waite
                                        ------------------------------
                              Name:     Clayton A. Waite
                              Title:    Director


[Corporate Seal]

Attest:


                              BALTIC COMMUNICATIONS LIMITED
                              Guarantor


                              By:       /s/ Simon Edwards
                                        ------------------------------
                              Name:     Simon Edwards
                              Title:


[Corporate Seal]

Attest: /s/ James Hatt

STATE OF NEW YORK                   )
                                    ) ss:
COUNTY OF NEW YORK                  )



         On the 12th day of June, 1996, before me personally came Clayton A. Waite, to me known, who, being by me duly sworn, did depose and say that he is Director of PLD Asset Leasing Limited, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                              Notary Public, State of New York

[Seal]                        My Commission Expires:

                                        /s/ Ellen Extract

                                        March 30, 1997

STATE OF NEW YORK                   )
                                    ) ss:
COUNTY OF NEW YORK                  )


         On the 12th day of June, 1996, before me personally came Clayton A. Waite, to me known, who, being by me duly sworn, did depose and say that he is Director of PLD Capital Limited, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                              Notary Public, State of New York

[Seal]                        My Commission Expires:

                                        /s/ Ellen Extract

                                        March 30, 1997

STATE OF NEW YORK                   )
                                    ) ss:
COUNTY OF NEW YORK                  )


         On the 12th day of June, 1996, before me personally came Simon Edwards, to me known, who, being by me duly sworn, did depose and say that he is of Baltic Communications Limited, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                              Notary Public, State of New York

[Seal]                        My Commission Expires:

                                        /s/ Ellen Extract

                                        March 30, 1997

                              WIRELESS TECHNOLOGY CORPORATIONS LIMITED
                              Guarantor


                              By:       /s/ James Hatt
                                        ------------------------------
                              Name:     James Hatt
                              Title:


[Corporate Seal]

Attest: /s/ Simon Edwards

STATE OF NEW YORK                   )
                                    ) ss:
COUNTY OF NEW YORK                  )


         On the 12th day of June, 1996, before me personally came James Hatt, to me known, who, being by me duly sworn, did depose and say that he is of wireless Technology Corporations Limited, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                              Notary Public, State of New York

[Seal]                        My Commission Expires:

                                        /s/ Ellen Extract

                                        March 30, 1997

                              THE BANK OF NEW YORK,
                              as Trustee


                              By:       /s/ Steven D. Torgeson
                                        ------------------------------
                              Name:     Steven D. Torgeson
                              Title:    Assistant Treasurer


[Corporate Seal]

Attest: /s/ Kathleen Jones

STATE OF NEW YORK                   )
                                    ) ss:
COUNTY OF NEW YORK                  )


         On the 12th day of June, 1996, before me personally came Steven D. Torgeson, to me known, who, being by me duly sworn, did depose and say that he is Assistant Treasurer of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                              Notary Public, State of New York

[Seal]                        My Commission Expires:

                                        /s/ Ellen Extract

                                        March 30, 1997

                                                                       EXHIBIT B

                                                                       EXHIBIT B


                    FORM OF FACE OF INITIAL CERTIFICATED NOTE

                          PETERSBURG LONG DISTANCE INC.

                                                             CUSIP NO. 71623PAB8

No. ______              14% SENIOR DISCOUNT NOTES DUE 2004


      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF AVAILABLE) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND THE PROVINCES OF CANADA.

      THE NOTES EVIDENCED HEREBY WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF $1,000 PRINCIPAL AMOUNT OF 14% SENIOR DISCOUNT NOTES DUE 2004 OF PETERSBURG LONG DISTANCE INC. (THE "NOTES") AND ONE WARRANT (A "WARRANT") ENTITLING THE HOLDER THEREOF TO PURCHASE 34 COMMON SHARES WITHOUT NOMINAL OR PAR VALUE OF PETERSBURG LONG DISTANCE INC. PRIOR TO THE EARLIEST OF (A) 180 DAYS AFTER THE DATE OF ORIGINAL ISSUANCE OF THE UNITS, (B) THE COMMENCEMENT OF A REGISTERED EXCHANGE OFFER FOR THE NOTES, (C) SUCH DATE AS THE INITIAL PURCHASER MAY DETERMINE AND
      (D) IN THE EVENT OF A CHANGE OF CONTROL, THE DATE ON WHICH THE COMPANY MAILS NOTICE THEREOF TO THE HOLDERS OF THE NOTES, THE NOTES EVIDENCED HEREBY MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS.

      FOR THE PURPOSES OF THE INTEREST ACT (CANADA) AND DISCLOSURE THEREUNDER, WHENEVER INTEREST, ADDITIONAL AMOUNTS, SPECIAL INTEREST, OR DEFAULTED INTEREST OR INTEREST ON DEFAULTED INTEREST RELATING TO THIS NOTE, IS TO BE CALCULATED ON THE BASIS OF A YEAR OF 360 DAYS OR ANY OTHER PERIOD OF TIME THAT IS LESS THAN A CALENDAR YEAR, THE YEARLY RATE OF INTEREST TO WHICH THE RATE DETERMINED PURSUANT TO SUCH CALCULATION IS EQUIVALENT IS THE RATE SO DETERMINED MULTIPLIED BY THE ACTUAL NUMBER OF DAYS IN THE CALENDAR YEAR IN WHICH THE SAME IS TO BE ASCERTAINED AND DIVIDED BY EITHER 360 OR SUCH OTHER PERIOD OF TIME, AS THE CASE MAY BE. THE RATE ACCRUING ON THE NOTES FOR PAYMENT PURPOSES SHALL BE DETERMINED AS SET FORTH ON THE REVERSE HEREOF.

            Petersburg Long Distance Inc., an Ontario corporation (the "Company"), for value received, hereby promises to pay to ______________, or its registered assigns, the principal amount of ____________________ on June 1, 2004.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

            Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated:  ______________
                                       PETERSBURG LONG DISTANCE INC.



                                       By:________________________________
                                       Name:
                                       Title:


[Corporate Seal]



                                       By: _______________________________
                                       Name:
                                       Title:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
      as Trustee, certifies that this is one of the Notes referred to in the Indenture.


By: ________________________
   Authorized Signatory

                FORM OF REVERSE SIDE OF INITIAL CERTIFICATED NOTE

                          PETERSBURG LONG DISTANCE INC.

                       14% SENIOR DISCOUNT NOTES DUE 2004


      1. Indenture.

            This Note is one of a duly authorized issue of debt securities of Petersburg Long Distance Inc., an Ontario corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), designated as its "14% Senior Discount Notes due 2004" (herein called the "Notes") limited in aggregate principal amount of Stated Maturity to $123,000,000, issued under an indenture dated as of May 31, 1996 (as amended or supplemented from time to time, the "Indenture") among the Company, the corporations acting as guarantors and named therein (the "Guarantors") and The Bank of New York, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and each Holder of Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

            The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into or permit certain transactions with Affiliates, create Liens, enter into or permit certain Sale and Leaseback Transactions, make Asset Sales and engage in businesses other than the Telecommunications Business. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company to any other Person. In addition, the Indenture imposes limitations on the ability of Restricted Subsidiaries to issue guarantees and Preferred Shares and to create consensual restrictions upon their ability to pay dividends and make certain other payments to the Company.

      2. Principal and Interest.

            The Company promises to pay the principal amount set forth on the face hereof to the Holder hereof on June 1, 2004.

            The Notes have been issued at a discounted principal value of $87,697,300. The Notes will accrete interest from the Issue Date at a rate computed as if the Notes had been issued bearing interest at the rate of 14% per annum on May 31, 1996 (being a rate of 14.9445% per annum for the period from the Issue Date through November 30, 1996), compounded semiannually, to an aggregate principal amount of $123,000,000 by December 1, 1998. The principal amount at Stated Maturity of this Note is set forth on the face hereof. Commencing December 1, 1998, interest on this Note, like the other Notes, will accrue at the rate of 14% per annum, and will be payable in cash semi-annually on June 1 and December 1 of each year, commencing June 1, 1999, until the principal amount hereof is paid or made available for payment. The effect of the foregoing is that this Note will bear interest at the rate of 14.9445% per annum from the Issue Date through November 30, 1996 and 14% per annum thereafter. The payment of interest on this
Note in respect of the period from the Issue Date to December 1, 1998, however, will effectively be deferred until Maturity and such deferred interest will be compounded semi-annually and added to the outstanding principal amount of this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If the Company has not received, on or before May 31, 1998, $20,000,000 in Cash Proceeds from a sale or sales of Qualified Stock of the Company occurring subsequent to the Issue Date (other than Qualified Stock issued upon the exercise of Warrants or upon conversion of the Convertible Notes), this Note will bear interest at the rate of 14.5% per annum commencing on June 1, 1998 until any Interest Payment Date prior to which the Company shall have received such $20,000,000 in Cash Proceeds from such a sale of Qualified Stock. Commencing on any such Interest Payment Date, this Note will again bear interest at the rate of 14% per annum. For purposes of this interest rate adjustment provision, the Company will be deemed to have received such $20,000,000 in Cash Proceeds if a Change of Control has occurred. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any Interest Payment Date is the close of business on May 15 or November 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture.

            Each payment of interest in respect of an Interest Payment Date will include interest (including Additional Amounts (as hereinafter defined), if any, and Special Interest (as hereinafter defined), if any), accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

            If an Exchange Note is substituted for this Note in a Registered Exchange Offer prior to the Record Date for the first Interest Payment Date following such substitution, accrued and unpaid interest, if any, on this Note, up to but not including the date of issuance of the Exchange Note or Exchange Notes issued in substitution for this Note, shall be paid on the first Interest Payment Date for such Exchange Note or Exchange Notes to the Holder or Holders of such Exchange Note or Exchange Notes on the first Record Date with respect to such Exchange Note or Exchange Notes. If this Note is exchanged in a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such substitution but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to this Note and any accrued and unpaid interest on the Exchange Note or Exchange Notes issued in substitution for this Note, including Additional Amounts, if any, and Special Interest, if any, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Note on such Record Date. Any accretion of value with respect to this Note up to but including the date of issuance of the Exchange Note or Exchange Notes issued in substitution for this Note shall be included as Accreted Value with respect to such Exchange Note or Exchange Notes.

            To the extent lawful, the Company shall pay interest on (i) if prior to December 1, 1998, any overdue Accreted Value of (and premium, if any, on) this Note, or if on or after December 1, 1998 any overdue principal of (and premium, if any, on) this Note, at the interest rate borne on this Note, plus 1% per annum, and (ii) Defaulted Interest (without regard to any applicable grace period), including Additional Amounts, if any, and Special Interest, if any, at the same rate. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.6, Section 4.7 or Section 4.8 of the Indenture, or otherwise.

      3. Additional Amounts.

            Except to the extent required by law, any and all payments of, or in respect of, this Note shall be made free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto imposed by Canada, the Russian Federation, Cyprus or any other jurisdiction with which the Company or any Guarantor has some connection (including any jurisdiction (other than the United States of America) from or through which payments under the Notes are made) or any political subdivision of or any taxing authority in any such jurisdiction ("Canadian Taxes," "Russian Taxes," "Cypriot Taxes" or "Other Taxes," respectively). If the Company or any Guarantor shall be required by law to withhold or deduct any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes from or in respect of any sum payable under this Note or pursuant to a Guarantee, the sum payable by the Company or such Guarantor, as the case may be, thereunder shall be increased by the amount ("Additional Amounts") necessary so that after making all required withholdings and deductions, the Holder of this Note shall receive an amount equal to the sum that it would have received had no such withholdings and deductions been made; provided that any such sum shall not be paid in respect of any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes to the Holder of this Note (an "Excluded Holder") (i) resulting from the beneficial owner of this Note carrying on business or being deemed to carry on business in or through a permanent establishment or fixed base in the relevant taxing jurisdiction or any political subdivision thereof or having any other connection with the relevant taxing jurisdiction or any political subdivision thereof or any taxing authority therein other than the mere holding or owning of this Note, being a beneficiary of the Guarantees, the receipt of any income or payments in respect of this Note or the Guarantees or the enforcement of this Note or the Guarantees, (ii) resulting from the Company or any Guarantor not dealing at arm's length (within the meaning of the Income Tax Act (Canada)), with the Holder of this Note at the time of such payment or at the time the amount of such payment is deemed to have been paid or credited or (iii) that would not have been imposed but for the presentation (where presentation is required) of this Note for payment more than 180 days after the date such payment became due and payable or was duly provided for, whichever occurs later. The Company or the Guarantors, as applicable, will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law, and, in any such case, the Company will furnish to each Holder on whose behalf an amount was so remitted, within 30 calendar days after the date the payment of any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or the Guarantors, as applicable. The Company will, upon written request of each Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (i) any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to such Notes, and (ii) any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) so that the net amount received by such Holder (net of payments made under or with respect to the Notes or the Guarantees) after such reimbursement will not be less than the net amount the Holder hereof would have received if Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes on such reimbursement had not been imposed.

            In addition, the Company or the Guarantors will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, in respect of the creation, issue and offering of the Notes payable in Canada, the United States, the Russian Federation or Cyprus or any political subdivision thereof or taxing authority of or in the foregoing. The Company and the Guarantors will also pay and indemnify the Holders from and against all court fees and taxes or other taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Trustee or the Holders to create the Liens on the Collateral and the Convertible Note Collateral and to enforce the obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees, the Collateral Documents or the Convertible Note Collateral Documents.

      4. Special Interest.

            Special interest means such additional interest as is set forth in subparagraphs (a) or (b) below.

            (a) The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of May 31, 1996, between the Company and the Initial Purchaser (the "Registration Agreement"), which agreement is attached to the Indenture as Exhibit E thereto. In the event that (a) the Exchange Offer Registration Statement (as such term is defined in the Registration Agreement) is not filed with the Securities and Exchange Commission (the "Commission") on or prior to the 45th day following the Issue Date, (b) the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 120th day following the Issue Date, (c) the Exchange Offer (as such term is defined in the Registration Agreement) is not consummated on or prior to the 180th day following the Issue Date and in such a case the Note Shelf Registration Statement (as such term is defined in the Registration Agreement) is not filed with the Commission on or prior to 60 days thereafter and such Note Shelf Registration Statement has not been declared effective on or prior to 120 days thereafter or (d) any such Registration Statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose, without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective, for a period of more than 30 consecutive days, interest shall accrue on this Note (in addition to any accretion in value of, or accrual of stated interest on, this Note) from and including the next day following each of (i) such 45-day period in the case of clause (a) above, (ii) such 150-day period in the case of clause (b) above,
(iii) such 180-day period for the Exchange Offer Registration Statement, such 60-day period or 120-day period for the Note Shelf Registration Statement, as applicable, in the case of clause (c) above and (iv) such 30-day period in the case of clause (d) above (each such event referred to in clauses (i) through (iv), a "Registration Default"). In each case following the occurrence of a Registration Default, such additional interest (the "Special Interest") will be payable to the Holder hereof during the first 90-day period immediately following the occurrence of such Registration Default in cash semi-annually in arrears on each Interest Record Date at a rate equal to $0.01 per week per $1,000 of the Accreted Value of this Note (determined daily) to the Holder hereof. The Special Interest payable to the Holder of this Note shall increase by an additional $0.01 per week per $1,000 of the Accreted Value of this Note for each 90-day period up to a maximum of $0.50 per week per $1,000 of the Accreted Value of this Note (determined daily). Upon (w) the filing of the Exchange Offer Registration Statement or a Note Shelf Registration Statement after the 45-day period described in clause (a) above, (x) the effectiveness of the

Exchange Offer Registration Statement or a Note Shelf Registration Statement after the 120-day period described in clause (b) above, (y) the consummation of the Exchange Offer after the applicable time period described in clause (c) above, or (z) the effectiveness of an applicable Registration Statement after the 30-day period described in clause (d) above, the Special Interest payable on this Note, with respect to such clause (a), (b), (c) or (d), as the case may be, from the date of such filing, effectiveness or consummation, as the case may be, shall cease to accrue and all accrued and unpaid Special Interest as of the occurrence of (w), (x), (y) or (z) shall be paid to the Holder hereof on the next Interest Payment Date with respect thereto. Following the occurrence of
(w), (x), (y) and (z) above, the interest terms of this Note shall revert to the original terms set forth above, subject to paragraph 4(b) below.

            (b) In the event of the failure of the Company to procure, on or before July 12, 1996, a recognized financial institution with capital of not less than $10,000,000 organized under the laws of the Republic of Ireland which the Convertible Note Trustee may lawfully appoint as a Qualified Foreign Collateral Agent (as defined in Section 7.3 of the Indenture) (the "Procurement") with respect to Technocom Preferred Stock, any payments thereon and any property substituted therefor (the "Subject Collateral") pursuant to an agreement under which such Qualified Foreign Collateral Agent will agree not to resign without the contemporaneous appointment of a successor Qualified Foreign Collateral Agent (the "Prescribed Agreement"), then, commencing on July 12, 1996, the Company shall pay to each Holder of the Notes additional Special Interest in an amount equal to 1% per annum on the principal amount at Stated Maturity of such Holder's Notes, accruing for each day until the Procurement is made or Technocom or a successor is reorganized under the laws of Cyprus and a successor Qualified Foreign Collateral Agent has been appointed in respect of the Subject Collateral (the "Reorganization") under a Prescribed Agreement. Such Special Interest shall be payable in cash semi-annually in arrears at the times and in the manner provided for in the Indenture, provided that for this purpose,
Section 2.11 of the Indenture shall be read to include as Interest Payment Dates, as applicable, June 1 and December 1 of each year, commencing December 1, 1996. Such Special Interest shall cease to accrue upon the Procurement or the Reorganization taking place and all accrued and unpaid Special Interest shall be paid to each Holder of the Notes on the next Interest Payment Date with respect thereto. Any Special Interest payable pursuant to this paragraph 4(b) shall be in addition to any Special Interest that may be payable pursuant to paragraph 4(a) above.

            Except as expressly provided in this paragraph 4, Special Interest shall be treated as interest and any date on which Special Interest is due and payable shall be treated as an Interest Payment Date, for all purposes under this Note and the Indenture.

      5. Method of Payment.

            The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses.

      6. Paying Agent and Registrar.

            Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its subsidiaries may act as Paying Agent or Registrar.

      7. Optional Redemption.

            Except as set forth in the following paragraph, the Notes may not be redeemed prior to June 13, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 calendar days' nor more than 60 calendar days' notice, at the prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon (if any), Additional Amounts (if any) and Special Interest (if any) to the applicable Redemption Date, if redeemed during the period from June 13, 2001 through May 31, 2002 at a percentage of 108.000% and thereafter during the twelve-month period beginning June 1 of the years indicated below:

         Year                                        Percentage
         ----                                        ----------
         2002                                         104,000%
         2003 and thereafter                          100.000%

            The Notes may be redeemed, at the option of the Company, in whole but not in part, upon not less than 30 or more than 60 days' notice to the Holders in accordance with the terms of the Indenture, at a redemption price equal to the Accreted Value thereof, plus accrued and unpaid interest, if any (including Additional Amounts, if any, and Special Interest, if any), to the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest (including Additional Amounts, if any, and Special Interest, if any) due on the Interest Payment Date that is on or prior to the Redemption Date) if, as a result of any change in or amendment to the laws or the regulations or rulings promulgated thereunder of Canada, Cyprus, the Russian Federation or any other jurisdiction with which the Company or any Guarantor has any connection (other than a connection arising as a result of a continuance or a merger or consolidation of the Company with or into a newly formed corporation solely for the purpose of moving the Company's domicile out of Canada) or any political subdivision thereof or any authority thereof or having power to tax therein, or any change in the application or official interpretation of such laws or regulations, or any change in administrative policy or assessing practice of the applicable taxing authority, which change or amendment becomes effective on or after May 24, 1996, the Company or the Guarantors (if the Guarantees are called) are or would be required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Initial Notes, the Exchange Notes or the Guarantees and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or the Guarantors, as the case may be. The Company will also pay to the Holders on the Redemption Date any Additional Amounts payable in respect of the period ending on the Redemption Date. Prior to the publication of any notice of redemption pursuant to this provision, which in no event will be given earlier than 90 days prior to the earliest date on which the Company or the Guarantors, as the case may be, would be required to pay such Additional Amounts were a payment in respect of the Notes then due, the Company shall deliver to the Trustee (i) an Officers' Certificate stating that the obligation to pay such Additional Amounts cannot be avoided by the Company or the Guarantors, as the case may be, taking reasonable measures and (ii) an Opinion of Counsel, independent of the Company and the Guarantors and approved by the Trustee, to the effect that the Company or the Guarantors have or will become obligated to pay such Additional Amounts as a result of such change or amendment. Such notice, once delivered by the Company to the

Trustee, will be irrevocable. The Trustee shall accept such Officers' Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the condition precedent set forth in clauses (i) and (ii) above, in which event it shall be conclusive and binding on the Holders.

      8. Notice of Redemption.

            At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company will send a notice of redemption, first class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register.

            If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest (including Additional Amounts, if any, and Special Interest, if any) will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest (including Additional Amounts, if any, and Special Interest, if any) on the Notes to be redeemed on the applicable Redemption Date will cease to accrue.

            The Notes are not subject to any sinking fund.

      9. Repurchase at the Option of Holders upon Change of Control.

            Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the Accreted Value thereof on any Change of Control Payment Date, plus accrued and unpaid interest, if any, Additional Amounts, if any, and Special Interest, if any, to the Change of Control Payment Date.

            Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest, Additional Amounts, if any, and Special Interest, if any, from and after the Change of Control Payment Date.

      10. Repurchase at the Option of Holders upon Asset Sale.

            Subject to the limitations set forth in the next following paragraph, if at any time the Company or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5,000,000, use the then-existing Excess Proceeds to make an offer to purchase from all Holders, on a pro rata basis, Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of the then-existing Excess Proceeds, at a purchase price in cash equal to 100% of the Accreted Value thereof on any Asset Sale Payment Date, plus accrued and unpaid interest thereon, if any, Additional Amounts, if any, and Special Interest, if any, to the Asset Sale Payment Date, provided that Excess Proceeds attributable to an Asset Sale of Convertible Note Collateral (as defined in the Indenture) must be used first to make an "asset sale offer" pursuant to the Convertible Note Indenture (as defined in the Indenture). Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes, including the making of an "asset sale offer" pursuant to the Convertible Note Indenture.

            Notwithstanding the paragraph above, the Company will not be obligated to repurchase Notes in connection with an Asset Sale Offer representing in aggregate more than 25% of the original aggregate principal amount of the Notes (which original aggregate principal amount shall for these purposes be the aggregate amount originally allocated to the Notes, net of any amounts allocated to the Warrants, without any adjustment whatsoever) prior to the date following the Five Year Date, and the original aggregate principal amount of Notes repurchased in connection with any Asset Sale Offer having a purchase date prior to the date following the Five Year Date shall represent no more than 25% of the original aggregate principal amount of the Notes less the original aggregate principal amount of Notes purchased pursuant to Asset Sale Offers relating to all prior Asset Sales. To the extent that the amount of Excess Proceeds exceeds the amount of Notes purchased because of the limitation imposed by the immediately preceding sentence (the amount of such excess being the "Aggregate Unused Proceeds"), such Aggregate Unused Proceeds shall constitute Excess Proceeds for purposes of the first Asset Sale Offer that is made after the Five Year Date and, in the event the amount of the Aggregate Unused Proceeds exceeds $5,000,000, promptly after the Five Year Date, the Company shall commence an Asset Sale Offer on a pro rata basis for an aggregate principal amount of Notes equal to the Aggregate Unused Proceeds (and any other Excess Proceeds that arise between the Five Year Date and such Asset Sale Offer) at a purchase price equal to 100% of the Accreted Value of the Notes, plus accrued interest, if any, Special Interest, if any, and Additional Amounts, if any, to the date of purchase.

            Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5,000,000, the Company shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Offer Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest, Additional Amounts, if any, and Special Interest, if any, from and after the Asset Sale Payment Date.

      11. The Registered Exchange Offer.

            Any Initial Notes (including this Note) which are presented to the Registrar for exchange pursuant to the Registered Exchange Offer (as defined in the Registration Agreement) shall be replaced by Exchange Notes of equal principal amount upon surrender of such Notes to the Registrar in accordance with the terms of the Registered Exchange Offer and the Indenture.

      12. Transfer and Exchange.

            By its acceptance of any Note represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such Note acknowledges the restrictions on transfer of such Note set forth on the face hereof and agrees that it will transfer such Note only in accordance with the restrictions on the face hereof and the restrictions set forth under the heading "Transfer Restrictions" under the Final Memorandum.

            In connection with any transfer of a Note bearing the Private Placement Legend, each Holder agrees to deliver to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company to confirm that such transfer is being made in accordance with the limitations set forth in the Private Placement Legend. In the event the Company determines that any such transfer is not in accordance with the Private Placement Legend, the Company shall so inform the Registrar which shall not register such transfer; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence.

            Upon the registration of transfer, exchange or replacement of a Note not bearing the Private Placement Legend, the Trustee shall deliver a Note that does not bear the Private Placement Legend. Upon the transfer, exchange or replacement of a Note bearing the Private Placement Legend, the Trustee shall deliver a Note bearing the Private Placement Legend, unless such legend may be removed from such Note as provided in the next sentence. The Private Placement Legend may be removed from a Note if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note will not violate the registration and prospectus delivery requirements of the Securities Act and, if the transferee is a resident of Canada, the securities laws of the applicable provisions of Canada; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence. Upon provision of such evidence, the Trustee shall authenticate and deliver in exchange for such Note, a Note or Notes (representing the same aggregate principal amount of the Note being exchanged) without such legend. If the Private Placement Legend has been removed from a Note, as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Company has reasonable cause to believe that such other Note represents a "restricted security" within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

            This Note initially was issued as part of the issuance of Units, each of which consists of $1,000 principal amount of Stated Maturity of Notes and one Warrant. Prior to the date specified in the Final Memorandum and the Unit Legend, Notes will not be transferable except as part of a transfer of Units and prior to such date, the Registrar shall not register the transfer of any Note unless the Company receives evidence reasonably satisfactory to it that such transfer is part of a transfer of a Unit or Units; provided that the Registrar shall not be required to determine (but may rely on the determination made by the Company with respect to) the sufficiency of any such evidence.

            A Holder may transfer a Note only upon the surrender of such Note for registration of transfer. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer in the Note Register by the Registrar. When Notes are presented to the Registrar with a request to register the transfer of, or to exchange, such

Notes, the Registrar shall register the transfer or make such exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied.

            Prior to the effectiveness of a Shelf Registration Statement or following the suspension or termination thereof, the Holder of this Note (or holders of interests therein) and prospective purchasers designated by such Holder (or such holders of interests therein) shall have the right to obtain from the Company upon request by such Holder (or such holders of interests) or prospective purchasers, during any period in which the Company is not subject to
Section 13 or 15(d) of the Exchange Act, or exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph
(d)(4)(i) of Rule 144 in connection with any transfer or proposed transfer of such Note or interest.

      13. Denominations.

            The Notes are issuable only in registered form without coupons in denominations of $1,000 of principal amount at Stated Maturity and integral multiples thereof.

      14. Unclaimed Money.

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

      15. Discharge and Defeasance.

            Subject to certain conditions, the Company at any time may terminate some or all of its and the Guarantors' obligations under the Notes, the Guarantees, the Indenture and the Collateral Documents and the Convertible Note Collateral Documents if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

      16. Amendment, Waiver.

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes, the Collateral Documents and the Convertible Note Collateral Documents may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Without the consent of any Holder of Notes, the Company, the Guarantors and the Notes, the Trustee may amend the Indenture, the Notes, the Collateral Documents and the Convertible Note Collateral Documents (i) to evidence the succession of another Person to the Company or the Guarantors, as applicable, and the assumption by such successor of the covenants of the Company or the Guarantors under the Indenture, the Collateral Documents and the Convertible Note Collateral Documents; (ii) to add additional covenants or to surrender rights and powers conferred on the Company or the Guarantors by the Indenture, the Collateral Documents and the Convertible Note Collateral Documents; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;
(vi) to add additional security for the Notes and/or the Guarantees; (vii) to cure any ambiguity in the Indenture, the Collateral Documents or the Convertible Note Collateral Documents, to correct or supplement any provision in the Indenture, the Collateral Documents or the Convertible Note Collateral Documents which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, the Collateral Documents or the Convertible Note Collateral Documents, provided that such actions shall not adversely affect the interests of the Holders in any material respect; or
(viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

      17. Defaults and Remedies.

            Events of Default under the Indenture include in summary form: default in payment of interest, including Additional Amounts, if any, or Special Interest, if any, on the Notes for 30 days; default in payment of principal on the Notes; failure to comply with certain of the covenants in the Indenture, including the Change of Control covenant, the Asset Sale covenant or the Restricted Payments covenant; failure by the Company to comply with certain of its other agreements in the Indenture, the Note, any Collateral Document or any Convertible Note Collateral Document or a breach of a representation or warranty in any Collateral Document or any Convertible Note Collateral Document and the continuance of such default or breach for 45 days after notice; expropriation of assets of the Company or any of its Restricted Subsidiaries having a book value, less the book value of the expropriation proceeds, constituting more than 15% of the book value, on a consolidated basis, of the Company's assets minus current assets; defaults in the payment of certain other Indebtedness, or defaults, other than such payment defaults, which result in the acceleration prior to express maturity of certain other Indebtedness or which consist of the failure to pay at maturity; certain final judgments which remain undischarged, unwaived, unappealed, unbonded, unstayed or unsatisfied; certain events of bankruptcy or insolvency; failure of a Guarantee, a Collateral Document or a Convertible Note Collateral Document to be in effect, the denial of obligations under a Guarantee, a Collateral Document, a Convertible Note Collateral Document or the Notes by the Company or the Guarantors party thereto or the failure of the Notes and the Guarantees to be secured by the theretofore perfected Liens and security interests in the Collateral or the Convertible Note Collateral (except as permitted by the Indenture, the Collateral Documents or the Convertible Note Collateral Documents), which in each circumstance continues for 30 days after notice. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of Stated Maturity of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

            Holders of Notes may not enforce the Indenture, the Guarantees, the Notes, the Collateral Documents or the Convertible Note Collateral Documents except as provided in the Indenture. The Trustee may refuse to enforce the Indenture, the Notes, the Guarantees, the Collateral Documents or the Convertible Note Collateral Documents unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of Stated Maturity of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture, the Collateral Documents and the Convertible Note Collateral Documents. The Holders of a majority in principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest (including Additional Amounts, if any, and Special Interest, if any) that has become due solely because of the acceleration.

      18. Collateral Documents.

            As provided in the Indenture, the Collateral Documents and the Convertible Note Collateral Document and subject to certain limitations set forth therein, the Obligations of the Company and the Guarantors under the Indenture, the Collateral Documents and the Convertible Note Collateral Documents are secured by the Collateral as provided in the Collateral Documents and the Convertible Note Collateral Document. Each Holder, by accepting a Note, agrees to be bound to all terms and provisions of the Collateral Documents and the Convertible Note Collateral Documents, as the same may be amended from time to time. The Liens created under the Collateral Documents and the Convertible Note Collateral Documents shall be released upon the terms and subject to the conditions set forth in the Indenture, the Collateral Documents and the Convertible Note Collateral Documents.

      19. Individual Rights of Trustee.

            Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors, its Restricted Subsidiaries or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

      20. No Recourse Against Certain Others.

            No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his or her status as a director, officer, employee, incorporator or stockholder of the Company or any Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

      21. Governing Law.

            THE INDENTURE, THE GUARANTEES AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

      22. Abbreviations.

            Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

      23. CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      24. Subordination.

            The indebtedness evidence by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issues subject to the provision of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

            The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

                                       Petersburg Long Distance Inc.
                                       166 Pearl Street
                                       Toronto, Ontario
                                       Canada M5H 1L3



                              SUBSIDIARY GUARANTEE

            Subject to the limitations set forth in the Indenture, the Guarantors (as defined in the Indenture referred to in this Note and each hereinafter referred to as a "Guarantor," which term includes any successor or additional Guarantor under the Indenture) have jointly and severally, irrevocably and unconditionally guaranteed (a) the due and punctual payment of the principal (and premium, if any) of and interest (including Additional Amounts, if any, and Special Interest, if any) on the Notes, whether of Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest (including Additional Amounts, if any, and Special Interest, if any) on the Notes, if any, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company and the Guarantors to the Holders under the Indenture, the Notes, the Collateral Documents and the Convertible Note Collateral Documents, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether of Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise. Capitalized terms used herein shall have the same meanings assigned to them in the Indenture unless otherwise indicated.

            Payment on each Note is guaranteed jointly and severally, by the Guarantors pursuant to Article X of the Indenture and reference is made to such Indenture for the precise terms of the Guarantees.

            The obligations of each Guarantor are limited to the lesser of (a) an amount equal to such Guarantor's Adjusted Net Assets as of the date of the Guarantee and (b) the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor (including, if applicable, its obligations under the Convertible Notes), and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or not otherwise being void, voidable or unenforceable under any similar other bankruptcy, receivership, insolvency, liquidation or other similar legislation or legal principles under applicable foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

            Certain of the Guarantors may be released from their Guarantees upon the terms and subject to the conditions provided in the Indenture.

            The Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.


                                       NWE CAPITAL (CYPRUS) LIMITED


                                       By: ____________________________________



                                       PLD ASSET LEASING LIMITED


                                       By: ____________________________________



                                       PLD CAPITAL LIMITED


                                       By: ____________________________________



                                       BALTIC COMMUNICATIONS LIMITED


                                       By: ____________________________________

                                       WIRELESS TECHNOLOGY CORPORATIONS LIMITED


                                       By: ____________________________________

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                  if such Holder desires to transfer this Note)

FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

______________________________________


                  (Please print name and address of transferee)


this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer this Note on the Security Register, with full power of substitution.

Dated: _________________


_________________________              ___________________________
Signature of Holder                    Signature Guaranteed:

                                       Signatures must be guaranteed by an
                                       "eligible guarantor institution" meeting the requirements of the Registrar, in which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

/ /   In connection with the Change of Control Offer made pursuant to Section
      4.7 of the Indenture, the undersigned hereby elects to have

      / /   the entire principal amount

      / / $ __________ ($1,000 in principal amount of Stated Maturity or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or __________ an amount in cash equal to 101% of the Accreted Value for the principal amount of Stated Maturity indicated in the preceding sentence plus accrued and unpaid interest thereon, if any, Additional Amounts, if any, and Special Interest, if any, to the Change of Control Payment Date.

/ / In connection with the Asset Sale Offer made pursuant to Section 4.8 of the Indenture, the undersigned hereby elects to have

      / /   the entire principal amount

      / / $ __________ ($1,000 in principal amount of Stated Maturity or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or __________ an amount in cash equal to 100% of the Accreted Value of the principal amount of Stated Maturity indicated in the preceding sentence, as the case may be, plus accrued and unpaid interest thereon, if any, Additional Amounts, if any, and Special Interest, if any, to the Asset Sale Payment Date.

Dated: __________


_______________________                ________________________________________
Signature of Holder                    Signature Guaranteed:
                                       Signatures must be guaranteed by an
                                       "eligible guarantor institution" meeting the requirements of the Registrar, in which requirements include membership or participation in the Security Transfer
                                       Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                                                       EXHIBIT C

                                                                       EXHIBIT C


                      FORM OF FACE OF EXCHANGE GLOBAL NOTE

                          PETERSBURG LONG DISTANCE INC.

                                                             CUSIP NO. 71623PAB8

                        14% SENIOR DISCOUNT NOTE DUE 2004
No. ______

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO AMERICAN COMMUNICATIONS SERVICES, INC. OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         [IF ISSUED PRIOR TO SEPTEMBER 1, 1996, THIS NOTE SHALL BEAR THE FOLLOWING LEGEND: "TRANSFERS OR OTHER DISPOSITIONS OF THIS NOTE OR BENEFICIAL INTERESTS THEREIN TO RESIDENTS IN CANADA MAY NOT BE EFFECTED PRIOR TO SEPTEMBER 1, 1996 UNLESS IN COMPLIANCE WITH APPLICABLE CANADIAN PROVINCIAL SECURITIES LAWS."]

         TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE, DATED AS OF MAY 31, 1996, BETWEEN PETERSBURG LONG DISTANCE INC., CERTAIN CORPORATIONS ACTING AS GUARANTORS AND NAMED THEREIN, AND THE TRUSTEE NAMED THEREIN, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

         FOR THE PURPOSES OF THE INTEREST ACT (CANADA) AND DISCLOSURE THEREUNDER, WHENEVER INTEREST, ADDITIONAL AMOUNTS, SPECIAL INTERESTS, OR DEFAULTED INTEREST OR INTEREST ON DEFAULTED INTEREST RELATING TO THIS NOTE, IS TO BE CALCULATED ON THE BASIS OF A YEAR OF 360 DAYS OR ANY OTHER PERIOD OF TIME THAT IS LESS THAN A CALENDAR YEAR, THE YEARLY RATE OF INTEREST TO WHICH THE RATE DETERMINED PURSUANT

         TO SUCH CALCULATION IS EQUIVALENT IS THE RATE SO DETERMINED MULTIPLIED BY THE ACTUAL NUMBER OF DAYS IN THE CALENDAR YEAR IN WHICH THE SAME IS TO BE ASCERTAINED AND DIVIDED BY EITHER 360 OR SUCH OTHER PERIOD OF TIME, AS THE CASE MAY BE. THE RATE ACCRUING ON THIS NOTE FOR PAYMENT PURPOSES SHALL BE DETERMINED AS SET FORTH ON THE REVERSE HEREOF.

         Petersburg Long Distance Inc., an Ontario corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum indicated on Schedule A hereof, on June 1, 2004.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated:
                                            PETERSBURG LONG DISTANCE INC.



                                            By:_________________________________
                                            Name:
                                            Title:

(Corporate Seal)

                                            By:_________________________________
                                            Name:
                                            Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
     as Trustee, certifies that this is one of the Notes referred to in the Indenture.


By:__________________________
   Authorized Signatory

                  FORM OF REVERSE SIDE OF EXCHANGE GLOBAL NOTE

                          PETERSBURG LONG DISTANCE INC.

                                   GLOBAL NOTE
                 REPRESENTING 14% SENIOR DISCOUNT NOTES DUE 2004


         1.       Indenture.

                  This Note is one of a duly authorized issue of debt securities of Petersburg Long Distance Inc., an Ontario corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), designated as its "14% Senior Discount Notes due 2004" (herein called the "Notes") limited in aggregate principal amount at Stated Maturity to $123,000,000, issued under an indenture dated as of May 31, 1996 (as amended or supplemented from time to time, the "Indenture") among the Company, the corporations acting as guarantors and named therein (the "Guarantors") and The Bank of New York, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and each Holder of Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

                  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into or permit certain transactions with Affiliates, create Liens, enter into or permit certain Sale and Leaseback Transactions, make Asset Sales and engage in businesses other than the Telecommunications Business. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company to any other Person. In addition, the Indenture imposes limitations on the ability of Restricted Subsidiaries to issue guaranties and Preferred Shares and to create consensual restrictions upon their ability to pay dividends and make certain other payments to the Company.

         2.       Principal and Interest.

                  The Company promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on June 1, 2004.

                  This Note is issued at a discounted principal value of $87,697,300. This Note will accrete interest at a rate computed as if this Note had been issued bearing interest at the rate of 14% per annum on May 31, 1996 (being a rate of 14.9445% per annum for the period from the Issue Date through November 30, 1996), compounded semi-annually, to an aggregate principal amount of $123,000,000 by December 1, 1998. Thereafter interest on this Note will accrue at the rate of 14% per annum and will be payable in cash semi-annually on June 1 and December 1 of each year, commencing June 1, 1999, until the principal amount hereof is paid or made available for payment. The effect of the foregoing is that this Note will bear interest at the rate of 14.9445% per annum from the Issue Date through November 30, 1996 and 14% per annum thereafter. The payment of interest on this Note in respect of the period from the Issue Date to December 1, 1998, however, will effectively be deferred until Maturity and such deferred interest will be compounded semi-annually and added to the outstanding principal amount of this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If the Company has not received on or before May 31, 1998, $20,000,000 in Cash Proceeds from a sale or sales of Qualified Stock of the Company occurring subsequent to the Issue Date (other than Qualified Stock issued upon the exercise of Warrants or upon conversion of the Convertible Notes), this Note will bear interest at the rate of 14.5% per annum commencing on June 1, 1998 until any Interest Payment Date prior to which the Company shall have received such $20,000,000 in Cash Proceeds from such a sale of Qualified Stock. Commencing on such Interest Payment Date, this Note will again bear interest at the rate of 14% per annum. For purposes of this interest rate adjustment provision, the Company will be deemed to have received such $20,000,000 in Cash Proceeds if a Change of Control has occurred. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any Interest Payment Date is the close of business on May 15 or November 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture.

                  Each payment of interest in respect of an Interest Payment Date will include interest (including Additional Amounts (as hereinafter defined), if any, and Special Interest (as defined in the Indenture, if any) accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

                  If this Note was issued in substitution for an Initial Note pursuant to a Registered Exchange Offer on or prior to the Record Date for the first Interest Payment Date following such substitution, accrued and unpaid interest, if any, on the equivalent principal amount of the Initial Note in substitution for which this Note was issued, up to but not including the date of issuance of this Note, shall be paid on the first Interest Payment Date for this Note to the Holder of this Note on the first Record Date with respect to this Note. If this Note was issued in substitution for an Initial Note pursuant to a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such substitution but on or prior to such Interest Payment Date, then any accrued and unpaid interest with respect to the equivalent principal amount of the Initial Note in substitution for which this Note was issued and any accrued and unpaid interest on this Note, including Additional Amounts, if any, and Special Interest, if any, through the day before such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of such Initial Note on such Record Date. Any accretion of value with respect to the principal amount at Stated Maturity of the Initial Note for which this Note was issued up to but including the date of issuance of this Note shall be included as Accreted Value with respect to this Note.

                  To the extent lawful, the Company shall pay interest on (i) if prior to December 1, 1998, any overdue Accreted Value of (and premium, if any, on) this Note, or if on or after December 1, 1998, any overdue principal of (and premium, if any, on) this Note, at the interest rate borne on this Note, plus 1% per annum, and (ii) Defaulted Interest (without regard to any applicable grace period), including Additional Amounts, if any, and Special Interest, if any, at the same rate. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to
Section 3.6, Section 4.7 or Section 4.8 of the Indenture, or otherwise.

         3.       Additional Amounts.

                  Except to the extent required by law, any and all payments of, or in respect of, this Note shall be made free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto imposed by Canada, the Russian Federation, Cyprus or any other jurisdiction with which the Company or any Guarantor has some connection (including any jurisdiction (other than the United States of America) from or through which payments under the Notes are made) or any political subdivision of or any taxing authority in any such jurisdiction ("Canadian Taxes," "Russian Taxes," "Cypriot Taxes" or "Other Taxes," respectively). If the Company or any Guarantor shall be required by law to withhold or deduct any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes from or in respect of any sum payable under this Note or pursuant to a Guarantee, the sum payable by the Company or such Guarantor, as the case may be, thereunder shall be increased by the amount ("Additional Amounts") necessary so that after making all required withholdings and deductions, the Holder of this Note shall receive an amount equal to the sum that it would have received had no such withholdings and deductions been made; provided that any such sum shall not be paid in respect of any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes to the Holder of this Note (an "Excluded Holder") (i) resulting from the beneficial owner of this Note carrying on business or being deemed to carry on business in or through a permanent establishment or fixed base in the relevant taxing jurisdiction or any political subdivision thereof or having any other connection with the relevant taxing jurisdiction or any political subdivision thereof or any taxing authority therein other than the mere holding or owning of this Note, being a beneficiary of the Guarantees, the receipt of any income or payments in respect of this Note or the Guarantees or the enforcement of this Note or the Guarantees, (ii) resulting from the Company or any Guarantor not dealing at arm's length (within the meaning of the Income Tax Act (Canada)) with the Holder of this Note at the time of such payment or at the time the amount of such payment is deemed to have been paid or credited or (iii) that would not have been imposed but for the presentation (where presentation is required) of this Note for payment more than 180 days after the date such payment became due and payable or was duly provided for, whichever occurs later. The Company or the Guarantors, as applicable, will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law, and, in any such case, the Company will furnish to each Holder on whose behalf an amount was so remitted, within 30 calendar days after the date the payment of any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or the Guarantors, as applicable. The Company will, upon written request of each Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (i) any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to any Notes, and (ii) any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) so that the net amount received by such Holder (net of payments made under or with respect to such Notes or the Guarantees) after such reimbursement will not be less than the net amount the Holder hereof would have received if Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes on such reimbursement had not been imposed.

                  In addition, the Company or the Guarantors will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, in respect of the creation, issue and offering of the Notes payable in Canada, the United States, the Russian Federation or Cyprus or any political subdivision thereof or taxing authority of or in the foregoing. The Company and the Guarantors will also pay and indemnify the Holders from and against all court fees and taxes or other taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Trustee or the Holders to create the Liens on the Collateral and the Convertible Note Collateral and to enforce the obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees, the Collateral Documents or the Convertible Note Collateral Documents.

         4.       Special Interest.

                  In the event of the failure of the Company to procure, on or before July 12, 1996, a recognized financial institution with capital of not less than $10,000,000 organized under the laws of the Republic of Ireland which the Convertible Note Trustee may lawfully appoint as a Qualified Foreign Collateral Agent (as defined in Section 7.3 of the Indenture) (the "Procurement") with respect to Technocom Preferred Stock, any payments thereon and any property substituted therefor (the "Subject Collateral") pursuant to an agreement under which such Qualified Foreign Collateral Agent will agree not to resign without the contemporaneous appointment of a successor Qualified Foreign Collateral Agent (the "Prescribed Agreement"), then, commencing on July 12, 1996, the Company shall pay to each Holder of the Notes Special Interest in an amount equal to 1% per annum on the principal amount at Stated Maturity of such Holder's Notes, accruing for each day until the Procurement is made or Technocom or a successor is reorganized under the laws of Cyprus and a successor Qualified Foreign Collateral Agent has been appointed in respect of the Subject Collateral (the "Reorganization") under a Prescribed Agreement. Such Special Interest shall be payable in cash semi-annually in arrears at the times and in the manner provided for in the Indenture, provided that for this purpose, Section 2.11 of the Indenture shall be read to include as Interest Payment Dates, as applicable, December 1, 1996 and June 1 and December 1 of each year commencing December 1, 1996. Such Special Interest shall cease to accrue upon the Procurement or the Reorganization taking place and all accrued and unpaid Special Interest shall be paid to each Holder of the Notes on the next Interest Payment Date with respect thereto. Special Interest, as defined in the Indenture, may include Special Interest arising as a result of the occurrence of a "Registration Default" under the Registration Agreement (as defined in the Indenture).

                  Except as expressly provided in this paragraph 4, Special Interest shall be treated as interest and any date on which Special Interest is due and payable shall be treated as an Interest Payment Date, for all purposes under this Note and the Indenture.

         5.       Method of Payment.

                  The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses.

         6.       Paying Agent and Registrar.

                  Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its subsidiaries may act as Paying Agent or Registrar.

         7.       Optional Redemption.

                  Except as set forth in the following paragraph, the Notes may not be redeemed prior to June 13, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 calendar days' nor more than 60 calendar days' notice, at the prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon (if any), Additional Amounts (if any) and Special Interest (if any) to the applicable Redemption Date, if redeemed during the period from June 13, 2001 through May 31, 2002 at a percentage of 108.000% and thereafter during the twelve-month period beginning June 1 of the years indicated below:

          Year                                       Percentage
          ----                                       ----------
          2002                                       104.000%
          2003 and thereafter                        100.000%

         The Notes may be redeemed, at the option of the Company, in whole but not in part, upon not less than 30 or more than 60 days' notice to the Holders in accordance with the terms of the Indenture, at a redemption price equal to the Accreted Value thereof, plus accrued and unpaid interest, if any, (including Additional Amounts, if any, and Special Interest, if any) to the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest (including Additional Amounts, if any, and Special Interest, if any) due on the Interest Payment Date that is on or prior to the Redemption Date) if, as a result of any change in or amendment to the laws or the regulations or rulings promulgated thereunder of Canada, Cyprus, the Russian Federation or any other jurisdiction with which the Company or any Guarantor has any connection (other than as a result of a merger or consolidation of the Company with or into a newly formed corporation solely for the purpose of moving the Company's domicile out of Canada) or any political subdivision thereof or any authority thereof or having power to tax therein, or any change in the application or official interpretation of such laws or regulations, or any change in administrative policy or assessing practice of the applicable taxing authority, which change or amendment becomes effective on or after May 24, 1996, the Company or the Guarantors (if the Guarantees are called) are or would be required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Notes or the Guarantees and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or the Guarantors, as the case may be. The Company will also pay to the Holders on the Redemption Date any Additional Amounts payable in respect of the period ending on the Redemption Date. Prior to the publication of any notice of redemption pursuant to this provision, which in no event will be given earlier than 90 days prior to the earliest date on which the Company or the Guarantors, as the case may be, would be required to pay such Additional Amounts were a payment in respect of the Notes then due, the Company shall deliver to the Trustee (i) an Officers' Certificate stating that the obligation to pay such Additional Amounts cannot be avoided by the Company or the Guarantors, as the case may be, taking reasonable measures and (ii) an Opinion of Counsel, independent of the Company and the Guarantors and approved by the Trustee, to the effect that the Company or the Guarantors have or will become obligated to pay such Additional Amounts as a result of such change or amendment. Such notice, once delivered by the Company to the Trustee, will be irrevocable. The Trustee shall accept such Officers' Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the condition precedent set forth in clauses (i) and (ii) above, in which event it shall be conclusive and binding on the Holders.

         8.       Notice of Redemption.

                  At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company will send a notice of redemption, first class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register.

                  If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest (including Additional Amounts, if any, and Special Interest, if any) will be paid on such Interest Payment Date to the Holder of the Note at the close of business on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest (including Additional Amounts, if any, and Special Interest, if any) on the Notes to be redeemed on the applicable Redemption Date will cease to accrue.

                  The Notes are not subject to any sinking fund.

         9.       Repurchase at the Option of Holders upon Change of Control.

                  Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the Accreted Value thereof on any Change of Control Payment Date, plus accrued and unpaid interest, if any, Additional Amounts, if any, and Special Interest, if any, to the Change of Control Payment Date.

                  Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest, Additional Amounts, if any, and Special Interest, if any, from and after the Change of Control Payment Date.

         10.      Repurchase at the Option of Holders upon Asset Sale.

                  Subject to the limitations set forth in the next following paragraph, if at any time the Company or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5,000,000, use the then-existing Excess Proceeds to make an offer to purchase from all Holders, on a pro rata basis, Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of the then-existing Excess Proceeds, at a purchase price in cash equal to 100% of the Accreted Value thereof on any Asset Sale Payment Date plus accrued and unpaid interest thereon, if any, Additional Amounts, if any, and Special Interest, if any, to the Asset Sale Payment Date, provided that Excess Proceeds attributed to an Asset Sale of Convertible Note Collateral (as defined on the Indenture) must be used first to make an "Asset Sale Offer" pursuant to the Convertible Note Indenture (as defined in the Indenture). Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes, including the making of an "Asset Sale Offer" pursuant to the Convertible Note Indenture.

                  Notwithstanding the paragraph above, the Company will not be obligated to repurchase Notes in connection with an Asset Sale Offer representing in aggregate more than 25% of the original aggregate principal amount of the Notes (which original aggregate principal amount shall for these purposes be the aggregate amount originally allocated to the Notes, net of any amounts allocated to the Warrants, without any adjustment whatsoever) prior to the date following the Five Year Date, and the original aggregate principal amount of Notes repurchased in connection with any Asset Sale Offer having a purchase date prior to the date following the Five Year Date shall represent no more than 25% of the original aggregate principal amount of the Notes less the original aggregate principal amount of Notes purchased pursuant to Asset Sale Offers relating to all prior Asset Sales. To the extent that the amount of Excess Proceeds exceeds the amount of Notes purchased because of the limitation imposed by the immediately preceding sentence (the amount of such excess being the "Aggregate Unused Proceeds"), such Aggregate Unused Proceeds shall constitute Excess Proceeds for purposes of the first Asset Sale Offer that is made after the Five Year Date and, in the event the amount of the Aggregate Unused Proceeds exceeds $5,000,000, promptly after the Five Year Date, the Company shall commence an Asset Sale Offer on a pro rata basis for an aggregate principal amount of Notes equal to the Aggregate Unused Proceeds (and any other Excess Proceeds that arise between the Five Year Date and such Asset Sale Offer) at a purchase price equal to 100% of the Accreted Value of the Notes, plus accrued interest, if any, Additional Amounts, if any, and Special Interest, if any, to the date of purchase.

                  Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5,000,000, the Company shall send, or cause to be sent, by first class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Offer Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest, Additional Amounts, if any, and Special Interest, if any, from and after the Asset Sale Payment Date.

         11.      The Global Note.

                  So long as this Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of this Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Guarantors, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Notes.

                  The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder of Notes is entitled to take under the Indenture or the Notes.

                  Whenever, as a result of an optional redemption of Notes by the Company, a Change of Control Offer, an Asset Sale Offer or an exchange for Certificated Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; provided that this Global Note shall be in a principal amount at Stated Maturity of $1,000 or an integral multiple of $1,000.

         12.      Transfer and Exchange.

                  The Holder of this Global Note shall, by its acceptance of this Global Note, agree that transfers of beneficial interests in this Global Note may be effected only through a book entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book entry form.

                  Transfers of this Global Note shall be limited to transfers in whole, and not in part, to the Depositary, its successors and their respective nominees. Interests of beneficial owners in this Global Note may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

                  This Global Note will be exchanged by the Company for one or more Certificated Notes if (a) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a "Clearing Agency" registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a "Clearing Agency" under Section 17A of the Exchange Act is not appointed by the Company within 90 calendar days or (b) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder hereof, exchange all or part of this Global Note for one or more Certificated Notes; provided that the principal amount at Stated Maturity of each of such Certificated Notes and this Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever this Global Note is exchanged as a whole for one or more Certificated Notes, it shall be surrendered by the Holder to the Trustee for cancellation. Whenever this Global Note is exchanged in part for one or more Certificated Notes, it shall be surrendered by the Holder to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section 2.5(c) of the Indenture. All Certificated Notes issued in exchange for this Global Note or any portion hereof shall be registered in such names as the Depositary shall instruct the Trustee. Any Certificated Notes issued in exchange for this Global Note shall include the Unit Legend except as set forth in Section 2.6(j) of the Indenture. Interests in this Global Note may not be exchanged for Certificated Notes other than as provided in this paragraph.

                  Following the suspension or termination of a Shelf Registration Statement, the Holder of this Note (or holders of interests therein) and prospective purchasers designated by such Holder (or such holders of interests therein) shall have the right to obtain from the Company upon request by such Holder

(or such holders of interests) or prospective purchasers, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, or exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph (d)(4)(i) of Rule 144 in connection with any transfer or proposed transfer of such Note or interest.

         13.      Denominations.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 of principal amount at Stated Maturity and integral multiples thereof.

         14.      Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

         15.      Discharge and Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its and the Guarantors' obligations under the Notes, the Guarantees, the Indenture, the Collateral Documents and the Convertible Note Collateral Documents if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

         16.      Amendment, Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes, the Collateral Documents and the Convertible Note Collateral Documents may be amended with the written consent of the Holders of at least a majority in principal amount at Stated Maturity of the outstanding Notes and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount at Stated Maturity of the outstanding Notes. Without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend the Indenture, the Notes, the Collateral Documents and the Convertible Note Collateral Document (i) to evidence the succession of another Person to the Company or the Guarantors, as applicable, and the assumption by such successor of the covenants of the Company or the Guarantors under the Notes, the Indenture, the Collateral Documents or the Convertible Note Collateral Documents; (ii) to add additional covenants or to surrender rights and powers conferred on the Company or the Guarantors by the Indenture, the Collateral Documents and the Convertible Note Collateral Documents; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to add additional security for the Notes and/or the Guarantees; (vii) to cure any ambiguity in the Indenture, the Collateral Documents or the Convertible Note Collateral Documents, to correct or supplement any provision in the Indenture, the Collateral Documents or the Convertible Note Collateral Documents which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, the Collateral Documents or the Convertible Note Collateral Documents, provided that such actions shall not adversely affect the interests of the Holders in any material respect; or (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         17.      Defaults and Remedies.

                  Events of Default under the Indenture include in summary form: default in payment of interest, including Additional Amounts, if any, or Special Interest, if any, on the Notes for 30 days; default in payment of principal on the Notes; failure to comply with certain of the covenants in the Indenture, including the Change of Control covenant, the Asset Sale covenant or the Restrictive Payments covenant; failure by the Company to comply with certain of its other agreements in the Indenture or the Notes or any Collateral Document or any Convertible Note Collateral Document or a breach of a representation or warranty in any Collateral Document or any Convertible Note Collateral Document and the continuance of such default or breach for 45 days after notice; expropriation of assets of the Company or any of its Restricted Subsidiaries having a book value, less the book value of the expropriation proceeds, constituting more than 15% of the book value, on a consolidated basis, of the Company's assets minus current assets; defaults in the payment of certain other Indebtedness, or defaults, other than such payment defaults, which result in the acceleration prior to express maturity of certain other Indebtedness or which consist of the failure to pay at maturity; certain final judgments which remain undischarged, unwaived, unappealed, unbonded, unstayed or unsatisfied; certain events of bankruptcy or insolvency; failure of a Guarantee, a Collateral Document or any Convertible Note Collateral Document to be in effect, the denial of obligations under a Guarantee, a Collateral Document, a Convertible Note Collateral Document or the Notes by the Company or the Guarantors party thereto or the failure of the Notes and the Guarantees to be secured by the theretofore perfected security interests in the Collateral or the Convertible Note Collateral (except as permitted by the Indenture, the Collateral Documents or the Convertible Note Collateral Documents), which in each circumstance continues for 30 days after notice. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount at Stated Maturity of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                  Holders of Notes may not enforce the Indenture, the Guarantees, the Notes, the Collateral Documents or the Convertible Note Collateral Documents except as provided in the Indenture. The Trustee may refuse to enforce the Indenture, the Notes, the Guarantees, the Collateral Documents or the Convertible Note Collateral Documents unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a Majority in principal amount at Stated Maturity of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture, the Collateral Documents and the Convertible Note Collateral Documents. The Holders of a majority in principal amount at Stated Maturity of the outstanding Notes, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest (including Additional Amounts, if any, and Special Interest, if any) that has become due solely because of the acceleration.

         18.      Collateral Documents.

                  As provided in the Indenture, the Collateral Documents and the Convertible Note Collateral Documents and subject to certain limitations set forth therein, the obligations of the Company and the Guarantors under the Indenture, the Collateral Documents and the Convertible Note Collateral Documents are secured by the Collateral and the Convertible Note Collateral as provided in the Collateral Documents and the Convertible Note Collateral Documents. Each Holder, by accepting a Note, agrees to be bound to all terms and provisions of the Collateral Documents and the Convertible Note Collateral Documents, as the same may be amended from time to time. The Liens created under the Collateral Documents shall be released upon the terms and subject to the conditions set forth in the Indenture, the Collateral Documents and the Convertible Note Collateral Documents.

         19.      Individual Rights of Trustee.

                  Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors, its Restricted Subsidiaries or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

         20.      No Recourse Against Certain Others.

                  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his or her status as a director, officer, employee, incorporator or stockholder of the Company or any Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

         21.      Governing Law.

                  THE INDENTURE, THE GUARANTEES AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         22.      Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

         23.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         24.      Subordination.

                  The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

                  The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

                             Petersburg Long Distance Inc.
                             166 Pearl Street
                             Toronto, Ontario
                             CANADA M5H 1L3



                              SUBSIDIARY GUARANTEE

                  Subject to the limitations set forth in the Indenture, the Guarantors (as defined in the Indenture referred to in this Note and each hereinafter referred to as a "Guarantor," which term includes any successor or additional Guarantor under the Indenture) have, jointly and severally, irrevocably and unconditionally guaranteed (a) the due and punctual payment of the principal (and premium, if any) of and interest (including Additional Amounts, if any, and Special Interest, if any) on the Notes, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest (including Additional Amounts, if any, and Special Interest, if any) on the Notes, if any, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company and the Guarantors to the Holders under the Indenture, the Notes, the Collateral Documents and the Convertible Note Collateral Documents and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise. Capitalized terms used herein shall have the same meanings assigned to them in the Indenture unless otherwise indicated.

                  Payment on each Note is guaranteed jointly and severally, by the Guarantors pursuant to Article X of the Indenture and reference is made to such Indenture for the precise terms of the Guarantees.

                  The obligations of each Guarantor are limited to the lesser of
(a) an amount equal to such Guarantor's Adjusted Net Assets as of the date of the Guarantee and (b) the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor (including, if applicable, its obligations under the Convertible Notes), and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent conveyance or fraudulent transfer under federal or state law or not otherwise being void, voidable or unenforceable under any similar other bankruptcy, receivership, insolvency, liquidation or other similar legislation or legal principles under applicable foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

                  Certain of the Guarantors may be released from their Guarantees upon the terms and subject to the conditions provided in the Indenture.

                  The Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.


                                       NWE CAPITAL (CYPRUS) LIMITED


                                       By: _____________________________________


                                       PLD ASSET LEASING LIMITED


                                       By: _____________________________________


                                       PLD CAPITAL LIMITED


                                       By: _____________________________________


                                       BALTIC COMMUNICATIONS LIMITED

                                       By: _____________________________________



                                       WIRELESS TECHNOLOGY CORPORATIONS
                                       LIMITED



                                       By: _____________________________________

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT


The initial principal amount at Stated Maturity of this Note shall be $________. The following decreases/increase in the principal amount at maturity of this Note have been made:


                                                 TOTAL PRINCIPAL
                                                    AMOUNT AT          NOTATION
                DECREASE IN      INCREASE IN         MATURITY          MADE BY
   DATE OF       PRINCIPAL        PRINCIPAL       FOLLOWING SUCH        OR ON
  DECREASE/      AMOUNT AT        AMOUNT AT         DECREASE/         BEHALF OF
  INCREASE        MATURITY         MATURITY          INCREASE          TRUSTEE
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________
____________     ____________     ____________     ____________     ____________

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                  if such Holder desires to transfer this Note)

FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

____________________________________

____________________________________



                  (Please print name and address of transferee)


this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer this Note on the Security Register, with full power of substitution.

Dated:_________________


____________________________________     ____________________________________
Signature of Holder                      Signature Guaranteed:
                                    Signatures must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Registrar, in which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

/ /      In connection with the Change of Control Offer made pursuant to Section
         4.7 of the Indenture, the undersigned hereby elects to have

         / /      the entire principal amount

         / / $_____________($1,000 in principal amount at Stated Maturity or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or __________________ an amount in cash equal to 101% of the Accreted Value of this Note, plus accrued and unpaid interest thereon, if any, and Additional Amounts, if any, and Special Interest, if any, to the Change of Control Payment Date.

/ / In connection with the Asset Sale Offer made pursuant to Section 4.8 of the Indenture, the undersigned hereby elects to have

         / /      the entire principal amount

         / / $_____________($1,000 in principal amount at Stated Maturity or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or __________________ an amount in cash equal to 100% of the Accreted Value of this Note, plus accrued and unpaid interest thereon, if any, and Additional Amounts, if any, and Special Interest, if any, to the Asset Sale Payment Date.

Dated:_____________



____________________________________     ____________________________________
Signature of Holder                      Signature Guaranteed:
                                    Signatures must be guaranteed by an
                                    "eligible guarantor institution" meeting the requirements of the Registrar, in which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                                                       EXHIBIT D

                                                                       EXHIBIT D


                   FORM OF FACE OF EXCHANGE CERTIFICATED NOTE

                          PETERSBURG LONG DISTANCE INC.

No. _____                                                    CUSIP No. 71623PAB8

                        14% SENIOR DISCOUNT NOTE DUE 2004


[IF ISSUED PRIOR TO SEPTEMBER 1, 1996, THIS NOTE SHALL BEAR THE FOLLOWING
LEGEND: "TRANSFERS OR OTHER DISPOSITIONS OF THIS NOTE TO RESIDENTS OF CANADA MAY NOT BE EFFECTED PRIOR TO SEPTEMBER 1, 1996 UNLESS IN COMPLIANCE WITH APPLICABLE CANADIAN PROVINCIAL SECURITIES LAWS."]

FOR THE PURPOSES OF THE INTEREST ACT (CANADA) AND DISCLOSURE THEREUNDER, WHENEVER INTEREST, ADDITIONAL AMOUNTS, SPECIAL INTEREST, OR DEFAULTED INTEREST OR INTEREST ON DEFAULTED INTEREST RELATING TO THIS NOTE, IS TO BE CALCULATED ON THE BASIS OF A YEAR OF 360 DAYS OR ANY OTHER PERIOD OF TIME THAT IS LESS THAN A CALENDAR YEAR, THE YEARLY RATE OF INTEREST TO WHICH THE RATE DETERMINED PURSUANT TO SUCH CALCULATION IS EQUIVALENT IS THE RATE SO DETERMINED MULTIPLIED BY THE ACTUAL NUMBER OF DAYS IN THE CALENDAR YEAR IN WHICH THE SAME IS TO BE ASCERTAINED AND DIVIDED BY EITHER 360 OR SUCH OTHER PERIOD OF TIME, AS THE CASE MAY BE. THE RATE ACCRUING ON THE NOTES FOR PAYMENT PURPOSES SHALL BE DETERMINED AS SET FORTH ON THE REVERSE HEREOF.

         Petersburg Long Distance Inc., an Ontario corporation, (the "Company"), for value received, hereby promises to pay to _________________, or its registered assigns, the principal sum of ___________________________, on June 1, 2004.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth in this place.

              Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated:
                                            PETERSBURG LONG DISTANCE INC.


                                            By:_________________________________
                                            Name:
                                            Title:

[Corporate Seal]

                                            By:_________________________________
                                            Name:
                                            Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK,
      as Trustee, certifies that this is one of the Notes referred to in the Indenture.


By:____________________________________
          Authorized Signatory

               FORM OF REVERSE SIDE OF EXCHANGE CERTIFICATED NOTE

                          PETERSBURG LONG DISTANCE INC.

                        14% SENIOR DISCOUNT NOTE DUE 2004


         1.       Indenture.

                  This Note is one of a duly authorized issue of debt securities of Petersburg Long Distance Inc., an Ontario corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), designated as its "14% Senior Discount Notes due 2004" (herein called the "Notes") limited in aggregate principal amount at Stated Maturity to $123,000,000, issued under an indenture dated as of May 31, 1996 (as amended or supplemented from time to time, the "Indenture") among the Company, the corporations acting as guarantors and named therein (the "Guarantors") and The Bank of New York, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and each Holder of Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

                  The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into or permit certain transactions with Affiliates, create Liens, enter into or permit certain Sale and Leaseback Transactions, make Asset Sales and engage in businesses other than the Telecommunications Business. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company to any other Person. In addition, the Indenture imposes limitations on the ability of Restricted Subsidiaries to issue guarantees and Preferred Shares and to create consensual restrictions upon their ability to pay dividends and make certain other payments to the Company.

         2.       Principal and Interest.

                  The Company promises to pay the principal amount set forth on the face hereof to the Holder hereof on June 1, 2004.

                  The Notes have been issued at a discounted principal value of $87,697,300. The Notes will accrete interest from the Issue Date at a rate computed as if the Notes had been issued bearing interest at the rate of 14% per annum on May 31, 1996 (being a rate of 14.9445% per annum for the period from the Issue Date through November 30, 1996), compounded semiannually, to an aggregate principal amount of $123,000,000 by December 1, 1998. The principal amount at Stated Maturity of this Note is set forth on the face hereof. Commencing December 1, 1998, interest on this Note, like the other Notes, will accrue at the rate of 14% per annum, and will be payable in cash semi-annually on June 1 and December 1 of each year, commencing June 1, 1999, until the principal amount hereof is paid or made available for payment. The effect of the foregoing is that this Note will bear interest at the rate of 14.9445% per annum from the Issue Date through November 30, 1996 and 14% per annum thereafter. The payment of interest on this
Note in respect of the period from the Issue Date to December 1, 1998, however, will effectively be deferred until Maturity and such deferred interest will be compounded semi-annually and added to the outstanding principal amount of this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If the Company has not received, on or before May 31, 1998, $20,000,000 in Cash Proceeds from a sale or sales of Qualified Stock of the Company occurring subsequent to the Issue Date (other than Qualified Stock issued upon the exercise of Warrants or upon conversion of the Convertible Notes), this Note will bear interest at the rate of 14.5% per annum commencing on June 1, 1998 until any Interest Payment Date prior to which the Company shall have received such $20,000,000 in Cash Proceeds from such a sale of Qualified Stock. Commencing on any such Interest Payment Date, this Note will again bear interest at the rate of 14% per annum. For purposes of this interest rate adjustment provision, the Company will be deemed to have received such $20,000,000 in Cash Proceeds if a Change of Control has occurred. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any Interest Payment Date is the close of business on May 15 or November 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture.

                  Each payment of interest in respect of an Interest Payment Date will include interest (including Additional Amounts (as hereinafter defined), if any, and Special Interest (as hereinafter defined), if any) accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

                  If this Note was issued, pursuant to a Registered Exchange Offer prior to the Record Date for the first Interest Payment Date following such substitution, accrued and unpaid interest, if any, on this Note, up to but not including the date of issuance of this Note, shall be paid on the first Interest Payment Date for this Note to the Holder of this Note or on the first Record Date with respect to this Note. If this Note was issued in a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such substitution but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to this Note and any accrued and unpaid interest with respect to the equivalent principal amount at Stated Maturity of the Initial Note in substitution for which this Note was issued, including Additional Amounts, if any, and Special Interest, if any, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Note on such Record Date. Any accretion of value with respect to the equivalent principal amount and Stated Maturity of the Initial Note for which this Note, up to but including the date of issuance of this Note shall be included as Accreted Value with respect to this Note.

                  To the extent lawful, the Company shall pay interest on (i) if prior to December 1, 1998, any overdue Accreted Value of (and premium, if any, on) this Note, or if on or after December 1, 1998, any overdue principal of (and premium, if any, on) this Note, at the interest rate borne on this Note, plus

1% per annum, and (ii) Defaulted Interest (without regard to any applicable grace period), including Additional Amounts, if any, and Special Interest, if any, at the same rate. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to Section 3.6, Section 4.7 or
Section 4.8 of the Indenture, or otherwise.

         3.       Additional Amounts.

                  Except to the extent required by law, any and all payments of, or in respect of, this Note shall be made free and clear of and without deduction for or on account of any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto imposed by Canada, the Russian Federation, Cyprus or any other jurisdiction with which the Company or any Guarantor has some connection (including any jurisdiction (other than the United States of America) from or through which payments under the Notes are made) or any political subdivision of or any taxing authority in any such jurisdiction ("Canadian Taxes," "Russian Taxes," "Cypriot Taxes" or "Other Taxes," respectively). If the Company or any Guarantor shall be required by law to withhold or deduct any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes from or in respect of any sum payable under this Note or pursuant to a Guarantee, the sum payable by the Company or such Guarantor, as the case may be, thereunder shall be increased by the amount ("Additional Amounts") necessary so that after making all required withholdings and deductions, the Holder of this Note shall receive an amount equal to the sum that it would have received had no such withholdings and deductions been made; provided that any such sum shall not be paid in respect of any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes to the Holder of this Note (an "Excluded Holder") (i) resulting from the beneficial owner of this Note carrying on business or being deemed to carry on business in or through a permanent establishment or fixed base in the relevant taxing jurisdiction or any political subdivision thereof or having any other connection with the relevant taxing jurisdiction or any political subdivision thereof or any taxing authority therein other than the mere holding or owning of this Note, being a beneficiary of the Guarantees, the receipt of any income or payments in respect of this Note or the Guarantees or the enforcement of this Note or the Guarantees, (ii) resulting from the Company or any Guarantor not dealing at arm's length (within the meaning of the Income Tax Act (Canada)), with the Holder of this Note at the time of such payment or at the time the amount of such payment is deemed to have been paid or credited or (iii) that would not have been imposed but for the presentation (where presentation is required) of this Note for payment more than 180 days after the date such payment became due and payable or was duly provided for, whichever occurs later. The Company or the Guarantors, as applicable, will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law, and, in any such case, the Company will furnish to each Holder on whose behalf an amount was so remitted, within 30 calendar days after the date the payment of any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or the Guarantors, as applicable. The Company will upon written request of each Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (i) any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to any Notes, and (ii) any Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) so that the net amount received by such Holder (net of payments made under or with respect to such Notes or the Guarantees) after such reimbursement will not be less than the net amount the Holder hereof would have received if Canadian Taxes, Russian Taxes, Cypriot Taxes or Other Taxes on such reimbursement had not been imposed.

                  In addition, the Company or the Guarantors will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, in respect of the creation, issue and offering of the Notes payable in Canada, the United States, the Russian Federation or Cyprus or any political subdivision thereof or taxing authority of or in the foregoing. The Company and the Guarantors will also pay and indemnify the Holders from and against all court fees and taxes or other taxes and duties, including interest and penalties, paid by any of them in any jurisdiction in connection with any action permitted to be taken by the Trustees or the Holders to create the Liens on the Collateral and the Convertible Note Collateral and to enforce the obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or the Collateral Documents or the Convertible Note Collateral Documents.


         4.       Special Interest.

                  In the event of the failure of the Company to procure, on or before July 12, 1996, a recognized financial institution with capital of not less than $10,000,000 organized under the laws of the Republic of Ireland which the Convertible Note Trustee may lawfully appoint as a Qualified Foreign Collateral Agent (as defined in Section 7.3 of the Indenture) (the "Procurement") with respect to Technocom Preferred Stock, any payments thereon and any property substituted therefor (the "Subject Collateral") pursuant to an agreement under which such Qualified Foreign Collateral Agent will agree not to resign without the contemporaneous appointment of a successor Qualified Foreign Collateral Agent (the "Prescribed Agreement"), then, commencing on July 12, 1996, the Company shall pay to each Holder of the Notes Special Interest in an amount equal to 1% per annum on the principal amount at Stated Maturity of such Holder's Notes, accruing for each day until the Procurement is made or Technocom or a successor is reorganized under the laws of Cyprus and a successor Qualified Foreign Collateral Agent has been appointed in respect of the Subject Collateral (the "Reorganization") under a Prescribed Agreement. Such Special Interest shall be payable in cash semi-annually in arrears at the times and in the manner provided for in the Indenture, provided that for this purpose, Section 2.11 of the Indenture shall be read to include as Interest Payment Dates, as applicable, June 1 and December 1 of each year, commencing December 1, 1996. Such Special Interest shall cease to accrue upon the Procurement or the Reorganization taking place and all accrued and unpaid Special Interest shall be paid to each Holder of the Notes on the next Interest Payment Date with respect thereto. Special Interest, as defined in the Indenture, may include Special Interest arising as a result of the occurrence of a "Registration Default" under the Registration Agreement (as defined in the Indenture).

                  Except as expressly provided in this paragraph 4, Special Interest shall be treated as interest and any date on which Special Interest is due and payable shall be treated as an Interest Payment Date, for all purposes under this Note and the Indenture.

         5.       Method of Payment.

                  The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses.

         6.       Paying Agent and Registrar.

                  Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its subsidiaries may act as Paying Agent or Registrar.

         7.       Optional Redemption.

                  Except as set forth in the following paragraph, the Notes may not be redeemed prior to June 13, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 calendar days' nor more than 60 calendar days' notice, at the prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon (if any), Additional Amounts (if any) to the and Special Interest (if any) to the applicable Redemption Date, if redeemed during the period from June 13, 2001 through May 31, 2002 at a percentage of 108.000% and thereafter during the twelve-month period beginning June 1 of the years indicated below:

         Year                                 Percentage
         ----                                 ----------
         2002                                 104.000%
         2003 and thereafter                  100.000%

                  The Notes may be redeemed, at the option of the Company, in whole but not in part, upon not less than 30 or more than 60 days' notice to the Holders in accordance with the terms of the Indenture, at a redemption price equal to the Accreted Value thereof, plus accrued and unpaid interest, if any, (including Additional Amounts, if any, and Special Interest, if any) to the applicable Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest (including Additional Amounts and Special Interest if any) due on the Interest Payment Date that is on or prior to the Redemption Date) if, as a result of any change in or amendment to the laws or the regulations or rulings promulgated thereunder of Canada, Cyprus, the Russian Federation or any other jurisdiction with which the Company or any Guarantor has any connection (other than as a result of a merger or consolidation of the Company with or into a newly formed corporation solely for the purpose of moving the Company's domicile out of Canada) or any political subdivision thereof or any authority thereof or having power to tax therein, or any change in the application or official interpretation of such laws or regulations, or any change in administrative policy or assessing practice of the applicable taxing authority, which change or amendment becomes effective on or after May 24, 1996, the Company or the Guarantors (if the Guarantees are called) are or would be required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the Initial Notes, the Exchange Notes or the Guarantees and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or the Guarantors, as the case may be. The Company will also pay to the Holders on the Redemption Date any Additional Amounts payable in respect of the period ending on the Redemption Date. Prior to the publication of any notice of redemption pursuant to this provision, which in no event will be given earlier than 90 days prior to the earliest date on which the Company or the Guarantors, as the case may be, would be required to pay such Additional Amounts were a payment in respect of the Notes then due, the Company shall deliver to the Trustee (i) an Officers' Certificate stating that the obligation to pay such Additional Amounts cannot be avoided by the Company or the Guarantors, as the case may be, taking reasonable measures and (ii) an Opinion of Counsel, independent of the Company and the Guarantors and approved by the Trustee, to the effect that the Company or the Guarantors have or will become obligated to pay such Additional Amounts as a result of such change or amendment. Such notice, once delivered by the Company to the Trustee, will be irrevocable. The Trustee shall accept such Officers' Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the condition precedent set forth in clauses (i) and (ii) above, in which event it shall be conclusive and binding on the Holders.

         8.       Notice of Redemption.

                  At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company will send a notice of redemption, first class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register.

                  If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest (including Additional Amounts, if any, and Special Interest, if any) will be paid on such Interest Payment Date to the Holder of the Note at the close of business on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest (including Additional Amounts, if any, and Special Interest, if any) on the Notes to be redeemed on the applicable Redemption Date will cease to accrue.

                  The Notes are not subject to any sinking fund.

         9.       Repurchase at the Option of Holders upon Change of Control.

                  Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the Accreted Value thereof on any Change of Control Payment Date, plus accrued and unpaid interest, if any, Additional Amounts, if any, and Special Interest, if any, to the Change of Control Payment Date.

                  Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest, Additional Amounts, if any, and Special Interest, if any, from and after the Change of Control Payment Date.

         10.      Repurchase at the Option of Holders upon Asset Sale.

                  Subject to the limitations set forth in the next following paragraph, if at any time the Company or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5,000,000, use the then-existing Excess Proceeds to make an offer to purchase from all Holders, on a pro rata basis, Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of the then-existing Excess Proceeds, at a purchase price in cash equal to 100% of the Accreted Value thereof on any Asset Sale Payment Date, plus accrued and unpaid interest thereon, if any, Additional Amounts, if any, and Special Interest, if any, to the Asset Sale Payment Date, provided that Excess Proceeds attributable to an Asset Sale of Convertible Note Collateral (as defined in the Indenture) must be used first to make an "Asset Sale Offer" pursuant to the Convertible Note Indenture (as defined in the Indenture). Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes, including the making of an "Asset Sale Offer" pursuant to the Convertible Note Indenture.

                  Notwithstanding the paragraph above, the Company will not be obligated to repurchase Notes in connection with an Asset Sale Offer representing in aggregate more than 25% of the original aggregate principal amount of the Notes (which original aggregate principal amount shall for these purposes be the aggregate amount originally allocated to the Notes, net of any amounts allocated to the Warrants, without any adjustment whatsoever) prior to the date following the Five Year Date, and the original aggregate principal amount of Notes repurchased in connection with any Asset Sale Offer having a purchase date prior to the date following the Five Year Date shall represent no more than 25% of the original aggregate principal amount of the Notes less the original aggregate principal amount of Notes purchased pursuant to Asset Sale Offers relating to all prior Asset Sales. To the extent that the amount of Excess Proceeds exceeds the amount of Notes purchased because of the limitation imposed by the immediately preceding sentence (the amount of such excess being the "Aggregate Unused Proceeds"), such Aggregate Unused Proceeds shall constitute Excess Proceeds for purposes of the first Asset Sale Offer that is made after the Five Year Date and, in the event the amount of the Aggregate Unused Proceeds exceeds $5,000,000, promptly after the Five Year Date, the Company shall commence an Asset Sale Offer on a pro rata basis for an aggregate principal amount of Notes equal to the Aggregate Unused Proceeds (and any other Excess Proceeds that arise between the Five Year Date and such Asset Sale Offer) at a purchase price equal to 100% of the Accreted Value of the Notes, plus accrued interest, if any, Special Interest, if any, and Additional Amounts, if any, to the date of purchase.

                  Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5,000,000, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Notes. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest, Additional Amounts, if any, and Special Interest, if any, from and after the Asset Sale Payment Date.

         11.      Transfer and Exchange.

                  A Holder may transfer a Note only upon the surrender of such Note for registration of transfer. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer in the Security Register by the Registrar. When Notes are presented to the Registrar with a request to register the transfer of, or to exchange, such Notes, the Registrar shall register the transfer or make such exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied.

                  No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Notes (other than in respect of a Registered Exchange Offer, except as provided in the Registration Agreement).

                  Following the suspension or termination of a Shelf Registration Statement, the Holder of this Note (or holders of interests herein) and prospective purchasers designated by such Holder shall have the right to obtain from the Company upon request by such Holder (or holders of interests herein) or prospective purchasers, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, or exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph (d)(4)(i) of Rule 144 in connection with any transfer or proposed transfer of such Note or interest.

         12.      Denominations.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 of principal amount at Stated Maturity and integral multiples thereof.

         13.      Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

         14.      Discharge and Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its and the Guarantors' obligations under the Notes, the Guarantees, the Indenture and the Collateral Documents and the Convertible Note Collateral Documents if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

         15.      Amendment, Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes, the Collateral Documents and the Convertible Note Collateral Documents may be amended with the written consent of the Holders of at least a majority in principal amount at Stated Maturity of the outstanding Notes and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount at Stated Maturity of the outstanding Notes. Without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend the Indenture, the Notes, the Collateral Documents and the Convertible Note Collateral Documents
(i) to evidence the succession of another Person to the Company or the Guarantors, as applicable, and the assumption by such successor of the covenants of the Company or the Guarantors under the Notes, the Indenture, the Collateral Documents and the Convertible Note Collateral Documents; (ii) to add additional covenants or to surrender rights and powers conferred on the Company or the Guarantors by the Indenture, the Collateral Documents and the Convertible Note Collateral Documents; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to add additional security for the Notes and/or the Guarantees; (vii) to cure any ambiguity in the Indenture, the Collateral Documents or the Convertible Note Collateral Documents to correct or supplement any provision in the Indenture, the Collateral Documents or the Convertible Note Collateral Documents which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, the Collateral Documents or the Convertible Note Collateral Documents, provided that such actions shall not adversely affect the interests of the Holders in any material respect; or (viii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

         16.      Defaults and Remedies.

                  Events of Default under the Indenture include in summary form: default in payment of interest, including Additional Amounts, if any, or Special Interest, if any, on the Notes for 30 days; default in payment of principal on the Notes; failure to comply with certain of the covenants in the Indenture, including the Change of Control covenant the Asset Sale covenant or the Restrictive Payments covenant, failure by the Company to comply with certain of its other agreements in the Indenture or the Notes or any Collateral Document or any Convertible Note Collateral Document or a breach of a representation or warranty in any Collateral Document or any Convertible Note Collateral Document and the continuance of such default or breach for 45 days after notice; expropriation of assets of the Company or any of its Restricted Subsidiaries having a book value, less the book value of the expropriation proceeds, constituting more than 15% of the book value, on a consolidated basis, of the Company's assets minus current assets; defaults in the payment of certain other Indebtedness, or defaults, other than such payment defaults, which result in the acceleration prior to express maturity of certain other Indebtedness or which consist of the failure to pay at maturity; certain final judgments which remain undischarged, unwaived, unappealed, unbonded, unstayed or unsatisfied; certain events of bankruptcy or insolvency; failure of a Guarantee, a Collateral Document or a Convertible Note Collateral Document to be in effect, the denial of obligations under a Guarantee, a Collateral Document, a Convertible Note Collateral Document or the Notes by the Company or the Guarantors party thereto or the failure of the Notes and the Guarantees to be secured by the theretofore perfected Liens and security interests in the Collateral or the Convertible Note Collateral (except as permitted by the Indenture, the Collateral Documents or the Convertible Note Collateral Documents), which in each circumstance continues for 30 days after notice. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

                  Holders of Notes may not enforce the Indenture, the Guarantees, the Notes, the Collateral Documents or the Convertible Note Collateral Documents except as provided in the Indenture. The Trustee may refuse to enforce the Indenture, the Notes, the Guarantees, the Collateral Documents or the Convertible Note Collateral Documents unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount at Stated Maturity of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture, the Collateral Documents and the Convertible Note Collateral Documents. The Holders of a majority in principal amount at Stated Maturity of the outstanding Notes, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest (including Additional Amounts, if any, and Special Interest, if any) that has become due solely because of the acceleration.

         17.      Collateral Documents.

                  As provided in the Indenture, the Collateral Documents and the Convertible Note Collateral Documents and subject to certain limitations set forth therein, the obligations of the Company and the Guarantors under the Indenture, the Collateral Documents and the Convertible Note Collateral Documents are secured by the Collateral and the Convertible Note Collateral as provided in the Collateral Documents and the Convertible Note Collateral Documents. Each Holder, by accepting a Note, agrees to be bound to all terms and provisions of the Collateral Documents and the Convertible Note Collateral Documents, as the same may be amended from time to time. The Liens created under the Collateral Documents and the Convertible Note Collateral Documents shall be released upon the terms and subject to the conditions set forth in the Indenture and the Collateral Documents and the Convertible Note Collateral Documents.

         18.      Individual Rights of Trustee.

                  Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors, its Restricted Subsidiaries or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

         19.      No Recourse Against Certain Others.

                  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his or her status as a director, officer, employee, incorporator or stockholder of the Company or any Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

         20.      Governing Law.

                  THE INDENTURE, THE GUARANTEES AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         21.      Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

         22.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         23.      Subordination.

                  The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

                  The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Requests may be made to:

                                  Petersburg Long Distance Inc.
                                  166 Pearl Street
                                  Toronto, Ontario
                                  CANADA M5H 1L3


                              SUBSIDIARY GUARANTEE

                  Subject to the limitations set forth in the Indenture, the Guarantors (as defined in the Indenture referred to in this Note and each hereinafter referred to as a "Guarantor," which term includes any successor or additional Guarantor under the Indenture) have, jointly and severally, irrevocably and unconditionally guaranteed (a) the due and punctual payment of the principal (and premium, if any) of and interest (including Additional Amounts, if any, and Special Interest, if any) on the Notes, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest (including Additional Amounts, if any, and Special Interest, if any) on the Notes, if any, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company and the Guarantors to the Holders under the Indenture, the Notes, the Collateral Documents and the Convertible Note Collateral Documents and (d) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control Offer, Asset Sale Offer, purchase or otherwise. Capitalized terms used herein shall have the same meanings assigned to them in the Indenture unless otherwise indicated.

                  Payment on each Note is guaranteed on a senior basis, jointly and severally, by the Guarantors pursuant to Article X of the Indenture and reference is made to such Indenture for the precise terms of the Guarantees.

                  The obligations of each Guarantor are limited to the lesser of
(a) an amount equal to such Guarantor's Adjusted Net Assets as of the date of the Guarantee and (b) the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor (including, if applicable, its obligations under the Convertible Notes) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or not otherwise being void, voidable or unenforceable under any similar other bankruptcy, receivership, insolvency, liquidation or other similar legislation or legal principles under applicable foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

                  Certain of the Guarantors may be released from their Guarantees upon the terms and subject to the conditions provided in the Indenture.

                  The Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Trustee and the holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

                                       NWE CAPITAL (CYPRUS) LIMITED



                                       By:______________________________________

                                       PLD ASSET LEASING LIMITED



                                       By:______________________________________


                                       PLD CAPITAL LIMITED



                                       By:______________________________________


                                       BALTIC COMMUNICATIONS LIMITED



                                       By:______________________________________


                                       WIRELESS TECHNOLOGY CORPORATIONS LIMITED



                                       By:______________________________________

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                  if such Holder desires to transfer this Note)

FOR VALUE RECEIVED ___________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

____________________________________

________________________________________________________________________________



________________________________________________________________________________
                  (Please print name and address of transferee)


________________________________________________________________________________
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ___________________ Attorney to transfer this Note on the Security Register, with full power of substitution.

Dated:__________________



______________________________    ______________________________________________
Signature of Holder               Signature Guaranteed:
                                  Signatures must be guaranteed by an
                                  "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent
                                  Medallion Program ("STAMP") or such other
                                  "signature guarantee program" as may be
                                  determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

//       In connection with the Change of Control Offer made pursuant to Section
         4.7 of the Indenture, the undersigned hereby elects to have

         //       the entire principal amount

         // $______________ ($1,000 in principal amount at Stated Maturity or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _______ an amount in cash equal to 101% of the Accreted Value of this Note plus accrued and unpaid interest thereon, if any, Additional Amounts, if any, and Special Interest, if any, to the Change of Control Payment Date.

// In connection with the Asset Sale Offer made pursuant to Section 4.8 of the Indenture, the undersigned hereby elects to have

         //       the entire principal amount

         // $______________ ($1,000 in principal amount at Stated Maturity or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _______ an amount in cash equal to 100% of the Accreted Value of this Note as the case may be, plus accrued and unpaid interest thereon, if any, Additional Amounts, if any, and Special Interest, if any, to the Asset Sale Payment Date.

Dated:______________


______________________________    ______________________________________________
Signature of Holder               Signature Guaranteed:

                                  Signatures must be guaranteed by an
                                  "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                                                                       EXHIBIT K

                                AGENCY AGREEMENT


         THIS AGENCY AGREEMENT (this "Agency Agreement") is made and entered into as of June 12, 1996 by and among THE BANK OF NEW YORK, a New York banking corporation, in its capacity as trustee under the Senior Note Indenture (as defined herein) and as trustee under the Convertible Note Indenture (as defined herein) (the "Trustee"), and AOZT INTERNATIONALE NEDERLANDEN BANK EURASIA, as Russian collateral agent (the "Collateral Agent") and, but only for the purposes of Sections 4 and 5, PETERSBURG LONG DISTANCE INC. (the "Company").

                                    RECITALS

         A. The Company, as issuer, the Trustee, and NWE Capital (Cyprus) Limited, a Cypriot corporation ("NWE Cyprus"), PLD Asset Leasing Limited, a Cypriot corporation ("PLD Leasing"), PLD Capital Limited, a Cypriot corporation ("PLD Capital", together with PLD Leasing, the "Leasing Companies"), Wireless Technology Corporations Limited, a British Virgin Islands company ("WTC"), and Baltic Communications Limited, a Russian joint stock company of the closed type ("BCL"), as Senior Note Guarantors, have entered into an indenture dated as of May 31, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Note Indenture") pursuant to which the Company is issuing $123,000,000 in aggregate principal amount at maturity of its 14% Senior Discount Notes due 2004 (the "Senior Notes"); and

         B. The Company, as issuer, the Trustee, and NWE Cyprus, the Leasing Companies, WTC and BCL, as Convertible Note Guarantors, have entered into an indenture dated as of May 31, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Convertible Note Indenture") pursuant to which the Company is issuing $26,500,000 in aggregate principal amount of its 9% Convertible Subordinated Notes due 2006 (the "Convertible Notes"); and

         C. To secure its obligations under the Senior Note Indenture, the Senior Notes, the Convertible Note Indenture and the Convertible Notes, the Company has agreed, among other things, to execute and deliver the Pledge Agreement (as defined below) in order to implement and more fully secure the payment and performance by the Company of the Obligations (as defined in the Pledge Agreement); and

         D. The Company has selected and desires the Trustee to appoint the Collateral Agent, and the Collateral Agent desires to act, as the pledgee under the agreement attached hereto as Exhibit A (the "Pledge Agreement") and, subject to the agreement of the Collateral Agent at such time, such other agreements as may be entered into from time to time with respect to collateral located in the Russian Federation (collectively, the "Foreign Collateral Documents").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Senior Note Indenture.

         SECTION 2. APPOINTMENT OF COLLATERAL AGENT; SUCCESSOR COLLATERAL AGENT.

               (a) The Trustee hereby appoints the Collateral Agent, and the Collateral Agent accepts its appointment, in accordance with the terms of this Agency Agreement, to act as collateral agent for the Trustee (acting in its capacity as trustee under the Senior Note Indenture and the Convertible Note Indenture) in respect of the Foreign Collateral Documents. The Collateral Agent shall be permitted to exercise such rights, powers and discretions as are reasonably necessary or incidental to its obligations as Collateral Agent under this Agency Agreement and the Foreign Collateral Documents.

               (b) The Collateral Agent may resign at any time by giving written notice thereof to the Trustee and may be removed at any time with or without cause upon the Trustee giving 30 days prior written notice. Prior to the effectiveness of any such resignation or removal, the Trustee shall have the right to appoint a successor Collateral Agent which shall be a commercial bank organized or chartered under the laws of the Russian Federation having combined capital and surplus of at least $50,000,000. If no successor Collateral Agent shall have been so appointed by the Trustee, and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent shall, prior to the effectiveness of its resignation, on behalf of the Senior Note Trustee, the Holders of the Senior Notes, the Convertible Note Trustee and the Holders of the Convertible Notes, appoint a successor Collateral Agent, which shall be a commercial bank organized under the laws of the Russian Federation having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agency Agreement. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Agency Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agency Agreement and the other relevant documents (including, for the avoidance of doubt, the Pledge Agreement). Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be the Collateral Agent under this Agency Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

         SECTION 3. RESPONSIBILITIES OF COLLATERAL AGENT. The obligations of the Collateral Agent under this Agency Agreement shall be to:

                  (a) execute the Pledge Agreement as Russian collateral agent for the Trustee;

                  (b) inspect upon request of the Trustee extracts from the Register of Shareholders and the Pledge Book of BCL to ascertain to its satisfaction that the Pledge has been properly entered in the Register of Shareholders and the Pledge Book of BCL;

                  (c) receive and maintain in safe-keeping copies of extracts from the Register of Shareholders of BCL provided in accordance with the Pledge Agreement and provide the Trustee with copies of such extracts;

                  (d) upon the occurrence of an Event of Default, take such action as may be requested by the Trustee, provided such action does not contradict Applicable Legislation (as defined herein);

                  (e) remit any proceeds recovered from enforcement of the Foreign Collateral Documents;

                  (f) subject to the provision of Section 4(c) of this Agency Agreement, receive and maintain in safe-keeping any share certificates of BCL provided pursuant to the Pledge Agreement; and

                  (g) take such other actions as may be mutually agreed between the Trustee and the Collateral Agent.

         For the avoidance of doubt, the Collateral Agent shall be under no obligation to take any action under the Foreign Collateral Documents save and to the extent that it has received directions (together with any necessary information in connection therewith) from the Trustee.

         The Collateral Agent shall be entitled to rely upon the instructions of the Trustee and shall be entitled to assume that such instructions have been issued in compliance with the terms of the Senior Note Indenture, the Convertible Note Indenture and other agreements relating to the issue of the Senior Notes and the Convertible Notes.

         The Collateral Agent shall not be required to investigate and shall have no liability with respect to the form, validity or enforceability of any Foreign Collateral Documents unless it expressly undertakes such role in writing.

         SECTION 4. FEES.

         The Company shall pay the Collateral Agent the following fees:

                  (a) an agency fee in the amount of US$25,000 payable upon execution of this Agency Agreement;

                  (b) maintenance fees in the amount of US$30,000 payable quarterly in advance. The maintenance fee may be reviewed annually by the Collateral Agent in line with its then current fee schedule for the provision of services equivalent to those provided under this Agency Agreement.

                  (c) custody fees in respect of safe-keeping of paper form share certificates and related activities payable quarterly in advance, should the Collateral Agent be required to keep custody of share certificates provided pursuant to the Pledge Agreement. The custody fee shall be determined, and may be reviewed annually by the Collateral Agent in line with its then current fee schedule for depository and custody services;

                  (d) transactional fees in respect of payment of dividends or other distributions received on any Collateral; and

                  (e) such other fees as may be mutually agreed between the Collateral Agent and the Company with respect to actions relating to this Agency Agreement and the Foreign Collateral Documents.

         SECTION 5. INDEMNIFICATION; WAIVER OF DAMAGES.

                  (a) The Company shall be liable for and shall reimburse and indemnify the Collateral Agent and hold the Collateral Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively, "Losses") arising from or in connection with or related to this Agreement or being Collateral Agent hereunder (including but not limited to Losses incurred by the Collateral Agent in connection with its successful defense, in whole or in part, of any claim of negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require the Collateral Agent to be indemnified for Losses caused by its gross negligence or willful misconduct.

                  (b) The Collateral Agent shall be under no obligation to act in pursuance of the directions of the Trustee unless and until the Collateral Agent shall have received, in a form and substance satisfactory to it, security (including indemnities) from the Company or any other person or persons in respect of any Losses which may be incurred by the Collateral Agent in respect of such action. For the avoidance of doubt, the Collateral Agent shall have no obligation to act in accordance with the direction of any person save, subject to terms of this Agency Agreement, the Trustee. The Collateral Agent shall owe no duty of care to any person in respect of the taking or refraining from taking any action relating to the Foreign Collateral Documents, save to the extent as expressly undertaken in this Agency Agreement.

                  (c) THE TRUSTEE AND THE COMPANY AGREE THAT THE COLLATERAL AGENT SHALL HAVE NO LIABILITY TO THE TRUSTEE OR THE COMPANY (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE TRUSTEE OR THE COMPANY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGENCY AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE COLLATERAL AGENT THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE COLLATERAL AGENT CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                  (d) WITHOUT PREJUDICE TO ANY SECURITY ARRANGEMENTS CONTEMPLATED BY SECTION 5(b), THE COLLATERAL AGENT AND THE COMPANY AGREE THAT THE TRUSTEE SHALL HAVE NO LIABILITY TO THE COLLATERAL AGENT OR THE COMPANY (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE COLLATERAL AGENT OR THE COMPANY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGENCY AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE TRUSTEE THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE CONSTITUTING NEGLIGENCE OR WILLFUL MISCONDUCT. THE COLLATERAL AGENT AND THE COMPANY FURTHER AGREE THAT THE TRUSTEE SHALL HAVE NO LIABILITY HEREUNDER EXCEPT IN ITS CAPACITY AS TRUSTEE AND, FURTHER, THAT ANY LIABILITY SHALL BE LIMITED TO THE AMOUNTS RECOVERABLE FROM THE TRUST ESTATE.

         SECTION 6. ILLEGALITY.

         Nothing in this Agreement or in the Foreign Collateral Documents shall require or shall operate so as to require the Collateral Agent to take any action that may be inconsistent with, or in violation of, Applicable Legislation. For the purposes of this Agency Agreement, "Applicable Legislation" shall mean any and all legislation of the Russian Federation, including, for the avoidance of doubt, all laws, statutes, decrees, orders, instructions, regulations, letters, directions of agencies of state power and any other normative acts of the Russian Federation.

         SECTION 7. MISCELLANEOUS PROVISIONS.

                  (a) Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows, or by facsimile transmission:

               if to the Trustee,

               101 Barclay Street
               Floor 21 West
               New York, New York 10286

               Attention:  Corporate Trust Department
               Fax:        (212) 815-5915 or 5917


               if to the Collateral Agent,

               Leningradsky Prospect 80
               125178 Moscow, Russia

               Attention:  Alexander Chistiakov
               Fax:        (7502) 224-5037

               and, if to the Company:

               166 Pearl Street
               Toronto, Ontario
               Canada
               M5H 1L3

               Attention:  Secretary
               Fax:        (416) 597-1776

               (b) Severability. The provisions of this Agency Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agency Agreement in any jurisdiction.

               (c) Termination. Termination of this Agency Agreement shall be without prejudice to any liability with respect to fees or indemnities owed to any party after (and arising either before or after) the date of such termination.

               (d) Headings. The headings in this Agency Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  (e) Counterpart Originals. This Agency Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

                  (f) Amendments. This Agency Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by each of the parties hereto.

                  (g) Final Expression. This Agency Agreement is intended by the parties as a final expression of this Agency Agreement and is intended as a complete and exclusive statement of the terms and conditions hereof.

                  (h) Governing Law. THIS AGENCY AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE TRUSTEE AND THE COLLATERAL AGENT IN CONNECTION WITH THIS AGENCY AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

                  (i) Submission to Jurisdiction. Any suit, action or proceeding against the Trustee, the Company or the Collateral Agent or their respective Properties, assets or revenues with respect to this Agency Agreement (a "Related Proceeding") may be brought in any federal or state court located in the State of New York, County of New York. Each of the Company, the Trustee and the Collateral Agent hereby irrevocably consents to the jurisdiction of each such court for the purposes of any Related Proceeding, and irrevocably waives, to the fullest extent it may effectively and lawfully do so, any objection to the laying of venue of any Related Proceeding in any such court and the defense of an inconvenient forum to the maintenance of any Related Proceeding in any such court. Each of the Company, the Trustee and the Collateral Agent further submits to the jurisdiction of the courts of its own corporate domicile in any Related Proceeding.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agency Agreement to be duly executed and delivered as of the day and year first above written.

                                         THE BANK OF NEW YORK, as Trustees



                                         By:  /s/ STEVEN D. TORGESON
                                              -------------------------------
                                              Name:  Steven D. Torgeson
                                              Title: Assistant Treasurer



                                         AOZT INTERNATIONALE NEDERLANDEN BANK
                                         EURASIA, as Collateral Agent



                                         By:  /s/ ALEXANDER CHISTIAKOV
                                              -------------------------------
                                              Name:  Alexander Chistiakov
                                              Title: Risk Manager


                                         By:  /s/ DENNIS J. REYNARD     [SEAL]
                                              -------------------------------
                                              Name:  Dennis J. Reynard
                                              Title: Assistant General Manager



                                         PETERSBURG LONG DISTANCE INC.



                                         By:  /s/ SIMON EDWARDS
                                              -------------------------------
                                              Name:  Simon Edwards
                                              Title: CFO

                                                                       EXHIBIT A

                                PLEDGE AGREEMENT


               PLEDGE AGREEMENT, dated as of June 12, 1996, by and between PETERSBURG LONG DISTANCE INC., a corporation organized under the laws of the Province of Ontario, Canada (the "Pledgor"), and AOZT INTERNATIONALE NEDERLANDEN BANK EURASIA, in its capacity as Russian collateral agent for the trustee under the Senior Note Indenture (as hereinafter defined) and as Russian collateral agent for such trustee and the collateral agent acting under the Senior Note Security Agreement (as hereinafter defined), and as Russian collateral agent for the trustee under the Convertible Note Indenture (as hereinafter defined) (the "Pledgee").

                                    RECITALS

               A. The Pledgor is the owner of certain outstanding shares of capital stock issued by Baltic Communications Limited, a closed joint stock company organized under the laws of the Russian Federation ("BCL").

               B. The Pledgor, The Bank of New York, as trustee (in such capacity, the "Senior Note Trustee"), BCL, NWE Capital (Cyprus) Limited, a Cypriot corporation, PLD Asset Leasing Limited, a Cypriot corporation, PLD Capital Limited, a Cypriot corporation, and Wireless Technology Corporations Limited, a British Virgin Islands corporation, as guarantors (collectively, the "Guarantors"), have entered into an indenture dated as of May 31, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Senior Note Indenture") pursuant to which the Company is issuing U.S.$123,000,000 in aggregate principal amount at maturity of its 14% Senior Discount Notes due 2004 (the "Senior Notes").

               C. To secure its obligations under the Senior Note Indenture and the Senior Notes and the other Collateral Documents referred to in the Senior
Note Indenture (together with the Guarantors' obligations under the Senior Note Indenture and such other Collateral Documents, the "Senior Note Obligations"), the Pledgor entered into that certain Company Senior Note Security and Pledge Agreement dated as of May 31, 1996 (the "Senior Note Security Agreement") with the Senior Note Trustee, The Bank of New York as collateral agent (in such capacity, the "Collateral Agent") and the Convertible Note Trustee (as hereinafter defined), in which the Company has agreed (i) to grant to the Collateral Agent for the benefit of the Senior Note Trustee and the equal and ratable benefit of the holders of the Senior Notes liens and security interests in and to certain collateral specified therein, including but not limited to the Collateral (as defined herein) and (ii) to execute and deliver this Pledge Agreement in order to implement and more fully secure the payment and performance by the Company of the Senior Note Obligations.

                  D. The Pledgor, The Bank of New York, as trustee (in such capacity, the "Convertible Note Trustee") and the Guarantors, as guarantors, have entered into an indenture dated as of May 31, 1996 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Convertible
Note Indenture") pursuant to which the Company is issuing U.S.$26,500,000 in aggregate principal amount of its 9% Convertible Subordinated Notes due 2006 (the "Convertible Notes").

                  E. To secure its obligations under the Convertible Note Indenture and the Convertible Notes and the other Collateral Documents referred to in the Convertible Note Indenture (together with the Guarantors' obligations under the Convertible Note Indenture and such other Collateral Obligations, the "Convertible Note Obligations"), the Pledgor entered into the Senior Note Security Agreement in which the Pledgor has agreed to grant to the Collateral Agent for the benefit of the Convertible Note Trustee and the equal and ratable benefit of the holders of the Convertible Notes liens and security interests in and to certain collateral specified therein, including but not limited to the Collateral (as defined herein) (but subordinated to the liens and security interests of the Collateral Agent therein) and (ii) to execute and deliver this Pledge Agreement in order to implement and more fully secure the payment and performance by the Company of the Convertible Note Obligations.

                  F. The Senior Note Obligations and the Convertible Note Obligations are hereinafter referred to as the "Obligations", the Senior Notes and the Convertible Notes are hereinafter referred to as the "Notes", the Senior Note Trustee and the Convertible Note Trustee are hereinafter referred to as the "Trustees", the Senior Note Indenture and the Convertible Note Indenture are hereinafter referred to as the "Indentures" and the Senior Note Collateral Documents and the Convertible Note Collateral Documents are hereinafter referred to as the "Collateral Documents".

                  NOW THEREFORE, in consideration of the premises and in order to induce the holders of the notes to purchase the Notes, the Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee as follows:

1. DEFINITIONS. Unless otherwise defined herein, the following terms shall have the meanings listed below:

         "Applicable Legislation" shall mean applicable legislation of the Russian Federation (including, for the avoidance of doubt, all laws, statutes, decrees, orders, regulations, letters, directions of agencies of state power and any other normative acts of the Russian Federation).

         "Collateral" shall mean the Pledged Stock together with any certificates representing the Pledged Stock and, except as otherwise provided in Section 4 or elsewhere herein, all products and proceeds of any of the Pledged Stock, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock; and all additional shares of, and all securities convertible into, and warrants, options or other rights to purchase, stock of, or equity interest in, BCL from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Stock under and as defined in this Pledge Agreement), and, except as otherwise provided in Section 4 or elsewhere herein, all products and proceeds of any of such additional Pledged Stock, including, without limitation, all dividends, cash, options, warrants, rights, instruments, subscriptions, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional Pledged Stock including all proceeds received or receivable by the Pledgor from any recapitalization, reclassification, merger, dissolution, liquidation or other termination of the existence of BCL.

         "Pledged Stock" shall mean the shares of Stock listed in Annex A attached hereto and all other Stock, whether now owned or hereafter acquired, pledged or required to be pledged under this Agreement.

         "Stock" shall mean stock of, or other equity interest in, BCL of any class or classes, whether certificated or uncertificated.

2. SECURITY FOR OBLIGATIONS. This Agreement is for the benefit of the Pledgee in its capacity as collateral agent for the Trustees to secure the payment and performance by the Pledgor of the Obligations. As specified by Article 339(1) of the Civil Code of the Russian Federation, the parties hereto acknowledge and agree that the Obligations secured hereunder are (1) the repayment by the Pledgor to the Senior Note Trustee on or before May 31, 2004 of U.S.$123,000,000, together with interest thereon and the other amounts due in respect thereof as described in the Senior Note Indenture, and the repayment by the Pledgor to the Convertible Note Trustee on or before May 31, 2006 of U.S.$26,500,000, together with interest thereon and the other amounts due in respect thereof as described in the Convertible Note Indenture, and (2) the performance by the Pledgor and the Guarantors of various other obligations which relate to and serve to secure and assure the payment of the sums described above.

         The parties hereto hereby agree that, as of the date hereof, the value of the Collateral is U.S.$5,000,000 being the total consideration paid by the Pledgor for the acquisition of the Pledged Stock in March 1996. The foregoing statement is being made solely in order to comply with
         Article 339(1) of the Civil Code, and is not intended to, and shall not in any way limit the amount of the Obligations intended to be secured by, or which may be recovered in respect of any realization on the Collateral.

3.       PLEDGE OF STOCK

         3.01 Pledge. To secure the Obligations and for the purposes set forth in Section 2, the Pledgor hereby pledges to the Pledgee all of the Pledgor's right, title and interest in and to the Pledged Stock (and in and to any certificates or instruments evidencing the Pledged Stock), to be held by the Pledgee upon the terms and conditions set forth in this Agreement.

         3.02 Registration of Pledge. Contemporaneously with the execution and delivery of this Agreement, Pledgor shall direct BCL to (i) register the pledge of the Collateral pursuant to this Agreement on the BCL share register promptly after execution of this Agreement, and (ii) provide the Pledgee, within thirty (30) days of any written request therefor, with an extract from the share register of BCL, evidencing the Pledgor's continued ownership of the Pledged Stock and the registration of the pledge under this Agreement.

         3.03 Certificates. Currently, there are no certificates for the Pledged Stock. In the event that the Pledged Stock becomes certificated, the Pledgor will deliver all certificates representing the Pledged Stock to the Pledgee in pledge hereunder. The Pledgee will continue to hold such certificates unless and until requested by the Collateral Agent to deliver the same, subject always to the requirements of Applicable Legislation, to the Collection Agent or its designee to be also held pursuant to the Senior Note Security Agreement. If the Pledgor shall acquire (by stock dividend or otherwise) any additional Stock at any time or from time to time after the date hereof, the Pledgor shall forthwith pledge and deposit such Stock with the Pledgee as security and deliver to the Pledgee any certificates therefor (if such Stock has been certificated), and promptly thereafter deliver to the Pledgee a certificate of the Pledgor describing such Stock and certifying that the same has been duly pledged with the Pledgee hereunder. The Pledgee will also continue to hold any such Certificates unless and until directed otherwise by the Collateral Agent, subject always to the requirements of Applicable Legislation.

         3.04 No Liability. The pledge granted hereby is granted as security only and shall not subject the Pledgee, the Trustees, the Collateral Agent or the holders of the Notes to, or transfer or in any way affect or modify any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith.

         3.05 Standard of Care. Beyond the exercise of reasonable care in the custody of certificated shares in accordance with
                      Section 3.03, the Pledgee, the Trustees and the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of any of them or any income or any other rights pertaining thereto. The

                  Pledgee, the Trustees and the Collateral Agent shall each be deemed to have exercised reasonable care in the custody and preservation of the certificated shares in its possession if the certificated shares is accorded treatment substantially equal to that which it accords its own property. Notwithstanding the foregoing, nothing contained herein shall be construed to require insurance of the Collateral by the Pledgee, the Trustees or the Collateral Agent.

4. DIVIDENDS AND OTHER DISTRIBUTIONS. So long as no Event of Default (as defined in the Indenture) shall have occurred and be continuing, and subject to the other terms and conditions hereof, of the Senior Note Security Agreement and of the Indentures, the Company shall be entitled to receive, and to utilize free and clear of the pledge created by this Agreement, all dividends and distributions paid from time to time in respect of the Pledged Stock other than dividends and distributions in the form of additional shares of Stock to BCL. Upon the occurrence and during the continuance of an Event of Default (as defined in the Indentures), all dividends and distributions paid from time to time in respect of the Pledged Stock shall constitute Collateral and shall be paid to the Pledgee as collateral agent for the Senior Note Trustee, who shall thereupon pay the amount to the Collateral Agent (or as the Trustees shall otherwise jointly direct), and the Pledgor's right to receive such payments pursuant to the first sentence of this Section 4 shall immediately cease and all such payments shall be deposited in the Company Senior Note Escrow Account (as defined in the Senior Note Indenture) or in the Company Convertible Note Escrow Account (as defined in the Convertible Note Indenture).

5.       RIGHTS OF PLEDGEE IN RESPECT OF COLLATERAL.

         5.01 Exercise of Shareholder Rights to Pledge Stock. So long as no Event of Default shall have occurred and be continuing, the Company shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Stock or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Indentures or any other Collateral Documents (including the Senior Note Security Agreement); provided that the Company shall not exercise or shall refrain from exercising any such right if such action would be inconsistent with or violate any provisions of this Agreement, the Indenture or any other Collateral Documents (including the Senior Note Security Agreement).

         5.02 Levy of Execution Upon Collateral. Upon the occurrence of an Event of Default and a judgment by a court of competent jurisdiction (or other procedures stipulated by Applicable Legislation), the Pledgee shall be entitled to satisfy all or any portion of the Obligations by selling, assigning and delivering, or granting options to purchase, all or any part of the Collateral, or any interest therein, at any sale in accordance with the requirements of Applicable Legislation.

6. APPLICATION OF PROCEEDS. All moneys collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee in respect of the Collateral, shall be paid to the Collateral Agent (or as the Trustees shall otherwise jointly direct).

7. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral hereunder, the receipt of the Pledgee or any duly authorized third party making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such third party or be answerable in any way for the misapplication or non-application thereof.

8. FURTHER ASSURANCES. The Pledgor shall cooperate with the Pledgee, the Trustees and the Collateral Agent (and shall direct BCL so to cooperate) in any and all registrations of such pledge as the Pledgee, the Trustees or the Collateral Agent may deem necessary or desirable and which shall be possible under existing and future registration systems or procedures under Applicable Legislation to perfect and preserve the Pledgee's rights in the Collateral. Additionally, the Pledgor agrees to do such further acts and to execute and deliver to the Pledgee such additional powers of attorney, conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

9. CONCERNING THE PLEDGEE. The Pledgee shall hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement (and the agreement relating to its appointment as collateral agent for the Trustees). In particular, but without limiting the generality of the foregoing, the Pledgee shall not be charged with knowledge of the terms of the Indentures, the Notes, the Senior Note Security Agreement or any other Collateral Documents, nor shall the Pledgee have any responsibility for monitoring or ensuring the Pledgor's compliance with such terms, whether required or contemplated under this Agreement or otherwise.

10. TRANSFER BY THE PLEDGOR. Except as permitted by the Indentures, the Pledgor shall not (and shall not enter into any agreement to) sell, lease, exchange, assign or otherwise dispose of, grant any option with respect to, or create, incur, assume or suffer to exist any encumbrance (except the encumbrance created by this Agreement and the Senior Note Security Agreement and the other Collateral Documents) on any portion of the Collateral. Notwithstanding the foregoing, with the prior written consent of the Pledgee, the Pledgor may, or may enter into an agreement to, sell all or any portion of the Collateral in a transaction the proceeds of which will be promptly transferred to the Pledgee and applied in accordance with the provisions of Article 6 hereof.

11. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR. The Pledgor represents and warrants that:

                  (a) it is legal, registered and beneficial owner of, and has good and marketable title to the shares of Stock described in Annex A, subject to no encumbrances or restrictions on transfer (except such encumbrances and restrictions on transfer created by this Agreement, the Senior Note Security Agreement and the other Collateral Documents);

                  (b) the shares of Stock described in Annex A hereto constitute one hundred (100%) percent of the authorized, issued and outstanding shares of Stock of BCL;

                  (c) it has full power, authority and legal right to pledge of all such Stock pursuant to this Agreement;

                  (d) all the shares of such Stock have been duly and validly issued, and are fully paid and nonassessable;

                  (e) there are no restrictions on the pledge of the Pledged Stock under the terms of the foundation documents of BCL;

                  (f) this Agreement together with the Senior Note Security Agreement create, as security for the Obligations, a valid and enforceable first priority security interest in and lien on all of the Collateral, in favor of the Pledgee and for the benefit of the Pledgee, provided, that the Pledgee's security interest may be subordinated to the claims of higher priority non-secured creditors in certain circumstances under Applicable Legislation; and

                  (g)      there are no certificates representing the Pledged
                           Stock.

         The Pledgor covenants and agrees that:


                  (a) it shall defend the Pledgee's right, title and security interest in and to the Collateral against the claim and demands of all persons; and

                  (b) it shall have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder.

12. PLEDGOR'S OBLIGATIONS ABSOLUTE. The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

                  (a) any waiver, consent, extension, indulgence or other action or inaction under or in respect of this Agreement or any exercise or non-exercise of any right, power or privilege under or in respect of this Agreement;

                  (b) any furnishing of any additional security to the Pledgee or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security to the Pledgee or any acceptance thereof or upon any security by the Pledgee;

                  (c) any invalidity, irregularity or unenforceability of all or part of the Obligations or of any security therefor;

                  (d) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indentures or any other Collateral Documents;

                  (e) any exchange, surrender, release or non-perfection of any liens on any other collateral, or any release or amendment or waiver of or consent to departure from any guarantee for all or any of the Obligations; or

                  (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Agreement.

         13. ILLEGALITY. Nothing in this Agreement shall require or shall operate so as to require the Pledgee to take any action that may be inconsistent with, or in violation of, Applicable Legislation.

         14.      TERMINATION; RELEASE; REINSTATEMENT.

                  14.01 Subject to the provisions of Section 14.03 hereof, this Agreement shall terminate upon payment in full of (A) the Notes under the terms of the Indentures and (B) all Obligations then due and owing under the Indentures, the Notes and the other Collateral Documents.

                  14.02 Upon any termination of this Agreement or release of any Collateral as permitted by the Indenture, the Pledgee, the Trustees and the Collateral Agent will, at the expense of the Pledgor, execute and deliver to the Pledgor such documents and take such other actions as the Pledgor shall reasonably request to evidence the termination of this Agreement or the release of such Collateral, as the case may be. Any such action taken by the Pledgee, the Trustees and the Collateral Agents shall be without warranty by or recourse to the Pledgee, except as to the absence of any prior unauthorized assignments by the Pledgee of its interests in the Collateral, and shall be at the expense of the Pledgor. The Pledgee may conclusively rely on any certificate delivered to it by the Pledgor stating that the execution of such documents and release of the Collateral is in accordance with and permitted by the terms of this Agreement, the Senior Note Security Agreement and the Indentures.

                  14.03 This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by any of the Trustees, the Collateral Agents or the holders of the Notes in respect of the Obligations is rescinded or must otherwise be restored or returned by such party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

         15. NOTICES. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows, or by facsimile transmission:

               if to the Pledgor,

               Petersburg Long Distance Inc.
               166 Pearl Street
               Toronto, Ontario
               Canada M5H 1L3

               Attention:  Chairman
               Fax:        (416) 979-9754


               and if to the Pledgee,

               AZOT Internationale Nederlanden Bank Eurasia
               Leningradsky Prospect 80
               125178 Moscow, Russia

               Attention:  Alexander Chistiakov
               Fax:        (7502) 224-5037

         16. EXPENSES

                  16.01 Expenses. The Pledgor agrees that it will promptly upon demand pay to the Pledgee:

                      (a) the amount of any taxes which the Pledgee, or any of the Trustees or the Collateral Agent may have been required to pay by reason of the pledge created hereby, other than taxes based upon the overall net income of the Pledgee, or such Trustee or Collateral Agent or to free any of the Collateral from any encumbrance thereon; and

                      (b) the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of legal counsel and of any agents or other experts, which the Pledgee, the Trustees or the Collateral Agent may incur in connection with
                             (i) the administration (out of the ordinary course) of this Agreement, (ii) the collection, sale or other disposition of any of the Collateral, or
                             (iii) the exercise by the Pledgee, the Trustees or the Collateral Agent of any of the rights conferred upon it hereunder.


         16.02 Payment of Expenses. All sums so paid or incurred by the Pledgee, the Trustees or the Collateral Agent for any of the foregoing and any and all other sums for which the Pledgee may become liable hereunder and all costs and expenses (including reasonable attorney's fees, legal expenses and court costs) reasonably incurred by the Pledgee, the Trustees or the Collateral Agent in enforcing or protecting the pledge created hereby or any of the rights or remedies under this Agreement, together with interest thereon until paid at such rate per annum, shall be additional Obligations.

17.      MISCELLANEOUS

         17.01        Complete Agreement. Subject to the final sentence of
                      Section 9 hereof, this Agreement, the Senior Note Security Agreement, the Indentures, the Notes, the agreement relating to the appointment of the Pledgee as collateral agent for the Trustees and the other Collateral Documents contain the complete agreement of the parties with respect to the matters covered hereby and supersede any previous written or oral agreements between the parties.

         17.02 Successors. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective legal successors and assigns of the parties hereto.

         17.03 Modification. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         17.04 Severability. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability and shall not invalidate the remaining provisions thereof.

         17.05 Governing Law. This Agreement shall be governed by the law of the Russian Federation, without regard to the choice of law or conflict of laws principles thereof.

         17.06 Arbitration. Any dispute, controversy or claim arising out of or relating to this contract, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. The place of arbitration shall be London, England. The number of arbitrators shall be one and such arbitrator shall be appointed by the President for the time being of the Law Society of England and Wales. The language of arbitration shall be English.

         17.07 Headings. The headings of the several sections and subsections in this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         17.08 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute one and the same instrument.

         17.9 Languages. This Agreement may be executed in both the English and Russian languages and, in the event of any conflict between the English and Russian language versions, the English version shall prevail.

                                    * * * * *

               IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.


                                PETERSBURG LONG DISTANCE INC.
                                as Pledgor:


                                By /s/ JAMES HATT
                                   ---------------------------------
                                   Name: James Hatt
                                   Title: Chairman


                                AOZT INTERNATIONALE NEDERLANDEN BANK EURASIA as Pledgee:


                                By /s/ ALEXANDER CHISTAKOV
                                   ---------------------------------
                                   Name: Alexander Chistiakov         [SEAL]
                                   Title:Risk Manager


                                By:/s/ DENNIS J. REYNARD
                                   ---------------------------------
                                     Name:  Dennis J. Reynard
                                     Title: Assistant General Manager

                                                                         ANNEX A


                                  PLEDGED STOCK


                              72,540 Shares with a
                           Nominal Value of 100 rubles

                             Disclosure Schedules to

                                    Indenture

                       14% Senior Discount Notes Due 2004

                            Dated as of May 31, 1996



         Any item disclosed on one Schedule included herein shall also be deemed to be disclosed on all other relevant Schedules on which such item should be disclosed and qualifies all relevant representations set forth in the Indenture.

                                 SCHEDULE 1.1(a)

                              EXISTING INDEBTEDNESS



1. All intercompany indebtedness existing on the Issue Date, including intercompany indebtedness in existence as of March 31, 1996, as shown on the consolidation working schedules used in production of the consolidated accounts of the Company for the three months ended March 31, 1996. There has been no material increase in this amount since March 31, 1996, except as described in this Schedule 1.1(a).

2. The Company has advanced to Technocom approximately $1,100,000 since March 31, 1996.

3. Under the Technocom subscription agreement, the Company has an obligation to purchase Technocom Preferred Stock in an amount of $20,000,000, which amount will be paid in full with the net proceeds of the Convertible Notes.

4. As of March 31, 1996, Technocom owed approximately $8,100,000 to certain banks. There has been no material increase in this amount since March 31, 1996.

5. In connection with the Company's acquisition of BCL, the Company has agreed to an additional capital commitment to BCL of up to $1,500,000, to the extent such obligation constitutes Indebtedness.

6. In connection with the Company's acquisition of BCL, the Company has an obligation to pay approximately $2,000,000 representing deferred consideration to the former shareholders of BCL.

7. Intercompany indebtedness of approximately $5,500,000 from BCL to NWE Cyprus, acquired in connection with the Company's acquisition of BCL.

8. The Company owes an aggregate amount to Cable & Wireless, as of December 31, 1995, of approximately $1.8 million under arrangements whereby Cable & Wireless has provided services to, and met certain liabilities of, the Company.

                                 SCHEDULE 1.1(b)

                SPECIAL PURPOSES PROVISIONS FOR LEASING COMPANIES



         "1. Notwithstanding any other provision of this Memorandum of Association, the Articles of Association or any provision of law that otherwise so empowers the company, the company shall not, (i) without the prior written consent of the trustee from time to time ("the Trustee") under any indenture or similar agreement among Petersburg Long Distance Inc., an Ontario corporation (together with its successors and assigns, "PLD"), the company, certain other guarantors and a financial institution acting as a trustee (the "Indenture") or any related guarantee, collateral documents or similar agreements, if any, pursuant to which PLD shall issue notes, debentures or bonds and (ii) without each rating agency then rating the notes, debentures or bonds affirming in writing that the rating of such notes, debentures or bonds will not be adversely effective by such action, do any of the following:

                  (a) engage in any business or activity other than in connection with or relating to facilitating the issuance of such notes, debentures or bonds of PLD and other than acquiring Telecommunications Assets and leasing such Telecommunications Assets to Restricted Subsidiaries or Qualified Joint Ventures in Russia or Kazakstan pursuant to Telecommunications Asset Leases and making Qualified Investments in entities primarily engaged in, or proposing to engage in, the Telecommunications Business in Russia and Kazakstan;

                  (b) incur any Indebtedness, or assume or guaranty any Indebtedness or any other entity, other than in connection with a guarantee (the "Guarantee") of the notes issued by PLD pursuant to the Indenture and other than indebtedness evidenced by Intercompany Notes owing to PLD or a special-purpose corporation constituting a Restricted Subsidiary and a "Leasing Company" (as such may be defined in the Indenture) which is also a guarantor of the notes under such Indenture;

                  (c) commingle its assets with those of any other Person;

                  (d) dissolve or liquidate, in whole or in part;

                  (e) consolidate or merge with or into any other entity or convey or transfer its properties and assets substantially as an entirety to any other entity, unless:

                           (i) the entity (if other than the company) formed or
                  surviving the consolidation or merger or which acquires the properties and assets of the company is organized and existing under the laws of Cyprus, Canada or any province or any subdivision thereof, the United States, any political subdivision thereof, any state thereof or the District of Columbia, United Kingdom or Bermuda, expressly assumes the due and punctual payment of, and all obligations of the company in connection with indebtedness of the company, and has Articles of incorporation, corporate charter or other organizational documents containing provisions identical to the provisions of this Paragraph 2 and Paragraph 3; and

                           (ii) immediately after giving effect to the
                  transaction, no default or event of default has occurred and is continuing under any indebtedness of the company or any agreements relating to such indebtedness; or

                  (f) without the affirmative vote of 100% of the members of the Board of Directors of the company, institute proceedings to wind up, liquidate or be adjudicated a bankrupt or insolvent, or Consent to the institution of winding up, liquidation, bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the company or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action.

         2. Notwithstanding any other provision of this Memorandum of Association, the Articles of Association or any provision of law that otherwise so empowers the company, the company shall, unless first (i) having received the prior written consent of each Trustee under any Indenture or any related guarantee, collateral documents or similar agreements, if any, pursuant to which PLD shall issue notes, debentures or bonds and (ii) obtaining from each rating agency then rating the notes, debentures or bonds affirmation in writing that the rating of such notes, debentures or bonds will not be adversely effective by such action, do each of the following:

                  (a) maintain its own bank accounts, payroll and separate books of account; and

                  (b) identify itself in all dealings with the public under its own name and as a separate and distinct entity and not identify itself as being a division or part of any other Person.


         3. At least one director of the company (an "Independent Director") shall be none of (i) a Director, officer, employee or 10% beneficial owner of the outstanding common stock, of any Affiliate or other person or entity owning beneficially more than 10% of the outstanding shares of capital stock of the company (an "Affiliated Entity") or (ii) a director, officer, employee or 5% beneficial owner of the outstanding common stock, of any such Affiliated Entity's subsidiaries or affiliates (other than the company).

         4. The company shall not, without the prior written consent of each Trustee under any Indenture and of each nationally recognized rating agency which has rated the Certificates issued pursuant to an Agreement, amend, alter, change or repeal Paragraphs 1, 2, 4 or this Paragraph 3 of this [Memorandum of Association].

         4. For the purposes of this [Memorandum of Association], the following terms are defined as follows:

                  "Affiliate means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling" "under common control with", and "controlled by"), and as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise, provided, further, that beneficial ownership of 10% or more of the Voting Stock of a Person (on a fully diluted basis) shall be deemed to be control.

                  "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

                  "Capital Stock" in any Person means any and all shares, interests, participation or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

                  "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof or is exchangeable for Indebtedness at any time, in whole or in part, on or prior to the date on which the notes issued pursuant to the Indenture mature.

                  "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with acquisition of Property, assets or businesses, excluding trade accounts payable made in the, ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property of services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and (vii) any obligation of the type referred to in clauses (i) through (vi) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise.

                  "Intercompany Notes" means a promissory note representing Indebtedness of the company owing to PLD or a Restricted Subsidiary, which, if representing a loan of net proceeds of the notes issued by PLD pursuant to the Indenture to the company, shall have substantially the same Maturity as the Notes and substantially same interest payments dates, the same interest rate and substantially the same covenants as are contained in the Indenture and the related collateral documents and shall be secured by the applicable Telecommunications Asset Leases and by the applicable Qualified Investments.

                  "Investment" in any Person means any direct, indirect or continent (i) advance or loan to, guarantee of any Indebtedness of, extension of credit or capital contribution to such Person, (ii) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person, or (iii) the acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that Investments shall exclude accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

                  "Joint Venture" means a Telecommunications Company of which less than 50% of the Voting Stock is held by PLD; provided that the Telecommunications Business of such Person is principally conducted in Russia and Kazakstan.

                  "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Qualified Investment" means an Investment in a Telecommunications Company primarily engaged or proposing to engage in the Telecommunications Business in Russia or Kazakstan.

                  "Qualified Joint Venture" means a Joint Venture in which PLD owns directly or indirectly Voting Stock thereof an the Issue Date, which Joint Ventures are disclosed in a schedule to the indenture, and any further joint Venture in which PLD owns 20% or more of the Voting Stock thereof.

                  "Restricted Subsidiary" means any Subsidiary of PLD that has not been classified as an "Unrestricted Subsidiary".

                  "Subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, (ii) any general partnership, joint venture or similar entity, more than 50% of the outstanding partnership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner and (iv) BECET International, provided that PLD owns directly or indirectly 50% of the then outstanding shares of Voting Stock of BECET International.

                  "Telecommunications Asset Lease" means a lease by the company y of Telecommunications Assets to Restricted Subsidiaries and Qualified Joint Venture in Russian and Kazakstan.

                  "Telecommunications Assets" means, with respect to any Person, assets (including, without limitation, rights of way, trademarks and licenses to use copyrighted material), that are utilized by such Person, directly or indirectly, in a Telecommunications Business. For purposes of determining a Telecommunications Company but not for purposes of determining whether property or assets may be subject to a Telecommunications Asset Lease, Telecommunications Assets shall also include stock, joint venture or partnership interests in another Person, provided that substantially all of the assets of such other Person consist of Telecommunications Assets, and provided, further, that if such stock, joint venture or partnership interests are held by PLD or a restricted Subsidiary, such other Person either is, or immediately following the relevant transaction shall become, a Restricted Subsidiary of PLD pursuant to the Indenture.

                  "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in (i) above or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those specified in
(i) or (ii) above and includes, without limitation, any business which PLD and its Restricted Subsidiaries are currently engaged on the Issue Date.

                  "Telecommunications Company" means any Person substantially all of the assets of which consist of Telecommunications Assets.
                  "Unrestricted Subsidiary" means any Subsidiary of PLD that PLD has classified as an "Unrestricted Subsidiary," and that has not been reclassified as a Restricted Subsidiary, pursuant to the terms of the Indenture.

                  "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or it the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person."

                                 SCHEDULE 1.1(c)

                     EXISTING AGREEMENTS TO MAKE INVESTMENTS



1. Under the Technocom subscription agreement, the Company has an obligation to purchase Technocom Preferred Stock in an amount of $20,000,000, which amount will be paid in full with the net proceeds of the Convertible Notes.

2. In connection with the Company's acquisition of BCL, the Company has agreed to an additional capital commitment to BCL of up to $1,500,000.

3. Technocom has expended approximately $2,400,000 in acquiring telephone lines in Moscow which it will contribute to MTR-Sviaz.

                                 SCHEDULE 1.1(d)

                                 EXISTING LIENS



                                      None.

                                 SCHEDULE 1.1(e)

                        EXISTING QUALIFIED JOINT VENTURES



1. The Company owns a 10.4% equity interest (effectively a 13.8% voting interest) in St. Petersburg Intercity & International Telephone ("SPMMTS").

2. Technocom holds a 41.83% interest in Teleport-TP, 38.5% directly and 3.33% indirectly through its 66.67% beneficial interest in Roscomm Limited, a Guernsey company.

3. Technocom holds a 49% beneficial interest in MTR-Sviaz, a joint venture between Technocom and AO Mosenergo, the Moscow city power utility. Technocom holds 40% of this interest through its wholly-owned subsidiary, Rosh Communications.

                                  SCHEDULE 4.14

                EXISTING DIVIDEND AND OTHER PAYMENT RESTRICTIONS
                       AFFECTING RESTRICTED SUBSIDIARIES



(a) Unanimous shareholder approval of Technocom is required to effect major dispositions of assets of Technocom. Ordinary share transfers are subject to approval of 75% of the shareholders and a right of first refusal of the non-transferring shareholders, except for transfers to a "holding company" (as defined therein), a subsidiary of a shareholder or any subsidiary of such holding company.

(b) Pursuant to the Subscription and Shareholder Agreement Relating to Technocom Limited, the approval of Elite International Limited and Plicom Limited is required before Technocom may make any distribution or pay any dividend other than dividends payable to holders of Technocom Preferred Stock.

(c) The BECET joint venture agreement provides that a joint venture partner may not sell, assign, pledge or otherwise transfer its shares without the written consent of the other partner prior to February 4, 1999. After February 4, 1999, such interest may be transferred provided that the transferee agrees to be bound by the terms of the joint venture agreement creating BECET. The BECET charter provides for similar restrictions, but requires the approval of 75% of the holders of shares in the joint venture.

(d) The BECET charter provides that dividends may be established at a meeting of the General Assembly (as defined therein). To the extent that WTC owns a 50 percent equity interest in BECET, its ability to cause BECET to declare dividends may be restricted.

(e) The BECET charter provides a right of first refusal for newly issued shares.

(f) The PeterStar charter and foundation agreement provide a right of first refusal on newly issued shares and a right of first refusal in the event of a transfer of shares.

                                  SCHEDULE 4.16

                       EXISTING CONTRACTS WITH AFFILIATES



1. Cable & Wireless has provided services to, and met certain liabilities of, the Company. The aggregate amount owing to Cable & Wireless under these arrangements, as of December 31, 1995, was approximately $1.8 million, which will be repaid under an agreed repayment schedule.

2. Cable & Wireless has guaranteed a revolving credit facility of the Company with CIBC, a Canadian chartered bank. The facility totals $22.5 million and is being returned on the Issue Date. This guarantee expires July 31, 1996.

3. Cable & Wireless provides a variety of insurance coverage for the Company, its Subsidiaries and certain Affiliates of the Company and its Subsidiaries.

4. The Company has granted certain demand and piggy-back registration rights for the registration of the Company's Common Shares to Cable & Wireless and Dominion Capital Inc.

5. Teleport-TP leases the AT&T Intelsat earth stations and 5ESS switching equipment and certain ancillary equipment from Technocom pursuant to ten-year leases.

6. Teleport-TP leases equipment related to the Eutelsat ground station, purchased by Technocom from Hughes Network Systems, Inc., from Technocom pursuant to an eight year lease.

7. Teleport-TP has agreed to lease certain equipment, to be purchased by Technocom from Scientific-Atlanta, from Technocom.

8. MTR-Sviaz has entered into lease agreements with Technocom to lease switching equipment installed by MTR-Sviaz.

9. By agreement with SPMMTS, PeterStar acts as a transmission mechanism for incoming and outgoing traffic between the SPMMTS long distance and international gateway and the local public network of Petersburg Telephone System ("PTS").

10. PeterStar has an agreement with SPMMTS under which PeterStar provides operator assistance services and SPMMTS provides PeterStar with access to SPMMTS "07" (long distance) operators.

11. PeterStar has several interconnect agreements with PTS governing the interconnection between the PeterStar network and the PTS public network.

12. BECET has several interconnect agreements with Kazaktelekom governing the interconnection between the BECET network and the Kazaktelekom public network.

                     SCHEDULE A TO THE SENIOR NOTE INDENTURE


                  "Special Interest" shall include the amount of interest payable pursuant to this paragraph in the event of the failure of the Company to procure, on or before July 12, 1996, a recognized financial institution with capital of not less than $10,000,000 organized under the laws of the Republic of Ireland which the Convertible Note Trustee may lawfully appoint as a Qualified Foreign Collateral Agent (as defined in Section 7.3 of this Indenture) (the "Procurement") with respect to Technocom Preferred Stock, any payments thereon and any property substituted therefor (the "Subject Collateral") pursuant to an agreement under which such Qualified Foreign Collateral Agent will agree not to resign without the contemporaneous appointment of a successor Qualified Foreign Collateral Agent (the "Prescribed Agreement"). Commencing on July 12, 1996, if the Company has failed to make the Procurement, the Company agrees to pay to each Holder of the Notes additional interest in an amount equal to 1% per annum on the principal amount at Stated Maturity of such Holder's Notes, accruing for each day until the Procurement is made or Technocom or a successor is reorganized under the laws of Cyprus and a successor Qualified Foreign Collateral Agent has been appointed in respect of the Subject Collateral (the "Reorganization") under a Prescribed Agreement. Such Special Interest on the Notes shall be payable in cash semi-annually in arrears at the times and in the manner provided for in the Indenture, provided that for this purpose, Section
2.11 of the Indenture shall be read to include as Interest Payment Dates, as applicable, June 1 and December 1 of each year, commencing December 1, 1996. Such Special Interest shall cease to accrue upon the Procurement or the Reorganization taking place and all accrued and unpaid Special Interest shall be paid to each Holder of the Notes on the next Interest Payment Date with respect thereto. Any Special Interest payable pursuant to this Schedule shall be in addition to any Special Interest that may be payable pursuant to paragraph (a) of the definition of Special Interest contained in Section 1.1 of this Indenture.


                                 Schedule A - 1